UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                                         Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-2

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Common stock, par value $0.001 per share, of Pacific Biosciences of California, Inc. (the “common stock”)
(2)

Aggregate number of securities to which transaction applies:

As of November 26, 2018, there were outstanding: (1) 149,342,128 shares of common stock; (2) 20,402,654 shares of common stock issuable upon the exercise of stock options with an exercise price below $8.00; (3) 323,750 shares of common stock underlying restricted stock units; and (4) 586,096 shares of common stock underlying performance-based restricted stock units.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based upon the sum of: (1) 149,342,128 shares of common stock multiplied by $8.00 per share; (2) stock options to purchase 20,402,654 shares of common stock with an exercise price per share below $8.00 multiplied by $3.59 per share (the difference between $8.00 and the weighted average exercise price of $4.41 per share); (3) 323,750 shares of common stock underlying restricted stock units multiplied by $8.00 per share; and (4) 586,096 shares of common stock underlying performance-based restricted stock units multiplied by $8.00 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by $0.0001212.

	(4)	Proposed maximum aggregate value of transaction: $1,275,306,363.64
	(5)	Total fee paid: $154,567.13

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

Pacific Biosciences of California, Inc.

1305 O’Brien Drive

Menlo Park, California 94025

[●], 2018

Dear Pacific Biosciences Stockholder:

You are cordially invited to attend a special meeting of stockholders, which we refer to as the “special meeting,” of Pacific Biosciences of California, Inc., which we refer to as “Pacific Biosciences,” to be held on [●], 2019, at [●], Pacific time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, California 94304.

At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 1, 2018, as it may be amended from time to time, which we refer to as the “merger agreement,” by and among Pacific Biosciences, Illumina, Inc., which we refer to as “Illumina,” and FC Ops Corp. We refer to the acquisition of Pacific Biosciences by Illumina as the “merger.” At the special meeting, you will also be asked to consider and vote on (1) a proposal for the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (2) a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Pacific Biosciences to its named executive officers in connection with the merger.

If the merger is completed, you will be entitled to receive $8.00 in cash, without interest and subject to any applicable withholding taxes, for each share of common stock that you own (unless you have properly exercised your appraisal rights), which represents a premium of approximately (1) 77 percent to the closing price of the common stock on November 1, 2018 (the last trading day before the announcement of the merger); (2) 75 percent to the volume-weighted average price per share of the common stock for the 30 trading day period up to and including November 1, 2018; and (3) 79 percent to the volume-weighted average price per share of the common stock for the 90 trading day period up to and including November 1, 2018.

Pacific Biosciences’ Board of Directors, after considering the factors more fully described in the enclosed proxy statement, has unanimously: (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Pacific Biosciences and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Pacific Biosciences’ Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger.

The enclosed proxy statement provides detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to this proxy statement.

This proxy statement also describes the actions and determinations of Pacific Biosciences’ Board of Directors in connection with its evaluation of the merger agreement and the merger. We encourage you to read this proxy statement and its annexes, including the merger agreement, carefully and in their entirety, as they contain important information.

Whether or not you plan to attend the special meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the merger agreement.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or voted at the meeting, and that will have the same effect as voting against the adoption of the merger agreement.

Your vote is very important, regardless of the number of shares that you own.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll-free: (888) 750-5834

Banks and brokers may call collect: (212) 750-5833

On behalf of Pacific Biosciences’ Board of Directors, thank you for your support.

Very truly yours,

Michael Hunkapiller, Ph.D. Chairman of the Board of Directors, President and Chief Executive Officer

The accompanying proxy statement is dated [●], 2018, and, together with the enclosed form of proxy card, is first being mailed on or about [●], 2018.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

Pacific Biosciences of California, Inc.

1305 O’Brien Drive

Menlo Park, California 94025

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2019

Notice is hereby given that a special meeting of stockholders of Pacific Biosciences of California, a Delaware corporation (which is referred to as “Pacific Biosciences”), will be held on [●], 2019, at [●], Pacific time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, California 94304, for the following purposes:

1. To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of November 1, 2018, as it may be amended from time to time, by and among Pacific Biosciences, Illumina, Inc. and FC Ops Corp. (this agreement is referred to as the “merger agreement”);

2. To consider and vote on any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting;

3. To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Pacific Biosciences to its named executive officers in connection with the merger; and

4. To transact any other business that may properly come before the special meeting.

Only stockholders as of the close of business on [●], are entitled to notice of the special meeting and to vote at the special meeting.

Pacific Biosciences’ Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the compensation that will or may become payable by Pacific Biosciences to its named executive officers in connection with the merger.

Pacific Biosciences stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the “fair value” of their shares of common stock (exclusive of any elements of value arising from the accomplishment or expectation of the merger and together with interest (as described in the accompanying proxy statement) to be paid on the amount determined to be “fair value”) in lieu of receiving the per share merger consideration if the merger is completed, as determined in accordance with Section 262 of the Delaware General Corporation Law (which we refer to as the “DGCL”). To do so, a Pacific Biosciences stockholder must properly demand appraisal before the vote is taken on the merger agreement and comply with all other requirements of Delaware law, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement, and must meet certain conditions. Section 262 of the DGCL is reproduced in its entirety in Annex C to the accompanying proxy statement and is incorporated in this notice by reference.

Whether or not you plan to attend the special meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the merger agreement.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or voted at the meeting, and that will have the same effect as voting against the adoption of the merger agreement.

By Order of the Board of Directors,

Stephen M. Moore Vice President, General Counsel and Corporate Secretary

Dated: [●], 2018 Menlo Park, CA

IMPORTANT INFORMATION

Whether or not you plan to attend the special meeting in person, we encourage you to submit your proxy as promptly as possible: (1) over the internet; (2) by telephone; or (3) by signing and dating the enclosed proxy card (a prepaid reply envelope is provided for your convenience). You may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or voted at the meeting, and that will have the same effect as voting against the adoption of the merger agreement.

If you are a stockholder of record, voting in person by ballot at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” from the bank, broker or other nominee that holds your shares in order to vote in person by ballot at the special meeting.

We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll-free: (888) 750-5834

Banks and brokers may call collect: (212) 750-5833

i

ii

SUMMARY

Except as otherwise specifically noted in this proxy statement, “Pacific Biosciences,” “we,” “our,” “us” and similar words refer to Pacific Biosciences of California, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Pacific Biosciences’ Board of Directors as the “Pacific Biosciences Board.” Throughout this proxy statement, we refer to Illumina, Inc. as “Illumina” and FC Ops Corp. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of November 1, 2018, as it may be amended from time to time, by and among Pacific Biosciences, Illumina and Merger Sub, as the “merger agreement.”

This summary highlights selected information from this proxy statement related to the proposed merger of Merger Sub (a wholly owned subsidiary of Illumina) with and into Pacific Biosciences. We refer to the transaction as the “merger.”

This proxy statement may not contain all of the information that is important to you. To understand the merger more fully and for a complete description of its legal terms, you should carefully read this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.” A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger, carefully and in its entirety.

Parties Involved in the Merger

Pacific Biosciences of California, Inc.

Pacific Biosciences offers sequencing systems to help scientists resolve genetically complex problems. Based on its novel Single Molecule, Real-Time (SMRT®) Technology, Pacific Biosciences’ products enable: de novo genome assembly to finish genomes in order to more fully identify, annotate and decipher genomic structures; full-length transcript analysis to improve annotations in reference genomes, characterize alternatively spliced isoforms in important gene families, and find novel genes; targeted sequencing to more comprehensively characterize genetic variations; and real-time kinetic information for epigenome characterization. Pacific Biosciences’ technology provides high accuracy, ultra-long reads, uniform coverage, and the ability to simultaneously detect epigenetic changes.

Pacific Biosciences’ common stock is listed on the Nasdaq Stock Market (which we refer to as “Nasdaq”) under the symbol “PACB.” Pacific Biosciences’ corporate offices are located at 1305 O’Brien Drive, Menlo Park, California 94025, and its telephone number is (650) 521-8000.

Illumina, Inc.

Illumina is the global leader in sequencing- and array-based solutions for genetic analysis. Illumina’s products and services serve customers in a wide range of markets, enabling the adoption of genomic solutions in research and clinical settings. Illumina’s customers include leading genomic research centers, academic institutions, government laboratories, and hospitals, as well as pharmaceutical, biotechnology, commercial molecular diagnostic laboratories, and consumer genomics companies. Illumina’s portfolio of integrated sequencing and microarray systems, consumables, and analysis tools is designed to accelerate and simplify genetic analysis. This portfolio addresses the range of genomic complexity, price points, and throughput, enabling customers to select the best solution for their research or clinical challenge.

Illumina’s common stock is listed on Nasdaq under the symbol “ILMN.” Illumina’s principal executive offices are located at 5200 Illumina Way, San Diego, California 92122, and its telephone number is (858) 202-4500.

FC Ops Corp.

Merger Sub is a wholly owned subsidiary of Illumina and was formed on October 29, 2018, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than incidental to its formation and in connection with the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist and Pacific Biosciences will continue as the surviving corporation.

Merger Sub’s principal executive offices are located at c/o Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, and its telephone number is (858) 202-4500.

Effect of the Merger

Upon the terms and subject to the conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger: (1) Merger Sub will merge with and into Pacific Biosciences; (2) the separate existence of Merger Sub will cease; and (3) Pacific Biosciences will continue as the surviving corporation in the merger and as a wholly owned subsidiary of Illumina. Throughout this proxy statement, we use the term “surviving corporation” to refer to Pacific Biosciences as the surviving corporation following the merger.

As a result of the merger, Pacific Biosciences will cease to be a publicly traded company. If the merger is completed, you will not own any shares of capital stock of the surviving corporation as a result of the merger.

The time at which the merger becomes effective (which we refer to as the “effective time of the merger”) will occur upon the filing of a certificate of merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later time as Pacific Biosciences, Illumina and Merger Sub may agree and specify in such certificate of merger).

Effect on Pacific Biosciences if the Merger is Not Completed

If the merger agreement is not adopted by Pacific Biosciences stockholders, or if the merger is not completed for any other reason, Pacific Biosciences stockholders will not receive any payment for their shares of common stock in connection with the merger. Instead: (1) Pacific Biosciences will remain an independent public company; (2) our common stock will continue to be listed and traded on Nasdaq and registered under the Securities Exchange Act of 1934 (which we refer to as the “Exchange Act”); and (3) we will continue to file periodic reports with the Securities and Exchange Commission (which we refer to as the “SEC”).

Per Share Merger Consideration

Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, each outstanding share of Pacific Biosciences’ common stock (which we refer to as “common stock”) (other than shares: (1) held by Pacific Biosciences as treasury stock; (2) owned by Illumina or Merger Sub; (3) owned by any direct or indirect wholly owned subsidiaries of Pacific Biosciences or Illumina (other than Merger Sub); or (4) stockholders who have properly and validly exercised, and not withdrawn or otherwise lost, their appraisal rights under Delaware law) will be canceled and automatically converted into the right to receive $8.00 in cash, without interest and less any applicable withholding taxes. We refer to this amount as the “per share merger consideration.”

At or prior to the closing of the merger, a sufficient amount of cash will be deposited with a designated payment agent to pay the aggregate per share merger consideration. Once a Pacific Biosciences stockholder has provided the payment agent with his, her or its stock certificates (or an affidavit of loss in lieu of a stock certificate) or customary agent’s message with respect to book-entry shares, appropriate letter of transmittal and the other items specified by the payment agent, then the payment agent will pay the stockholder the appropriate portion of the aggregate per share merger consideration. For more information, see the section of this proxy statement captioned “The Merger Agreement—Payment Agent, Exchange Fund, and Exchange and Payment Procedures.”

After the merger is completed, you will have the right to receive the per share merger consideration for each share of common stock that you own, but you will no longer have any rights as a stockholder (except that Pacific Biosciences stockholders who properly and validly exercise and perfect, and do not validly withdraw or otherwise lose, their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under the section of this proxy statement captioned “The Merger—Appraisal Rights”).

The Special Meeting

Date, Time and Place

A special meeting of Pacific Biosciences stockholders will be held on [●], 2019, at [●], Pacific time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304. We refer to the special meeting, and any adjournment, postponement or other delay of the special meeting, as the “special meeting.”

Purpose

At the special meeting, we will ask stockholders to vote on proposals to: (1) adopt the merger agreement; (2) adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) approve, on a non-binding, advisory basis, the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger.

Record Date; Shares Entitled to Vote

You are entitled to vote at the special meeting if you owned shares of common stock as of the close of business on [●] (which we refer to as the “record date”). For each share of common stock that you owned as of the close of business on the record date, you will have one vote on each matter submitted for a vote at the special meeting.

Quorum

As of the record date, there were [●] shares of common stock outstanding and entitled to vote at the special meeting. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum.

Required Vote

The proposals to be voted on at the special meeting require the following votes:

•

Proposal 1: Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting.

•

Proposal 2: Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

•

Proposal 3: Approval of the proposal to approve the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal. This vote will be on a non-binding, advisory basis.

Voting and Proxies

Any stockholder of record entitled to vote at the special meeting may vote in one of the following ways:

•	by proxy, by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience);

•	by proxy, by granting a proxy electronically over the internet or by telephone (using the instructions found on the proxy card); or

•	in person, by appearing at the special meeting and voting by ballot.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by (1) signing another proxy card with a later date and returning it prior to the special meeting; (2) submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) attending the special meeting and voting in person by ballot.

If you are a beneficial owner and hold your shares of common stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of common stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters, but not on non-routine matters. The proposals to be considered at the special meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person by ballot at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Recommendation of the Pacific Biosciences Board and Reasons for the Merger

The Pacific Biosciences Board, after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Pacific Biosciences Board and Reasons for the Merger,” has unanimously: (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Pacific Biosciences and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

The Pacific Biosciences Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger.

Opinion of Centerview Partners LLC

Pacific Biosciences retained Centerview Partners LLC (which we refer to as “Centerview”) as financial advisor to the Pacific Biosciences Board in connection with the merger and the other transactions contemplated by the merger agreement. In connection with this engagement, the Pacific Biosciences Board requested that Centerview evaluate the fairness, from a financial point of view, to the holders of shares of Pacific Biosciences common stock (other than common stock (1) held by Pacific Biosciences as treasury stock, (2) owned by Illumina or Merger Sub, (3) owned by any direct or indirect wholly owned subsidiaries of Pacific Biosciences or Illumina (other than Merger Sub) or (4) shares that are held by Pacific Biosciences stockholders who have properly exercised their respective demand for, and not effectively withdrawn, waived or lost their rights to, appraisal pursuant to Section 262 of the Delaware General Corporation Law with respect to such shares (the shares referred to in clauses (1) and (2), together with any shares of Pacific Biosciences common stock held by any affiliate of Pacific Biosciences or Illumina, are collectively referred to as “excluded shares”)) of the per share merger consideration proposed to be paid to such holders pursuant to the merger agreement. On November 1, 2018, Centerview rendered to the Pacific Biosciences Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated November 1, 2018, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the merger consideration proposed to be paid to the holders of shares of Pacific Biosciences common stock (other than excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated November 1, 2018, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Pacific Biosciences Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the merger, and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Pacific Biosciences common stock (other than excluded shares) of the merger consideration to be paid to such holders pursuant to the merger agreement. Centerview’s opinion did not address any other term or aspect of the merger agreement or the merger and does not constitute a recommendation to any Pacific Biosciences stockholder or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the merger or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

Treatment of Equity Awards in the Merger

The merger agreement provides that Pacific Biosciences’ equity awards that are outstanding immediately prior to the effective time of the merger will be treated in the following manner in connection with the merger:

Company Options

At or immediately prior to the effective time of the merger, each award covering options to acquire shares of common stock (which we refer to as a “company option”) that is outstanding immediately prior to the effective time of the merger, whether vested or unvested, with an exercise price per share below the per share merger consideration (which we refer to as an “in-the-money company option”) will be canceled and converted into the right to receive a cash amount equal to the product of (1) the excess of the per share merger consideration over the applicable per share exercise price of the in-the-money company option, multiplied by (2) the aggregate number of shares of common stock subject to the in-the-money company option immediately before the effective time of the merger. Any company option that is not an in-the-money company option will be canceled as of the effective time of the merger without any amount payable in exchange. Holders of unvested company options (including company options that are not in-the-money company options) will be given an opportunity to exercise any unvested company option prior to, and contingent upon, the consummation of the transactions contemplated by the merger agreement.

Company RSUs

At or immediately before the effective time of the merger, each award covering restricted stock units that are not company PRSUs (as defined below) (which we refer to as a “company RSU”) that is outstanding immediately prior to the effective time of the merger and with vesting based only on continued service will be canceled and converted into the right to receive a cash amount equal to the product of (1) the per share merger consideration, multiplied by (2) the total number of shares of common stock subject to such company RSU award immediately before the effective time of the merger.

Company PRSUs

At or immediately before the effective time of the merger, each award covering restricted stock units with vesting that includes the achievement of performance-based criteria (which we refer to as a “company PRSU”) that is outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive a cash amount equal to the product of (1) the per share merger consideration, multiplied by (2) the number of shares of common stock that would be payable if such company PRSU award had vested at target performance.

Employee Stock Purchase Plan

Our 2010 Employee Stock Purchase Plan (which we refer to as the “ESPP”) (and all outstanding rights thereunder) will be terminated no later than as of immediately prior to the effective time of the merger, contingent upon the consummation of the transactions contemplated by the merger agreement. From and after the date of the merger agreement, no new participants are permitted to participate in the ESPP and participants may not increase their payroll deductions or purchase elections from those in effect on the date of the merger agreement. Except for any offering or purchase period under the ESPP that is in effect on the date of the merger agreement (which we refer to as the “final offering period”), no new offering or purchase period will be authorized, continued or commenced following the date of the merger agreement. In addition, from and after the date of the merger agreement, both the maximum number of shares of common stock that a participant in the ESPP can purchase and the total number of shares of common stock available under the ESPP will not be increased. Unless otherwise agreed between Illumina and us, the final offering period will terminate no later than as of immediately following the next scheduled purchase date (to occur on March 1, 2019), and the exercise date under the final offering period will accelerate and occur on such termination date with respect to any then-outstanding purchase rights. Additionally, shares of common stock purchased under the terms of the ESPP for the final offering period will be canceled at the effective time of the merger in exchange for the right to receive the per share merger consideration in accordance with the merger agreement. As promptly as practicable following the purchase of shares of common stock under the final offering period, Pacific Biosciences will return to each participant the funds, if any, that remain in such participant’s account after such purchase.

Employee Benefits

For the period commencing on the effective time of the merger and ending one year later (or, if shorter, during the period of employment), Illumina will provide each employee of Pacific Biosciences or any of its subsidiaries immediately before the effective time of the merger whose employment with the surviving corporation, Illumina or any of their respective affiliates continues after the effective time of the merger (whom we refer to as “continuing employees”) with (1) an aggregate base salary or base wages and cash target bonus opportunity no less than the aggregate base salary or base wages and cash target bonus opportunity provided to such continuing employee immediately before the effective time of the merger; and (2) benefits (other than any equity or equity-based and change in control or transaction-based compensation or benefits or severance pay or benefits) that are substantially comparable in the aggregate to either (i) those offered to similarly situated employees of Illumina or its affiliates; or (ii) those offered by Pacific Biosciences to the continuing employees as of immediately before the effective time of the merger. The determination of the employee benefits under clause (2) will be made by Illumina, based on Illumina’s evaluation of the nature and scope of the continuing employees’ duties, principal locations, grade level and performance, among other things. However, Illumina will not have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible into, or exchangeable or exercisable for, such shares pursuant to any such plans or arrangements.

With respect to any employee benefit plan maintained by Illumina in which any continuing employee will participate on or after the effective time of the merger (which we refer to as “Illumina benefit plans”), (other than (1) any retiree healthcare or life insurance plans or programs maintained by Illumina and (2) any equity compensation arrangement) Illumina will recognize all service with us or any subsidiary of ours provided before the effective time of the merger by continuing employees who are active Pacific Biosciences employees immediately before the closing of the merger for purposes of vesting and eligibility (but not benefit accrual), to the extent such continuing employees otherwise would be eligible to participate or vest under the terms of such Illumina benefit plans. The service of a continuing employee before the effective time of the merger will not be recognized for the purpose of any entitlement to participate in, or receive benefits with respect to, (1) any retiree medical programs or other retiree welfare benefit programs maintained by Illumina or its affiliates; or (2) for purposes of early retirement subsidies under any Illumina benefit plan. In no event will these benefits result in any duplication of benefits for the same period of service. In addition, Illumina will use commercially reasonable efforts to (1) waive any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of Pacific Biosciences applicable to such continuing employee before the effective time of the merger; and (2) recognize, for purposes of satisfying the deductibles, out-of-pocket limits, offsets, co-payments, co-insurance, or similar costs or payments under its medical, dental and vision plans, the deductibles, out-of-pocket limits, offsets, co-payments, co-insurance, or similar costs or payments recognized under the corresponding employee plan with respect to a continuing employee (and his or her eligible dependents) for the plan year in which the effective time of the merger occurs.

Unless Illumina chooses otherwise, effective as of the date immediately before the closing date of the merger, Pacific Biosciences will terminate its 401(k) plan, subject to the completion of the merger.

Interests of Pacific Biosciences’ Directors and Executive Officers in the Merger

When considering the recommendation of the Pacific Biosciences Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. In (1) evaluating and negotiating the merger agreement, (2) approving the merger agreement and the merger and (3) recommending that the merger agreement be adopted by Pacific Biosciences stockholders, the Pacific

Biosciences Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:

•

the accelerated vesting, at or immediately prior to the effective time of the merger, of company options, company RSUs, and company PRSUs, and the treatment of outstanding rights under the ESPP, as described in more detail under the section of this proxy statement captioned “The Merger—Interests of Pacific Biosciences’ Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards;”

•

the entitlement of each of Dr. Hunkapiller, Ms. Barnes and Mr. Phillips to receive payments and benefits pursuant to his or her change in control severance agreement previously entered into with Pacific Biosciences (each, a “change in control agreement”) if, on or within 12 months following the merger, Pacific Biosciences terminates his or her employment with Pacific Biosciences for a reason other than “cause,” his or her death or “disability,” or he or she resigns for “good reason,” in each case, as set forth in the applicable change in control agreement. These payments and benefits include:

•

continuing payments of base salary in effect immediately before the termination of his or her employment or, if greater, the base salary as in effect immediately before the merger, from the date of termination of employment of (1) in the case of Dr. Hunkapiller, 12 months; and (2) in the case of Ms. Barnes and Mr. Phillips, six months;

•	100 percent of the unvested portion of his or her then-outstanding equity awards will vest immediately and, to the extent applicable, become exercisable; and

•

as applicable, Pacific Biosciences-paid or Pacific Biosciences-reimbursed premiums for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (which we refer to as “COBRA”) for himself or herself and his or her eligible dependents (as applicable), subject to his or her timely election to continue such coverage, for up to 12 months (for Dr. Hunkapiller) or six months (for Ms. Barnes and Mr. Phillips) following termination of employment.

•	continued indemnification and insurance coverage for our directors and executive officers from the surviving corporation and Illumina under the terms of the merger agreement; and

•	the decision of the Pacific Biosciences Board to approve cash bonuses to Dr. Hunkapiller and Ms. Barnes in the amount of $1,030,000 and $617,500, respectively.

If the proposal to adopt the merger agreement is approved, the common stock held by our directors and executive officers will be treated in the same manner as the common stock held by all other Pacific Biosciences stockholders. For more information, see the section of this proxy statement captioned “The Merger—Interests of Pacific Biosciences’ Directors and Executive Officers in the Merger.”

Appraisal Rights

If the merger is consummated, Pacific Biosciences stockholders who (1) do not vote in favor of the adoption of the merger agreement; (2) continuously hold such shares through the effective time of the merger; (3) properly perfected appraisal of their shares; (4) meet certain other conditions and statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL. This means that these stockholders will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each stockholder seeking appraisal an amount in cash, interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

Only a stockholder of record may submit a demand for appraisal. To exercise appraisal rights, the stockholder of record must (1) submit a written demand for appraisal to Pacific Biosciences before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement; (3) continue to hold the subject shares of common stock of record through the effective time of the merger; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Pacific Biosciences unless certain conditions are satisfied by the stockholders seeking appraisal, as described further below. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement, and a copy of Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, is attached as Annex C to this proxy statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

Material U.S. Federal Income Tax Consequences of the Merger

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the merger and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the merger.

A Non-U.S. Holder (as defined under the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States.

For more information, see the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Regulatory Approvals Required for the Merger

Under the merger agreement, the merger cannot be completed until the waiting periods (and any extensions thereof, if any) applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which we refer to as the “HSR Act”) and the competition laws of the European Union or one or more competent European Union member states have expired or otherwise been terminated, or all requisite consents pursuant thereto have been obtained.

No Solicitation of Other Offers

Under the merger agreement, from the date of the merger agreement until the effective time of the merger (or the earlier termination of the merger agreement), Pacific Biosciences has agreed to cease and cause to be terminated any activities, discussions or negotiations conducted on or prior to the date of the merger agreement with any person and its representatives (other than Illumina, Merger Sub and their respective representatives) relating to an acquisition proposal (as defined under the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Other Offers”), and to instruct each such person and its representatives that is in possession of confidential information furnished by or on behalf of Pacific Biosciences or its subsidiaries prior to the date of the merger agreement (and all analyses and other materials prepared by or on behalf of such person and its representatives (other than Illumina, Merger Sub and their respective representatives) that contain, reflect or analyze that information) to return or destroy all such information as promptly as practicable.

Under the terms of the merger agreement, from the date of the merger agreement until the effective time of the merger (or the earlier termination of the merger agreement), Pacific Biosciences and its subsidiaries and certain of its and their respective directors and executive officers will not, and Pacific Biosciences will not authorize or direct any of its or its subsidiaries’ employees, consultants or other representatives to, directly or indirectly:

•

solicit, initiate, propose, seek or take any action for the purpose of the making, submission or announcement of, or knowingly facilitate, assist, induce or encourage the making, submission or announcement of, any proposal that constitutes, or that would reasonably be expected to lead to an acquisition proposal;

•

enter into, engage in, participate in or maintain or continue any discussions or negotiations with, furnish any non-public information relating to Pacific Biosciences or any of its subsidiaries or afford access to the business, properties, assets, books, records or other non-public information of Pacific Biosciences or any of its subsidiaries to, or otherwise knowingly cooperate in any way with, or knowingly assist, participate in, facilitate, induce or encourage, any effort by any person (other than Illumina, Merger Sub, and their respective representatives) concerning an acquisition proposal;

•	make an adverse recommendation change;

•	approve any transaction, or any person becoming an “interested stockholder,” under Section 203 of the DGCL;

•	submit any acquisition proposal or any related matter to the vote of Pacific Biosciences stockholders; or

•	authorize or commit to do any of the foregoing.

Notwithstanding these restrictions, prior to the adoption of the merger agreement by Pacific Biosciences stockholders, Pacific Biosciences may, directly or indirectly through one or more of their representatives: (1) contact any person or its representatives that has made (and not withdrawn) a bona fide written acquisition proposal that was not solicited in breach of the non-solicitation restrictions above to the extent necessary to clarify the terms and conditions of such acquisition proposal; (2) engage in discussions or negotiations with any person or its representatives that has made (and not withdrawn) a bona fide written acquisition proposal that was not solicited in breach of the non-solicitation restrictions above, but only if the Pacific Biosciences Board (or a committee thereof) has reasonably determined in good faith (after consultation with its financial advisor and outside legal counsel) that such acquisition proposal either constitutes a superior proposal (as defined under the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Other Offers”) or is reasonably expected to lead to a superior proposal; or (3) furnish any non-public information relating to Pacific Biosciences or any of its subsidiaries to any person or its representatives that has made or delivered to Pacific Biosciences a written acquisition proposal that was not solicited in breach of the non-solicitation restrictions above pursuant to a written confidentiality agreement, but only if, in the case of (1) through (3), the Pacific Biosciences Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law. For more information, see the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Other Offers.”

Pacific Biosciences is not entitled to terminate the merger agreement to enter into an agreement for a superior proposal unless it complies with certain procedures as set forth in the merger agreement. If Pacific Biosciences terminates the merger agreement in order to accept a superior proposal, it must pay a $43.0 million termination fee to Illumina. For more information, see the section of this proxy statement captioned “The Merger Agreement—The Pacific Biosciences Board’s Recommendation; Adverse Recommendation Change.”

Change in the Pacific Biosciences Board’s Recommendation

The Pacific Biosciences Board may not withdraw its recommendation that Pacific Biosciences stockholders adopt the merger agreement or take certain similar actions other than, under certain circumstances, if it (or a committee of the Pacific Biosciences Board) determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to do so would be inconsistent with the Pacific Biosciences Board’s fiduciary duties pursuant to applicable law and the Pacific Biosciences Board (or a committee thereof) complies with the terms of the merger agreement.

Moreover, the Pacific Biosciences Board cannot withdraw its recommendation that Pacific Biosciences stockholders adopt the merger agreement or take certain similar actions unless it complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Illumina during a specified period. If Pacific Biosciences or Illumina terminates the merger agreement under certain circumstances, including because the Pacific Biosciences Board withdraws its recommendation that Pacific Biosciences stockholders adopt the merger agreement, then Pacific Biosciences must pay a $43.0 million termination fee to Illumina. For more information, see the section of this proxy statement captioned “The Merger Agreement—The Pacific Biosciences Board’s Recommendation; Adverse Recommendation Change.”

Conditions to the Closing of the Merger

The obligations of Illumina, Merger Sub and Pacific Biosciences, as applicable, to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of certain conditions, including the following:

•	the adoption of the merger agreement by the requisite affirmative vote of Pacific Biosciences stockholders;

•

the expiration or termination of the waiting period under the HSR Act and the affirmative approval or clearance under the competition laws of the European Union or one or more competent European Union member states; and

•

the absence of (1) any applicable law in certain jurisdictions (which we refer to as “key jurisdictions”) and (2) any injunction, order or decree that a governmental authority in any key jurisdiction has enacted, issued, promulgated, enforced or entered, that, in each case, remains in effect and makes illegal, enjoins or otherwise prohibits the consummation of the merger or the other transactions contemplated by the merger agreement.

In addition, the obligations of Illumina and Merger Sub to consummate the merger are subject to the satisfaction or waiver of each of the following additional conditions, any of which may be waived exclusively by Illumina:

•	Pacific Biosciences having performed in all material respects all obligations under the merger agreement required to be performed and complied with by it prior to the effective time of the merger;

•

the accuracy of the representations and warranties of Pacific Biosciences in the merger agreement, subject to materiality or de minimis qualifiers, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made;

•	receipt by Illumina and Merger Sub of a customary closing certificate of Pacific Biosciences;

•

the absence of any Company Material Adverse Effect (as such term is defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”) having occurred after the date of the merger agreement that is continuing; and

•

the absence of (1) any applicable law in certain jurisdictions (which we refer to as “specified jurisdictions or other jurisdictions”) and (2) any injunction, order or decree that a governmental authority in any specified jurisdiction or other jurisdiction has enacted, issued, promulgated, enforced or entered, that, in each case, remains in effect and makes illegal, enjoins or otherwise prohibits the consummation of the merger or the other transactions contemplated by the merger agreement.

In addition, the obligation of Pacific Biosciences to consummate the merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by Pacific Biosciences:

•

Illumina and Merger Sub having complied in all material respects all obligations under the merger agreement required to be performed by Illumina and Merger Sub prior to the effective time of the merger;

•

the accuracy of the representations and warranties of Illumina and Merger Sub in the merger agreement, subject to materiality or de minimis qualifiers, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made;

•	receipt by Pacific Biosciences of a customary closing certificate of Illumina and Merger Sub.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by Pacific Biosciences stockholders (except as otherwise provided in the merger agreement), in the following ways:

•	by mutual written agreement of Pacific Biosciences and Illumina;

•	by either Pacific Biosciences or Illumina if:

•

the merger has not been consummated on or before November 1, 2019 (which we refer to as the “termination date”), except that a party may not terminate the merger agreement pursuant to this provision if such party’s action or failure to act constitutes a breach of the merger agreement and has resulted in the failure to satisfy the conditions to the closing of the merger or the failure to consummate the merger by the termination date; or

•

Pacific Biosciences stockholders do not adopt the merger agreement at the special meeting, except that a party may not terminate the merger agreement pursuant to this provision if such party’s action or failure to act constitutes a breach of the merger agreement and results in the failure to obtain the approval of the Pacific Biosciences stockholders at the special meeting;

•	by Pacific Biosciences if:

•

after a 30-day cure period, Illumina or Merger Sub has materially breached or failed to perform any of its respective representations, warranties, covenants or other agreements in the merger agreement such that the related closing condition would not be satisfied; or

•

prior to the adoption of the merger agreement by Pacific Biosciences stockholders: (1) the Pacific Biosciences Board has made an adverse recommendation change in compliance with the terms of the merger agreement in order to enter into a definitive, written agreement in respect of a superior proposal; and (2) Pacific Biosciences pays to Illumina a $43.0 million termination fee; or

•	by Illumina if:

•

(1) after a 30-day cure period, Pacific Biosciences has materially breached or failed to perform any of its representations, warranties, covenants or other agreements in the merger agreement such that the related closing condition would not be satisfied; or (2) Pacific Biosciences has materially breached its non-solicitation restrictions, as described in more detail under the sections of this proxy statement captioned “The Merger Agreement—No Solicitation of Other Offers” and “The Merger Agreement—The Pacific Biosciences Board’s Recommendation; Adverse Recommendation Change”; or

•	the Pacific Biosciences Board has effected an adverse recommendation change.

Termination Fees and Remedies

Pacific Biosciences has agreed to pay Illumina a termination fee of $43.0 million if the merger agreement is terminated in specified circumstances.

In specified circumstances in which the transaction is terminated, (1) Illumina has agreed to pay Pacific Biosciences a termination fee of $98.0 million; or (2) Pacific Biosciences may be entitled to a specific remedy, in each case as described in more detail under the section of this proxy statement captioned “The Merger Agreement—Termination Fees and Remedies.”

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will no longer be traded on Nasdaq and will be deregistered under the Exchange Act. We will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC on account of our common stock.

Voting Agreement

Concurrently with the execution of the merger agreement, Illumina entered into a voting agreement (which we refer to as the “voting agreement”) with the following individuals, each of whom is a director or executive officer of Pacific Biosciences: Susan K. Barnes, David Botstein, Ph.D., William W. Ericson, Christian Henry, Michael Hunkapiller, Ph.D., Randall Livingston, John Milligan, Ph.D., Marshall Mohr, Kathy Ordoñez, Michael Phillips, and Lucy Shapiro, Ph.D. The voting agreement generally obligates these individuals to vote all shares of common stock owned by them in favor of adoption of the merger agreement and against any action, proposal, agreement or transaction involving an acquisition proposal (as such term is defined in the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Other Offers”). These individuals owned, in the aggregate, approximately 2% of our common stock as of November 26, 2018. For more information, see the section of this proxy statement captioned “The Voting Agreement.”

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that are important to you. We encourage you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:

On November 1, 2018, we announced that Pacific Biosciences entered into the merger agreement. Under the merger agreement, Illumina will acquire Pacific Biosciences for $8.00 in cash per share of common stock. In order to complete the merger, Pacific Biosciences stockholders must vote to adopt the merger agreement at the special meeting. This approval is a condition to the consummation of the merger. See the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.” The Pacific Biosciences Board is furnishing this proxy statement and form of proxy card to the holders of shares of common stock in connection with the solicitation of proxies of Pacific Biosciences stockholders to be voted at the special meeting.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement, the special meeting and the matters to be voted on at the special meeting. The enclosed materials allow you to submit a proxy to vote your shares of common stock without attending the special meeting and to ensure that your shares of common stock are represented and voted at the special meeting.

Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible.

Q:	What is the proposed merger and what effects will it have on Pacific Biosciences?

A:

The proposed merger is the acquisition of Pacific Biosciences by Illumina. If the proposal to adopt the merger agreement is approved by Pacific Biosciences stockholders and the other closing conditions under the merger agreement are satisfied or waived, Merger Sub will merge with and into Pacific Biosciences, with Pacific Biosciences continuing as the surviving corporation. As a result of the merger, Pacific Biosciences will become a wholly owned subsidiary of Illumina, and our common stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q:	What am I being asked to vote on at the special meeting?

A:	You are being asked to vote on the following proposals:

•	to adopt the merger agreement pursuant to which Merger Sub will merge with and into Pacific Biosciences, and Pacific Biosciences will become a wholly owned subsidiary of Illumina;

•

to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and

•	to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger.

Q:	When and where is the special meeting?

A:	The special meeting will take place on [●], 2019, at [●], Pacific time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304.

Q:	Who is entitled to vote at the special meeting?

A:

All Pacific Biosciences stockholders as of the close of business on [●], which is the record date for the special meeting, are entitled to vote their shares of common stock at the special meeting. As of the close of business on the record date, there were [●] shares of common stock outstanding and entitled to vote at the special meeting. Each share of common stock is entitled to one vote per share on each matter properly brought before the special meeting.

Q:	May I attend the special meeting and vote in person?

A:

Yes. Subject to the requirements described in this proxy statement, all Pacific Biosciences’ stockholders of record as of the record date may attend the special meeting and vote in person. Seating will be limited. All attendees will need to present a form of government-issued photo identification to be admitted to the special meeting. Beneficial owners of shares held in “street-name” will also need to present proof of ownership of shares of common stock, such as a bank or brokerage account statement. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Even if you plan to attend the special meeting in person, to ensure that your shares will be represented at the special meeting, we encourage you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy previously submitted.

If, as of the record date, you are a beneficial owner of shares held in “street name,” you may not vote your shares in person at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares in person at the special meeting. Otherwise, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or voted at the meeting, which will have the same effect as voting against the adoption of the merger agreement.

Q:	What will I receive if the merger is completed?

A:

Upon completion of the merger, you will be entitled to receive $8.00 in cash, without interest and less any applicable withholding taxes, for each share of common stock that you own, unless you have properly exercised, and not validly withdrawn or subsequently lost, your appraisal rights under the DGCL, and certain other conditions under the DGCL are satisfied. For example, if you own 100 shares of common stock, you will receive $800.00 in cash in exchange for your shares of common stock, without interest and less any applicable withholding taxes.

Q:	How does the per share merger consideration compare to the market price of the common stock prior to the public announcement of the merger agreement?

A:

The per share merger consideration represents a premium of a premium of approximately (1) 77 percent to the closing price of the common stock on November 1, 2018 (the last trading day before the announcement of the merger); (2) 75 percent to the volume-weighted average price per share of the common stock for the 30 trading day period up to and including November 1, 2018; and (3) 79 percent to the volume-weighted average price per share of the common stock for the 90 trading day period up to and including November 1, 2018.

Q:	What do I need to do now?

A:

We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the merger affects you. Then, even if you expect to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience), or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card), so that your shares can be voted at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares. Please do not send your stock certificates with your proxy card.

Q:	Should I send in my stock certificates now?

A:

No. After the merger is completed, you will receive a letter of transmittal containing instructions for how to send your stock certificates or surrender your book-entry shares to the payment agent in order to receive the appropriate cash payment for the shares of common stock represented by your stock certificates. Unless you are seeking appraisal, you should use the letter of transmittal to exchange your stock certificates or book-entry shares for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

Q:	What happens if I sell or transfer my shares of common stock after the record date but before the special meeting?

A:

The record date for the special meeting is earlier than the date of the special meeting and the expected effective date of the merger. If you sell or transfer your shares of common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies Pacific Biosciences in writing of such special arrangements, you will transfer the right to receive the per share merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the special meeting. Even if you sell or transfer your shares of common stock after the record date, we encourage you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).

Q:	How does the Pacific Biosciences Board recommend that I vote?

A:

The Pacific Biosciences Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger.

Q:	Why am I being asked to cast a vote to approve the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger?

A:

SEC rules require Pacific Biosciences to seek approval, on a non-binding, advisory basis, of compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger. Approval of the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger is not required to consummate the merger.

Q:	What is the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger?

A:

The compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger is certain compensation that is tied to or based on the merger and payable to certain of Pacific Biosciences’ named executive officers pursuant to underlying plans and arrangements that are contractual in nature. Compensation that will or may become payable by Illumina to our named executive officers in connection with or following the merger is not subject to this advisory vote. For further information, see the section of this proxy statement captioned “Proposal 3: Approval of, on a non-binding, advisory basis, Certain Merger-Related Executive Compensation Arrangements.”

Q:

What will happen if Pacific Biosciences stockholders do not approve the compensation that will or may become payable by Pacific Biosciences to its named executive officers in connection with the merger?

A:

Approval of the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger is not a condition to consummation of the merger. The vote to approve the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger is an advisory vote and will not be binding on Pacific Biosciences or Illumina. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, if the merger agreement is adopted by Pacific Biosciences stockholders and the merger is consummated, the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger will or may be paid to Pacific Biosciences’ named executive officers even if Pacific Biosciences stockholders do not approve such compensation.

Q:	What happens if the merger is not completed?

A:

If the merger agreement is not adopted by Pacific Biosciences stockholders or if the merger is not completed for any other reason, Pacific Biosciences stockholders will not receive any payment for their shares of common stock. Instead: (1) Pacific Biosciences will remain an independent public company; (2) the common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC.

Pacific Biosciences has agreed to pay Illumina a termination fee of $43.0 million if the merger agreement is terminated in specified circumstances.

In specified circumstances in which the transaction is terminated, (1) Illumina has agreed to pay Pacific Biosciences a termination fee of $98.0 million; or (2) Pacific Biosciences may be entitled to a specific remedy.

For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination Fees and Remedies.”

Q:	What vote is required to approve the proposal to adopt the merger agreement?

A:	The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the merger agreement.

The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:

What vote is required to approve (1) the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (2) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Pacific Biosciences to its named executive officers in connection with the merger?

A:

Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of holders of a majority of the shares of common stock issued and outstanding, present in person or represented by proxy, at the special meeting and entitled to vote on the proposal.

Approval of the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

The failure of any stockholder of record to: (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) vote in person by ballot at the special meeting will not have any effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, or the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger, except to the extent that such failure affects obtaining a quorum at the meeting. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on these proposals, except to the extent that such failure affects obtaining a quorum at the meeting. In all cases, abstentions will have the same effect as a vote “AGAINST” these proposals.

Q:	Are there any stockholders who have already committed to vote in favor of the merger?

A:

Yes. Concurrently with the execution of the merger agreement, Illumina entered into the voting agreement with the following individuals, each of whom is a director or executive officer of Pacific Biosciences: Susan K. Barnes, David Botstein, Ph.D., William W. Ericson, Christian Henry, Michael Hunkapiller, Ph.D., Randall Livingston, John Milligan, Ph.D., Marshall Mohr, Kathy Ordoñez, Michael Phillips and Lucy Shapiro, Ph.D. The voting agreement generally obligates these individuals to vote all shares of common stock owned by them in favor of adoption of the merger agreement and against any action, proposal, agreement or transaction involving an acquisition proposal. These individuals owned, in the aggregate, approximately 2% of our common stock as of November 26, 2018. For more information, see the section of this proxy statement captioned “The Voting Agreement.”

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of Pacific Biosciences. As a stockholder of record, you may attend the special meeting and vote your shares in person by ballot.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” If you are a beneficial owner of shares of common stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person by ballot at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Q:	How may I vote?

A:	If you are a stockholder of record (that is, if your shares of common stock are registered in your name with Computershare Trust Company, N.A., our transfer agent), there are four ways to vote:

•	by signing, dating and returning the enclosed proxy card (a prepaid reply envelope is provided for your convenience);

•	by visiting the internet address on your proxy card;

•	by calling the toll-free (within the U.S. or Canada) phone number on your proxy card; or

•	by attending the special meeting and voting in person by ballot.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock and to confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone. Although there is no charge for voting your shares, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.

Even if you plan to attend the special meeting in person, you are strongly encouraged to vote your shares of common stock by proxy. If you are a stockholder of record or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of common stock in person by ballot at the special meeting even if you have previously voted by proxy. If you are present at the special meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or nominee. However, because you are not the stockholder of record, you may not vote your shares in person by ballot at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of common stock is called a “proxy card.” You may follow the instructions on the proxy card to designate a proxy by telephone or by the Internet in the same manner as if you had signed, dated and returned a proxy card. Michael Hunkapiller, Ph.D. and Susan K. Barnes, with full powers of substitution and resubstitution, are the proxy holders for the special meeting.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:

No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the special meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be counted for the purpose of a quorum or voted on such proposals, which will have the same effect as if you voted “AGAINST” adoption of the merger agreement, but will have no effect on the adjournment proposal or the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger.

Q:	May I change my vote after I have mailed my signed and dated proxy card?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	signing another proxy card with a later date and returning it to us prior to the special meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Corporate Secretary; or

•	attending the special meeting and voting in person by ballot.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares in the way that you direct.

If you sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Pacific Biosciences Board with respect to each proposal. This means that they will be voted: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger.

Q:	What should I do if I receive more than one set of voting materials?

A:

We encourage you to sign, date and return each proxy card and voting instruction form (or grant your proxy electronically over the internet or by telephone) that you receive to ensure that all of your shares are voted.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote all voting materials that you receive.

Q:	Where can I find the voting results of the special meeting?

A:

If available, Pacific Biosciences may announce preliminary voting results at the conclusion of the special meeting. Pacific Biosciences intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that Pacific Biosciences files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the merger?

A:

If you are a U.S. Holder (as defined under the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the exchange of common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the merger and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the merger.

A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States.

Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or foreign taxing jurisdiction. A more complete description of material U.S. federal income tax consequences of the merger is provided in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	What will the holders of company options, company RSUs, and company PRSUs receive in the merger?

A:

At or immediately prior to the effective time of the merger, each in-the-money company option will be canceled and converted into the right to receive a cash amount equal to the product of (1) the excess of the per share merger consideration over the applicable per share exercise price of the canceled in-the-money company option, multiplied by (2) the aggregate number of shares of common stock subject to the in-the-money option immediately before the effective time of the merger. Any company option that is not an in-the-money company option will be canceled as of the effective time of the merger without any amount payable in exchange and will have no further force or effect. Holders of unvested company options (including company options that are not in-the-money company options) will be given an opportunity to exercise such unvested company options prior to, and contingent upon, the consummation of the transactions contemplated by the merger agreement.

At or immediately prior to the effective time of the merger, each company RSU award will be canceled and converted into the right to receive a cash amount equal to the product of (1) the per share merger consideration, multiplied by (2) the total number of shares of common stock subject to such company RSU award immediately prior to the effective time of the merger.

At or immediately prior to the effective time of the Merger, each company PRSU award will be canceled and converted into the right to receive a cash amount equal to the product of (1) the per share merger consideration, multiplied by (2) the number of shares of common stock that would be payable if such company PRSU award had vested at target performance.

Q:	What will happen to the ESPP?

A:

Our ESPP (and all outstanding rights thereunder) will be terminated no later than as of immediately prior to the effective time of the merger, contingent upon the consummation of the transactions contemplated by the merger agreement. From and after the date of the merger agreement, no new participants are permitted to participate in the ESPP and participants may not increase their payroll deductions or purchase elections from those in effect on the date of the merger agreement. Except for the final offering period, no new offering or purchase period will be authorized, continued or commenced following the date of the merger agreement. In addition, from and after the date of the merger agreement, both the maximum number of shares of common stock that a participant in the ESPP can purchase and the total number of shares of common stock available under the ESPP will not be increased. Unless otherwise agreed between Illumina and us, the final offering period will terminate no later than as of immediately following the next scheduled purchase date (to occur on March 1, 2019), and the exercise date under the final offering period will accelerate and occur on such termination date with respect to any then-outstanding purchase rights. Additionally, shares of common stock purchased under the terms of the ESPP for the final offering period will be canceled at the effective time of the merger in exchange for the right to receive the per share merger consideration in accordance with the merger agreement. As promptly as practicable following the purchase of shares of common stock under the final offering period, Pacific Biosciences will return to each participant the funds, if any, that remain in such participant’s account after such purchase.

Q:	When do you expect the merger to be completed?

A:

We currently expect to complete the merger in mid-2019. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.

Q:	What governmental and regulatory approvals are required?

A:

Under the terms of the merger agreement, the merger cannot be completed until the waiting period applicable to the merger under the HSR Act has expired or been terminated. Additionally, under the terms of the merger agreement, the merger cannot be completed until affirmative approval or clearance required under the antitrust laws of the European Union or one or more competent European Union member states have been obtained.

Q:	Am I entitled to appraisal rights under the DGCL?

A:

If the merger is consummated, Pacific Biosciences stockholders who (1) do not vote in favor of the adoption of the merger agreement; (2) continuously hold such shares through the effective time of the merger; (3) properly perfect appraisal of their shares; (4) meet certain other conditions and statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL. This means that such stockholders will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each stockholder seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, which description is qualified in its entirety by the relevant section of the DGCL regarding appraisal rights attached as Annex C to this proxy statement.

Q:	Do any of Pacific Biosciences’ directors or officers have interests in the merger that may differ from those of Pacific Biosciences stockholders generally?

A:

Yes. In considering the recommendation of the Pacific Biosciences Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of Pacific Biosciences stockholders generally. In: (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) unanimously recommending that the merger agreement be adopted by Pacific Biosciences stockholders, the Pacific Biosciences Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger—Interests of Pacific Biosciences’ Directors and Executive Officers in the Merger.”

Q:	Who can help answer my questions?

A:

If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll-free: (888) 750-5834

Banks and brokers may call collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS

This proxy statement, the documents to which we refer you in this proxy statement and information included in oral statements or other written statements made or to be made by us or on our behalf contain “forward-looking statements” that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the merger. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•

the inability to complete the merger due to the failure of Pacific Biosciences stockholders to adopt the merger agreement or failure to satisfy the other conditions to the completion of the merger, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval;

•	the risk that the merger agreement may be terminated in circumstances that require us to pay a termination fee of $43.0 million;

•	the outcome of any legal proceedings that may be instituted against us and others related to the merger agreement;

•	risks that the merger affects our ability to retain or recruit employees;

•

the fact that receipt of the all-cash per share merger consideration will be taxable to Pacific Biosciences stockholders that are treated as U.S. Holders (as defined under the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes;

•

the fact that, if the merger is completed, Pacific Biosciences stockholders will forego the opportunity to realize the potential long-term value of the successful execution of Pacific Biosciences’ current strategy as an independent company;

•

the possibility that Pacific Biosciences could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of Pacific Biosciences’ assets to one or more as yet unknown purchasers, that could conceivably produce a higher aggregate value than that available to Pacific Biosciences stockholders in the merger;

•	the fact that under the terms of the merger agreement, Pacific Biosciences is unable to solicit other acquisition proposals during the pendency of the merger;

•

the effect of the announcement or pendency of the merger on our business relationships, customers, operating results and business generally, including risks related to the diversion of the attention of Pacific Biosciences management or employees during the pendency of the merger;

•	the amount of the costs, fees, expenses and charges related to the merger agreement or the merger;

•	the risk that the proposed merger will not be consummated in a timely manner, exceeding the expected costs of the merger;

•	the risk that our stock price may decline significantly if the merger is not completed; and

•	risks related to obtaining the requisite stockholder approval to the merger.

Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference in this proxy statement, including: (1) the information contained under this caption; and (2) the information contained under the caption “Risk Factors,” and information in our consolidated financial statements and notes thereto included in our most recent filings on Form 10-K and Form 10-Q. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING

This proxy statement is being provided to Pacific Biosciences stockholders as part of a solicitation by the Pacific Biosciences Board of proxies for use at the special meeting.

Date, Time and Place

We will hold the special meeting on [●], 2019, at [●], Pacific time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304.

Purpose of the Special Meeting

At the special meeting, we will ask stockholders to vote on proposals to (1) adopt the merger agreement; (2) adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) approve, on a non-binding, advisory basis, the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger.

Record Date; Shares Entitled to Vote; Quorum

Only Pacific Biosciences stockholders as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting. A list of stockholders of record entitled to vote at the special meeting will be available at our corporate offices located at 1305 O’Brien Drive, Menlo Park, California 94025, during regular business hours for a period of no less than 10 days before the special meeting and at the place of the special meeting during the meeting.

As of the record date, there were [●] shares of common stock outstanding and entitled to vote at the special meeting. Each share of common stock is entitled to one vote per share on each matter properly brought before the special meeting.

The presence in person or represented by proxy of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the special meeting will constitute a quorum at the special meeting.

Vote Required; Abstentions and Broker Non-Votes

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote on the proposal. Adoption of the merger agreement by Pacific Biosciences’ stockholders is a condition to the closing of the merger.

Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Approval, on a non-binding, advisory basis, of the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted: (1) “AGAINST” the proposal to adopt the merger agreement; (2) “AGAINST” any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “AGAINST” the proposal to approve, on a non-binding, advisory basis, compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger. Abstentions will be counted as present for purposes of determining whether a quorum exists.

A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote your shares. We do not expect any “broker non-votes” at the special meeting, but if there are any, they will be counted for the purpose of determining whether a quorum is present. If there are broker non-votes, each broker non-vote will count as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on: (1) the proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; or (2) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger.

Shares Held by Pacific Biosciences’ Directors and Executive Officers

As of the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [●] shares of common stock, representing approximately [●] percent of the shares of common stock outstanding as of the record date. Our directors and executive officers have informed us that they intend to vote all of their shares of common stock: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger.

Concurrently with the execution of the merger agreement, Illumina entered into the voting agreement with the following individuals, each of whom is a director or executive officer of Pacific Biosciences: Susan K. Barnes, David Botstein, Ph.D., William W. Ericson, Christian Henry, Michael Hunkapiller, Ph.D., Randall Livingston, John Milligan, Ph.D., Marshall Mohr, Kathy Ordoñez, Michael Phillips and Lucy Shapiro, Ph.D. The voting agreement generally obligates these individuals to vote all shares of common stock owned by them in favor of adoption of the merger agreement and against any action, proposal, agreement or transaction involving an acquisition proposal. These individuals owned, in the aggregate, approximately 2% of our common stock as of November 26, 2018. For more information, see the section of this proxy statement captioned “The Voting Agreement.”

Voting of Proxies

If your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A., you may vote your shares by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience), or you may vote in person by ballot at the special meeting. Additionally, you may grant a proxy electronically over the internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone. Based on your proxy cards or internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. All attendees will need to present a form of government-issued photo identification to be admitted to the special meeting. Beneficial owners of shares held in “street name” will also need to present proof of ownership of shares of common stock, such as a bank or brokerage account statement and must also provide a “legal proxy” from their bank or broker in order to vote in person at the special meeting. You are encouraged to vote by proxy even if you plan to attend the special meeting in person. If you attend the special meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.

All shares represented by properly signed and dated proxies received will, if received before the special meeting, be voted at the special meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted: (1) “FOR” adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee. You may also attend the special meeting and vote in person by ballot if you have a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting. If available, you may vote over the internet or telephone through your bank, broker or other nominee by following the instructions on the voting instruction form provided by your bank, broker or other nominee. If you do not: (1) return your bank’s, broker’s or other nominee’s voting instruction form; (2) vote over the internet or by telephone through your bank, broker or other nominee, if possible; or (3) attend the special meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement. It will not have any effect on the proposals: (1) to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; or (2) to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	signing another proxy card with a later date and returning it to us prior to the special meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Corporate Secretary; or

•	attending the special meeting and voting in person by ballot.

If you have submitted a proxy, your appearance at the special meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Any adjournment, postponement or other delay of the special meeting, including for the purpose of soliciting additional proxies, will allow Pacific Biosciences stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned, postponed or delayed.

The Pacific Biosciences Board’s Recommendation

The Pacific Biosciences Board, after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Pacific Biosciences Board and Reasons for the

Merger,” has unanimously: (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Pacific Biosciences and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

The Pacific Biosciences Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger.

Adjournment

In addition to the proposals to (1) adopt the merger agreement and (2) approve, on a non-binding, advisory basis, the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger, Pacific Biosciences stockholders are also being asked to approve a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional votes or proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger agreement. If a quorum is not present, the chairperson of the special meeting or the stockholders entitled to vote at the special meeting, present in person or represented by proxy, may adjourn the special meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, Pacific Biosciences stockholders who have already submitted their proxies will be able to revoke them at any time before they are voted at the special meeting.

Solicitation of Proxies

The expense of soliciting proxies will be borne by Pacific Biosciences. We have retained Innisfree M&A Incorporated, a professional proxy solicitation firm, to assist in the solicitation of proxies, and provide related advice and informational support during the solicitation process, for a fee of $20,000, plus reasonable out-of-pocket expenses. We will indemnify Innisfree M&A Incorporated against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares of common stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax or over the internet. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

We currently expect to complete the merger in mid-2019. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.

Appraisal Rights

If the merger is consummated, stockholders who (1) do not vote in favor of the adoption of the merger agreement; (2) continuously hold such shares through the effective time of the merger; (3) properly perfect appraisal of their shares; (4) meet certain other conditions and statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL. This means that such stockholders will be entitled to seek appraisal of their shares by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each stockholder seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

Only a stockholder of record may submit a demand for appraisal. To exercise appraisal rights, the stockholder of record must (1) submit a written demand for appraisal to Pacific Biosciences before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement; (3) continue to hold the subject shares of common stock of record through the effective time of the merger; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Pacific Biosciences unless certain conditions are satisfied by the stockholders seeking appraisal, as described further below. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which is attached as Annex C to this proxy statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

Other Matters

At this time, we know of no other matters to be voted on at the special meeting. If any other matters properly come before the special meeting, your shares of common stock will be voted in accordance with the discretion of the appointed proxy holders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [●], 2019

This proxy statement is available on our website at www.pacb.com under the Investor Relations tab.

Householding of Special Meeting Materials

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of this proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the use of natural resources. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.

If you wish to receive a separate set of our disclosure documents at this time, please notify us by sending a written request to Investor Relations, Pacific Biosciences of California, Inc., 1305 O’Brien Drive, Menlo Park, California 94025 or by e-mail to ir@pacificsciences.com.

If you are a stockholder who has multiple accounts in your name or you share an address with other stockholders and would like to receive a single set of our disclosure documents for your household, you may notify your broker, if your shares are held in a brokerage account. If you hold registered shares, you may contact our Corporate Secretary using the contact method above.

Questions and Additional Information

If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll-free: (888) 750-5834

Banks and brokers may call collect: (212) 750-5833

THE MERGER

The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information in this proxy statement. Therefore, this discussion of the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Parties Involved in the Merger

Pacific Biosciences of California, Inc.

1305 O’Brien Drive

Menlo Park, California 94025

(650) 521-8000

Pacific Biosciences offers sequencing systems to help scientists resolve genetically complex problems. Based on its novel Single Molecule, Real-Time (SMRT®) Technology, Pacific Biosciences’ products enable: de novo genome assembly to finish genomes in order to more fully identify, annotate and decipher genomic structures; full-length transcript analysis to improve annotations in reference genomes, characterize alternatively spliced isoforms in important gene families, and find novel genes; targeted sequencing to more comprehensively characterize genetic variations; and real-time kinetic information for epigenome characterization. Pacific Biosciences’ technology provides high accuracy, ultra-long reads, uniform coverage, and the ability to simultaneously detect epigenetic changes.

Pacific Biosciences’ common stock is listed on Nasdaq under the symbol “PACB.”

Illumina, Inc.

5200 Illumina Way

San Diego, California 92122

(858) 202-4500

Illumina is the global leader in sequencing- and array-based solutions for genetic analysis. Illumina’s products and services serve customers in a wide range of markets, enabling the adoption of genomic solutions in research and clinical settings. Illumina’s customers include leading genomic research centers, academic institutions, government laboratories, and hospitals, as well as pharmaceutical, biotechnology, commercial molecular diagnostic laboratories, and consumer genomics companies. Illumina’s portfolio of integrated sequencing and microarray systems, consumables, and analysis tools is designed to accelerate and simplify genetic analysis. This portfolio addresses the range of genomic complexity, price points, and throughput, enabling customers to select the best solution for their research or clinical challenge.

Illumina’s common stock is listed on Nasdaq under the symbol “ILMN.”

FC Ops Corp.

c/o Illumina, Inc.

5200 Illumina Way

San Diego, California 92122

(858) 202-4500

Merger Sub is a wholly owned subsidiary of Illumina and was formed on October 29, 2018, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than incidental to its formation and in connection with the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist and Pacific Biosciences will continue as the surviving corporation.

Effect of the Merger

Upon the terms and subject to the conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger, (1) Merger Sub will merge with and into Pacific Biosciences; (2) the separate existence of Merger Sub will cease; and (3) Pacific Biosciences will continue as the surviving corporation in the merger and a wholly owned subsidiary of Illumina.

As a result of the merger, Pacific Biosciences will cease to be a publicly traded company, will be delisted from Nasdaq, its common stock will be deregistered under the Exchange Act, and it will no longer file periodic reports with the SEC. If the merger is completed, you will not own any shares of capital stock of the surviving corporation.

The effective time of the merger will occur upon the filing of a certificate of merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later time as we, Illumina and Merger Sub may agree and specify in such certificate of merger).

Effect on Pacific Biosciences if the Merger is Not Completed

If the merger agreement is not adopted by Pacific Biosciences stockholders, or if the merger is not completed for any other reason, Pacific Biosciences stockholders will not receive any payment for their shares of common stock in connection with the merger. Instead, (1) Pacific Biosciences will remain an independent public company; (2) our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, we expect that: (1) our management will operate the business in a manner similar to that in which it is being currently operated; and (2) Pacific Biosciences stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which Pacific Biosciences operates and adverse economic conditions.

Furthermore, if the merger is not completed, and depending on the circumstances that caused the merger not to be completed, the price of our common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, there can be no assurance as to the effect of the merger not being completed on the future value of your shares of common stock. If the merger is not completed, the Pacific Biosciences Board will continue to evaluate and review, among other things, Pacific Biosciences’ business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the merger agreement is not adopted by Pacific Biosciences stockholders or if the merger is not completed for any other reason, Pacific Biosciences’ business, prospects or results of operation may be adversely impacted.

Pacific Biosciences has agreed to pay Illumina a termination fee of $43.0 million if the merger agreement is terminated in specified circumstances.

In specified circumstances in which the transaction is terminated, (1) Illumina has agreed to pay Pacific Biosciences a termination fee of $98.0 million; or (2) Pacific Biosciences may be entitled to a specific remedy, as described in more detail under the section of this proxy statement captioned “The Merger Agreement—Termination Fees and Remedies.”

Per Share Merger Consideration

Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger:

•

each share of common stock that is (1) held by Pacific Biosciences as treasury stock or (2) owned by Illumina or Merger Sub (which we refer to as the “canceled shares”) will be canceled and retired without any payment thereto;

•

each share of common stock that is owned by any direct or indirect subsidiary of Pacific Biosciences or Illumina (other than Merger Sub) as of immediately prior to the effective time of the merger (which we refer to as the “subsidiary-owned shares”) will be converted into such number of shares of stock of the surviving corporation such that each such subsidiary owns the same percentage of the outstanding capital stock of the surviving corporation immediately following the effective time of the merger as such subsidiary-owned in Pacific Biosciences immediately prior to the effective time of the merger;

•

each share of common stock that is issued and outstanding as of immediately prior to the effective time of the merger (other than canceled shares, subsidiary-owned shares and shares of common stock held by Pacific Biosciences stockholders who have (1) neither voted in favor of the adoption of the merger agreement nor consented thereto in writing; and (2) properly and validly exercised their statutory rights of appraisal in respect of such shares in accordance with the Delaware law) will be converted into the right to receive cash in an amount equal to $8.00, without interest thereon, less any applicable withholding taxes; and

•

each certificate formerly representing any shares of common stock or any book-entry shares that represented shares of common stock immediately prior to the effective time of the merger will automatically be canceled and retired and all such shares will cease to exist and will thereafter only represent the right to receive the merger consideration.

At or prior to the closing of the merger, a sufficient amount of cash will be deposited with a designated payment agent to pay the aggregate per share merger consideration. Once a Pacific Biosciences stockholder has provided the payment agent with his, her or its stock certificates (or an affidavit of loss in lieu of a stock certificate) or customary agent’s message with respect to book-entry shares, appropriate letter of transmittal and other items specified by the payment agent, then the payment agent will pay the stockholder the appropriate portion of the aggregate per share merger consideration. For more information, see the section of this proxy statement captioned “The Merger Agreement—Payment Agent, Exchange Fund and Exchange and Payment Procedures.”

After the merger is completed, each Pacific Biosciences stockholder will have the right to receive the per share merger consideration for each share of common stock that such stockholder owned, as described in the section of this proxy statement captioned “The Merger Agreement—Conversion of Shares,” but will no longer have any rights as a Pacific Biosciences stockholder (except that Pacific Biosciences stockholders who properly and validly exercise and perfect, and do not validly withdraw or subsequently lose, their appraisal rights will have the right to receive payment for the “fair value” of their shares, determined pursuant to an appraisal proceeding contemplated by Delaware law as described below under the section of this proxy statement captioned “The Merger—Appraisal Rights”).

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among the Pacific Biosciences Board or its committees, Pacific Biosciences’ representatives, and other parties. Other than as described below, there have been no material contacts between Pacific Biosciences and Illumina in the past two years.

The Pacific Biosciences Board regularly evaluates Pacific Biosciences’ strategic direction and ongoing business plans with a view toward strengthening Pacific Biosciences’ business and enhancing stockholder value. As part of this evaluation, the Pacific Biosciences Board has, from time to time, considered a variety of strategic alternatives. These have included, among others, (1) the continuation of Pacific Biosciences’ current business plan as a standalone entity; (2) investment in, and development of, new products; (3) potential expansion opportunities through partnerships or other commercial relationships; (4) the sale of Pacific Biosciences or one or more of its business units; and (5) strategic investments in Pacific Biosciences and other capital raising activities.

As active participants in the DNA sequencing space, Pacific Biosciences and Illumina, and their respective management teams, are well known to each other. From time to time, members of each of Pacific Biosciences management and Illumina management have discussed partnerships, strategic collaborations and other ways that the two companies could work together. Prior to September 2017, these discussions never advanced beyond the introductory stages.

From September 2013 until December 2016, Pacific Biosciences and F. Hoffman-La Roche Ltd (which we refer to as “Roche”) collaborated on the development and supply of diagnostic products for use with Pacific Biosciences’ DNA sequencing technology. In December 2016, Roche elected to terminate that relationship for convenience even though Pacific Biosciences had achieved all development milestones.

Beginning in August 2017 and continuing into 2018, Pacific Biosciences, with the assistance of an internationally recognized investment banking firm, contacted 23 parties (including Illumina and Roche) concerning their interest in a strategic partnership with Pacific Biosciences. The principal motivations for these discussions were to (1) expand the distribution of Pacific Biosciences’ DNA sequencing products; and (2) ensure that Pacific Biosciences had access to sufficient cash resources to continue its research and development and commercialization efforts. Although the Pacific Biosciences Board was most focused on identifying a strategic partner to assist Pacific Biosciences in pursuing its standalone strategy, the Pacific Biosciences Board approached these discussions with an open mind as to potential outcomes, including the potential sale of Pacific Biosciences. For various reasons, most of these companies declined to pursue discussions with Pacific Biosciences.

In connection with these strategic partnership discussions, members of Pacific Biosciences management, including Michael W. Hunkapiller, Ph.D., the chairman, president and chief executive officer of Pacific Biosciences, met in September 2017 and November 2017 with members of Illumina management. During these conversations, the members of each of Pacific Biosciences management and Illumina management discussed ways that the two companies could work together.

In December 2017, Illumina informed a representative of Pacific Biosciences that Illumina was still considering a potential strategic partnership with Pacific Biosciences. Illumina also stated that it was then most interested in a co-promotion or co-development relationship in specific areas rather than a broad or exclusive relationship with Pacific Biosciences in the clinical market.

In February 2018, Dr. Hunkapiller and Kathy Ordoñez, a member of the Pacific Biosciences Board who was also then serving as the chief commercial officer of Pacific Biosciences, met with members of Illumina management, including Francis deSouza, Illumina’s president and chief executive officer. At this meeting, the parties discussed opportunities for the two companies to work together in the clinical market.

At various times in April, May and June 2018, Susan Barnes, Pacific Biosciences’ executive vice president and chief financial officer, met with a member of Illumina management. These meetings involved discussions of ways that Pacific Biosciences and Illumina might work together, including (1) a strategic partnership; (2) distribution by Illumina of Pacific Biosciences’ products into the clinical market; (3) distribution by Illumina of Pacific Biosciences’ products in the United States and Europe; (4) collaboration on future joint research and development projects; and (5) collaboration on various human sequencing projects.

On June 11, 2018, Dr. Hunkapiller discussed with a member of Illumina management and certain other Illumina employees various technical aspects of Pacific Biosciences and Illumina collaborating on human sequencing projects.

At various times in July, August and September 2018, Ms. Barnes spoke with one or more members of Illumina management. These meetings involved discussions of ways that Pacific Biosciences and Illumina might work together.

On July 6, 2018, the Pacific Biosciences Board met, with members of Pacific Biosciences management in attendance. The members of the Pacific Biosciences Board discussed the strategic alternatives available to Pacific Biosciences. The Pacific Biosciences Board directed Pacific Biosciences management to continue to explore (1) a potential equity offering in the United States; (2) a potential strategic partnership in the Chinese market coupled with an investment by one or more Chinese investors; and (3) a potential strategic partnership with, or acquisition of Pacific Biosciences by, various companies, including Illumina.

On July 19, 2018, Dr. Hunkapiller, William W. Ericson, Pacific Biosciences’ lead independent director, and Ms. Barnes met with members of Illumina management, including Mr. deSouza, to further discuss aspects of Pacific Biosciences’ current research and development program and ways in which Pacific Biosciences and Illumina could work together in the clinical market.

On July 27, 2018, the Pacific Biosciences Board met, with members of Pacific Biosciences management and representatives of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel to Pacific Biosciences (which we refer to as “Wilson Sonsini”), in attendance. The members of the Pacific Biosciences Board discussed Pacific Biosciences’ cash forecasts and financing alternatives. The members of the Pacific Biosciences Board continued the July 6, 2018, discussion regarding (1) a potential equity offering in the United States; (2) a potential strategic partnership in the Chinese market coupled with an investment by one or more Chinese investors; and (3) a potential strategic partnership with various companies, including Illumina. The Pacific Biosciences Board directed Pacific Biosciences management to continue to explore these alternatives.

On August 24, 2018, members of Pacific Biosciences management, including Dr. Hunkapiller and Ms. Barnes, met with members of Illumina management, including Mr. deSouza, to discuss ways in which Pacific Biosciences and Illumina could work together in the clinical market. During this meeting, members of Pacific Biosciences management informed Illumina management that Pacific Biosciences was actively continuing its efforts to find a strategic partner with the goal of finalizing a transaction before the end of 2018. Accordingly, members of Pacific Biosciences management communicated the importance of Illumina providing a partnership or other transaction proposal in the near future. In response, members of Illumina management informed Pacific Biosciences that Illumina would not be in a position to proceed with any type of discussions until after a meeting of Illumina’s board of directors in September 2018.

On August 30, 2018, the Pacific Biosciences Board met, with members of Pacific Biosciences management and representatives of Wilson Sonsini in attendance. The members of the Pacific Biosciences Board discussed (1) financing alternatives; and (2) a potential strategic partnership with various companies, including Illumina. The Pacific Biosciences Board approved proceeding with an underwritten public equity offering with an aggregate offering price of up to $69 million (inclusive of a 15 percent over-allotment option). The Pacific Biosciences Board also instructed Pacific Biosciences management to continue to pursue a strategic partnership in the Chinese market coupled with an investment by one or more Chinese investors. The Pacific Biosciences Board believed that this investment, together with the proceeds of the public equity offering, would provide Pacific Biosciences with an adequate amount of capital.

By September 2018, Pacific Biosciences had identified a preferred strategic partner for the Chinese market (which we refer to as “Party A”) and was actively discussing a commercial partnership with Party A. Party A was one of the 23 companies previously contacted concerning a strategic partnership. In addition, Pacific Biosciences was in discussions regarding an investment into Pacific Biosciences by one or more Chinese investors, with this investment to occur at approximately the same time as Pacific Biosciences entered into a commercial partnership with Party A. We refer to the possible commercial partnership with Party A and the associated investment by one or more Chinese investors together as the “Partnership Transaction.”

On September 11, 2018, Pacific Biosciences and Illumina entered into a confidentiality agreement (which replaced an expiring confidentiality agreement that covered previous discussions).

On September 14, 2018, Pacific Biosciences completed a $69 million equity offering (inclusive of a 15 percent over-allotment option) at price of $4.25 per share of common stock.

In mid-September 2018, Mr. deSouza and Dr. Hunkapiller spoke. During this conversation, Mr. deSouza stated that Illumina might prefer to acquire Pacific Biosciences rather than enter into any type of strategic partnership, but that no final decision had been reached. This discussion was highly preliminary and possible prices at which Illumina would be prepared to acquire Pacific Biosciences were not discussed. This conversation was the first time that Illumina had expressed an interest in an acquisition of Pacific Biosciences. Mr. deSouza stated that he would speak with Dr. Hunkapiller again after a meeting of Illumina’s board of directors later in September 2018.

On September 25, 2018, Mr. deSouza requested an in-person meeting with Dr. Hunkapiller. That meeting occurred later on September 25, 2018. Also in attendance were Mr. Ericson (in his capacity as Pacific Biosciences’ lead independent director) and Ms. Barnes. At that meeting, Mr. deSouza, on behalf of Illumina, provided Pacific Biosciences with a non-binding letter expressing an interest in an all-cash acquisition of Pacific Biosciences for $7.00 per share of common stock. This letter also requested that Pacific Biosciences agree to negotiate exclusively with Illumina for a period of 30 days.

On September 26, 2018, the Pacific Biosciences Board met, with members of Pacific Biosciences management and representatives of Wilson Sonsini in attendance. The representatives of Wilson Sonsini discussed with the members of the Pacific Biosciences Board their fiduciary duties as directors. The members of the Pacific Biosciences Board discussed the September 25, 2018, letter from Illumina. The Pacific Biosciences Board concluded that (1) Illumina’s proposal warranted additional consideration; and (2) it was not presently interested in considering exclusive negotiations with Illumina. In order to assist with its review of Illumina’s acquisition proposal, the Pacific Biosciences Board discussed the retention of a financial advisor. The Pacific Biosciences Board instructed Pacific Biosciences management to contact Centerview Partners LLC (which we refer to as “Centerview”) to determine Centerview’s ability to serve as Pacific Biosciences’ financial advisor. The members of the Pacific Biosciences Board were familiar with Centerview’s qualifications, expertise, international reputation and knowledge of the industry in which Pacific Biosciences operates, as well as Centerview’s experience in similar situations. The Pacific Biosciences Board also elected to form a committee of directors (which we refer to as the “Transactions Committee”) to oversee this exploration. The Transactions Committee was formed in light of (1) the potentially significant workload that could be involved in considering a sale of Pacific Biosciences; (2) the possibility that Pacific Biosciences management might need feedback and direction on relatively short notice; and (3) the benefits of having independent directors oversee and direct the process of considering a sale. The Transactions Committee was authorized, among other things, to (1) explore, evaluate, consider, review and negotiate the terms and conditions of any transaction relating to any sale of Pacific Biosciences, and to take such other actions with respect to any such transaction as the Transactions Committee deemed necessary, appropriate or advisable; (2) determine whether any sale of Pacific Biosciences is fair to, and in the best interests of, Pacific Biosciences and Pacific Biosciences stockholders; and (3) recommend to the Pacific Biosciences Board what action, if any, should be taken by Pacific Biosciences with respect to any such transaction. The Pacific Biosciences Board retained the power and authority to approve the final decision on a sale of Pacific Biosciences. The Pacific Biosciences Board appointed Mr. Ericson, Randy Livingston and John Milligan, Ph.D. as the members of the Transactions Committee. The Pacific Biosciences Board did not provide for the payment of any additional compensation to the members of the Transactions Committee. The Pacific Biosciences Board was of the consensus that Mr. Ericson and Dr. Hunkapiller should meet with members of Illumina management to further discuss Pacific Biosciences and its technology in an effort to prompt Illumina to increase the value of its acquisition proposal. The Pacific Biosciences Board instructed Pacific Biosciences management to continue to pursue discussions regarding the Partnership Transaction with the goal of signing a definitive agreement by early November 2018.

Later on September 26, 2018, a member of Pacific Biosciences management contacted a representative of Centerview.

On September 27, 2018, Dr. Hunkapiller and Mr. deSouza discussed Illumina’s September 25, 2018, acquisition proposal of $7.00 in cash per share of common stock.

Throughout October 2018, Pacific Biosciences management and its advisors remained in active discussions concerning the Partnership Transaction.

On October 2, 2018, Mr. Ericson (in his capacity as a member of the Transactions Committee) and Dr. Hunkapiller met with members of Illumina management, including Mr. deSouza. During this meeting, Mr. Ericson and Dr. Hunkapiller expressed the view that the Pacific Biosciences Board would likely not accept Illumina’s September 25, 2018, acquisition proposal of $7.00 in cash per share of common stock. Mr. Ericson and Dr. Hunkapiller encouraged Illumina to submit a revised proposal with a higher per-share value. They also informed Illumina that Pacific Biosciences was in discussions concerning the Partnership Transaction and would continue to pursue those discussions so as to maximize the number of strategic options available to Pacific Biosciences (but Pacific Biosciences did not share the identity of Party A with Illumina).

On October 4, 2018, the Transactions Committee met, with members of Pacific Biosciences management and representatives of Wilson Sonsini in attendance. The members of the Transactions Committee discussed (1) the proposed terms of Centerview’s engagement; and (2) the possibility of contacting companies other than Illumina regarding their interest in an acquisition of Pacific Biosciences. The members of the Transactions Committee reviewed the strategic partnership discussions already undertaken by Pacific Biosciences. The Transactions Committee expressed concern that contacting these companies again regarding an acquisition of Pacific Biosciences carried a significant risk of unwanted public disclosure and speculation that Pacific Biosciences was pursuing a sale. The Transactions Committee also expressed concern that any such disclosure and speculation would be harmful to Pacific Biosciences’ business and competitive position, as well as to its relationships with employees, customers and suppliers. The Transactions Committee determined to have additional discussions with Centerview concerning an appropriate response to Illumina’s acquisition proposal.

On October 5, 2018, a representative of Illumina’s financial advisor spoke with a representative of Centerview about Illumina’s interest in acquiring Pacific Biosciences. The representative of Centerview stated that Illumina should consider increasing the value of its acquisition proposal.

On October 7, 2018, the Transactions Committee met, with members of Pacific Biosciences management and representatives of each of Centerview and Wilson Sonsini in attendance. The representatives of Centerview reviewed for, and discussed with, the Transactions Committee a summary of Centerview’s preliminary financial analysis of Illumina’s September 25, 2018, acquisition proposal of $7.00 in cash per share of common stock. The Transactions Committee determined not to contact Illumina until after the upcoming meeting of the Pacific Biosciences Board.

As of October 8, 2018, Pacific Biosciences formally engaged Centerview to serve as its financial advisor.

On October 9, 2018, the Pacific Biosciences Board met, with members of Pacific Biosciences management and representatives of each of Centerview and Wilson Sonsini in attendance for a portion of the meeting. The members of the Transactions Committee provided the members of the Pacific Biosciences Board with an update on discussions with Illumina. The representatives of Centerview reviewed for, and discussed with, the Pacific Biosciences Board a summary of Centerview’s preliminary financial analysis of Illumina’s September 25, 2018, acquisition proposal of $7.00 in cash per share of common stock. The Pacific Biosciences Board directed the Transactions Committee to proceed with a negotiation strategy that encouraged Illumina to increase the value of its acquisition proposal.

On October 10, 2018, the Transactions Committee met, with members of Pacific Biosciences management and representatives of each of Centerview and Wilson Sonsini in attendance. The Transactions Committee determined to wait for Illumina to make a revised acquisition proposal.

On October 12, 2018, the Transactions Committee met, with members of Pacific Biosciences management and representatives of each of Centerview and Wilson Sonsini in attendance. The representatives of Wilson Sonsini discussed with the Transactions Committee the antitrust and competition law implications of an acquisition of Pacific Biosciences by Illumina. The representatives of Centerview again reviewed for, and discussed with, the Transactions Committee a summary of Centerview’s preliminary financial analysis of Illumina’s September 25, 2018, acquisition proposal of $7.00 in cash per share of common stock. The Transactions Committee instructed Centerview to contact Illumina’s financial advisor to determine when Illumina would make a revised acquisition proposal.

Also on October 12, 2018, Pacific Biosciences entered into a non-binding term sheet with Party A concerning aspects of the Partnership Transaction. Party A and Pacific Biosciences had the goal of entering into the Partnership Transaction before November 10, 2018. The parties wished to consummate the Partnership Transaction before November 10, 2018, so that the Partnership Transaction was not required to be filed with the Committee on Foreign Investment in the United States (which we refer to as “CFIUS”). The United States Department of the Treasury has recently issued new regulations to implement the Foreign Investment Risk Review Modernization Act. This legislation expanded the jurisdiction of CFIUS to include many non-controlling investments and made a filing with CFIUS mandatory in connection with those investments.

On October 13, 2018, a representative of Centerview spoke with a representative of Illumina’s financial advisor concerning Illumina’s September 25, 2018, acquisition proposal of $7.00 in cash per share of common stock.

On October 15, 2018, a representative of Centerview spoke with a representative of Illumina’s financial advisor. During this conversation, the representative of Illumina’s financial advisor stated that Illumina was prepared to increase the value of its acquisition proposal to $7.50 in cash per share of common stock. Illumina subsequently confirmed this acquisition proposal in writing.

Later on October 15, 2018, the Transactions Committee met, with members of Pacific Biosciences management and representatives of each of Centerview and Wilson Sonsini in attendance. The representatives of Centerview reviewed for, and discussed with, the Pacific Biosciences Board a summary of Centerview’s preliminary financial analysis of Illumina’s October 15, 2018, acquisition proposal of $7.50 in cash per share of common stock. The Transactions Committee authorized Centerview to make a counterproposal to Illumina of $8.25 in cash per share of common stock.

On October 16, 2018, a representative of Centerview proposed to a representative of Illumina’s financial advisor that Illumina increase the value of its acquisition proposal to $8.25 in cash per share of common stock. In response, the representative of Illumina’s financial advisor stated that Illumina was prepared to increase the value of its acquisition proposal to $7.75 in cash per share of common stock, but that a higher per share price would require additional discussions by Illumina’s board of directors.

Later on October 16, 2018, and following discussions with certain members of each of Pacific Biosciences management and the Transactions Committee, a representative of Centerview informed a representative of Illumina’s financial advisor that Pacific Biosciences believed that a higher per share price was warranted and that Illumina’s board of directors should be consulted.

Still later on October 16, 2018, the Transactions Committee met, with members of Pacific Biosciences management and representatives of each of Centerview and Wilson Sonsini in attendance. The members of Transactions Committee discussed Illumina’s October 16, 2018, acquisition proposal of $7.75 in cash per share of common stock and the earlier conversation between representatives of each of Centerview and Illumina’s financial advisor.

On October 18, 2018, at the request of Illumina, members of Pacific Biosciences management and representatives of Centerview discussed Pacific Biosciences’ expected results for the third quarter of 2018

(which at the time were not publicly available) with members of Illumina management and representatives of Illumina’s financial advisor.

On October 20, 2018, the Transactions Committee met, with members of Pacific Biosciences management and representatives of each of Centerview and Wilson Sonsini in attendance. The members of the Transactions Committee discussed Illumina’s October 16, 2018, acquisition proposal of $7.75 in cash per share of common stock.

Later on October 20, 2018, a representative of Centerview spoke with a representative of Illumina’s financial advisor. During this conversation, the representative of Illumina’s financial advisor stated that Illumina was prepared to increase the value of its acquisition proposal to $8.00 in cash per share of common stock. During this conversation, the representative of Illumina’s financial advisor conveyed that Illumina was unlikely to further increase the value of its acquisition proposal.

On October 21, 2018, the Transactions Committee met, with members of Pacific Biosciences management and representatives of each of Centerview and Wilson Sonsini in attendance. The members of the Transactions Committee discussed Illumina’s October 20, 2018, acquisition proposal of $8.00 in cash per share of common stock. The Transactions Committee determined that it supported proceeding with additional discussions with Illumina and the negotiation of the merger agreement. The Transactions Committee instructed Wilson Sonsini to begin discussions with outside legal counsel to Illumina concerning the antitrust and competition law aspects of an acquisition. In addition, the Transactions Committee approved making a proposal to Illumina under which Illumina would owe Pacific Biosciences a reverse termination fee of 10 percent of the deal value in connection with a failure of the acquisition to be completed due to necessary antitrust and competition law approvals not being obtained.

Later on October 21, 2018, legal counsel to Illumina provided Wilson Sonsini with an initial draft of the merger agreement.

At various points during the week of October 22, 2018, Illumina and its legal counsel and Pacific Biosciences and Wilson Sonsini discussed a number of matters related to the execution and completion of the transaction, including due diligence, negotiation of the terms of the merger agreement and regulatory approvals.

On October 24, 2018, the Pacific Biosciences Board met, with members of Pacific Biosciences management and representatives of each of Centerview and Wilson Sonsini in attendance. The representatives of Centerview reviewed for, and discussed with, the Pacific Biosciences Board a summary of Centerview’s preliminary financial analysis of Illumina’s October 20, 2018, acquisition proposal of $8.00 in cash per share of common stock. With the representatives of Centerview and Wilson Sonsini, the members of the Pacific Biosciences Board discussed the possibility of contacting companies other than Illumina regarding their interest in an acquisition of Pacific Biosciences. In that regard, the Pacific Biosciences Board reviewed the results, on a company-by-company basis, of the strategic partnership discussions that had begun in August 2017. With respect to each company, the Pacific Biosciences Board considered its financial capability and perceived current level of strategic interest in an acquisition of Pacific Biosciences. The Pacific Biosciences Board considered that during the strategic partnership discussions, only one company other than Illumina had expressed any interest in acquiring Pacific Biosciences (and that interest was highly preliminary), and that company had subsequently determined not to pursue an acquisition. Given these earlier strategic partnership discussions, the Pacific Biosciences Board believed that contacting these companies again regarding an acquisition of Pacific Biosciences carried a significant risk of unwanted public disclosure and speculation that Pacific Biosciences was pursuing a sale. The Pacific Biosciences Board believed that any such disclosure and speculation would be harmful to Pacific Biosciences’ business and competitive position, as well as to its relationships with employees, customers and suppliers. The Pacific Biosciences Board also believed that any public speculation that Pacific Biosciences was pursuing a sale had the potential to significantly impact Illumina’s willingness to enter into an acquisition on the terms and at the per share price then being discussed. The Pacific Biosciences Board was concerned that any failure to promptly accept Illumina’s acquisition proposal created a meaningful risk that Illumina would withdraw that proposal and would not pursue it in the future. The Pacific Biosciences Board considered that any merger agreement with Illumina would, among other things, permit Pacific Biosciences, under certain circumstances, to (1) furnish information to, and conduct negotiations with, third parties regarding unsolicited acquisition proposals; and (2) terminate the merger agreement to enter into an alternative acquisition agreement. In light of these considerations, the Pacific Biosciences Board concluded not to contact any of these companies concerning an acquisition of Pacific Biosciences. The representatives of Wilson Sonsini discussed with the Pacific Biosciences Board the process surrounding obtaining necessary antitrust and competition law approvals in connection with an acquisition of Pacific Biosciences by Illumina. It was the consensus of the Pacific Biosciences Board that Pacific Biosciences and Illumina should continue to work toward an acquisition.

During the week of October 29, 2018, representatives of each of Wilson Sonsini and outside legal counsel to Illumina met numerous times to negotiate the terms of the merger agreement. The principal areas of negotiation were (1) the commitments of the parties related to obtaining necessary antitrust and competition law approvals; (2) the remedies available to Pacific Biosciences in connection with a failure of the acquisition to be completed due to necessary antitrust and competition law approvals not being obtained; and (3) the amount of the termination fee payable by Pacific Biosciences in order to accept a superior acquisition proposal from a third party and the circumstances in which that fee would be payable.

On October 30, 2018, the Pacific Biosciences Board met, with members of Pacific Biosciences management and representatives of each of Centerview and Wilson Sonsini in attendance. The representatives of Wilson Sonsini reviewed the terms of the latest draft of the merger agreement. The representatives of Centerview reviewed for, and discussed with, the Pacific Biosciences Board a summary of Centerview’s preliminary financial analysis of Illumina’s October 20, 2018, acquisition proposal of $8.00 in cash per share of common stock. The Pacific Biosciences Board instructed Centerview to use the Forecasts (in addition to historical financial data) for purposes of its financial analysis. Members of Pacific Biosciences management discussed Pacific Biosciences’ cash needs through the time when Pacific Biosciences management expected Pacific Biosciences to become cash-flow positive. The Pacific Biosciences Board considered Pacific Biosciences’ cash needs should an acquisition of Pacific Biosciences by Illumina not be consummated, and the impact that receipt of a reverse termination fee would have on those needs. The Pacific Biosciences Board instructed Wilson Sonsini to continue to negotiate the remedies available to Pacific Biosciences in connection with a failure of the acquisition to be completed due to, among other things, necessary antitrust and competition law approvals not being obtained.

Early on November 1, 2018, the Pacific Biosciences Board met, with members of Pacific Biosciences management and representatives of each of Centerview and Wilson Sonsini in attendance. The representatives of Wilson Sonsini discussed with the members of the Pacific Biosciences Board their fiduciary duties as directors. The representatives of Centerview reviewed for, and discussed with, the Pacific Biosciences Board the financial analysis of Centerview of the merger consideration based on the Forecasts. The representatives of Centerview rendered Centerview’s oral opinion, which was subsequently confirmed by delivery of a written opinion dated November 1, 2018, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the merger consideration to be paid to the holders of shares of common stock (other than Excluded Shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders. The representatives of Wilson Sonsini reviewed with the members of the Pacific Biosciences Board the key terms of the merger agreement. The members of the Pacific Biosciences Board discussed potential reasons for and against entering into the merger with Illumina. The Pacific Biosciences Board then recessed the meeting until later in the day while the final terms of the merger agreement were negotiated.

Later on November 1, 2018, the Pacific Biosciences Board reconvened, with members of Pacific Biosciences management and representatives of each of Centerview and Wilson Sonsini in attendance. The representatives of Wilson Sonsini reviewed with the members of the Pacific Biosciences Board the key terms of the merger agreement, which was now in final form. The Pacific Biosciences Board, after considering the factors more fully described in this proxy statement, (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Pacific Biosciences and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The merger agreement was subsequently signed.

Still later on November 1, 2018, after the close of trading of the common stock on Nasdaq, Pacific Biosciences and Illumina publicly announced the signing of the merger agreement.

Recommendation of the Pacific Biosciences Board and Reasons for the Merger

Recommendation of the Pacific Biosciences Board

The Pacific Biosciences Board has unanimously: (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Pacific Biosciences and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

The Pacific Biosciences Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger.

Reasons for the Merger

In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Pacific Biosciences Board consulted with Pacific Biosciences management, Wilson Sonsini and Centerview. In recommending that Pacific Biosciences stockholders vote “FOR” the adoption of the merger agreement, the Pacific Biosciences Board considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance), each of which the Pacific Biosciences Board believed supported its determination and recommendation.

•

Financial Condition, Results of Operations and Prospects of Pacific Biosciences. The current, historical and projected financial condition, results of operations and business of Pacific Biosciences, as well as Pacific Biosciences’ prospects and risks if it were to remain an independent company. The Pacific Biosciences Board considered Pacific Biosciences’ current business plans, including (1) the risks and uncertainties associated with achieving and executing on Pacific Biosciences’ business plans in the short and long term; (2) the impact of general market, customer and competitive trends on Pacific Biosciences; and (3) the general risks of market conditions that could reduce the price of the common stock. Among the potential risks identified by the Pacific Biosciences Board were:

•

Pacific Biosciences’ competitive positioning and prospects as a standalone company. Included in this was the consideration of Pacific Biosciences’ size, as well as its strategic and financial resources, relative to those of its competitors.

•

Pacific Biosciences’ liquidity position and ongoing financing needs, including the uncertainty and potential inability to raise additional or replacement equity or debt financing on terms acceptable to it. In this regard, the Pacific Biosciences Board considered the potentially lengthy time before Pacific Biosciences was projected to be cash-flow positive.

•

The current status of Pacific Biosciences’ product commercialization efforts, including the planned introduction in 2019 of a new sequencing technology. The Pacific Biosciences Board believed that, as with any new technology, there was significant uncertainty as to final time to market and market acceptance of this new technology.

•

The small size of Pacific Biosciences’ commercial organization and the need to significantly expand the size and scope of that organization through strategic partnerships or substantial investment. In that regard, a strategic partnership with another company carried significant execution and counterparty risk. At the same time, an organic expansion of the commercial organization would require substantial investment and could take an extended period.

•	The need for continued research and development investment in Pacific Biosciences’ DNA sequencing business. This investment would require significant additional capital.

•	The historical execution of Pacific Biosciences management and its ability to continue to drive the business toward positive cash flow.

•

Certainty of Value. The consideration to be received by Pacific Biosciences stockholders in the merger consists entirely of cash, which provides liquidity and certainty of value. The receipt of cash consideration eliminates uncertainty and risk for Pacific Biosciences stockholders related to the continued execution of Pacific Biosciences’ business. The Pacific Biosciences Board also considered that the merger was not subject to any financing condition.

•

Best Value Reasonably Obtainable. The belief of the Pacific Biosciences Board that the per share merger consideration represents the best value reasonably obtainable for the shares of common stock, taking into account the Pacific Biosciences Board’s familiarity with the business, operations, prospects, business strategy, assets, liabilities and general financial condition of Pacific Biosciences on a historical and prospective basis. The Pacific Biosciences Board also considered that the per share merger consideration of $8.00 (an increase from Illumina’s initial proposal of $7.00 per share) constituted a premium of approximately (1) 77 percent to the closing price of the common stock on November 1, 2018 (the last trading day before the announcement of the merger); (2) 75 percent to the volume-weighted average price per share of the common stock for the 30 trading day period up to and including November 1, 2018; and (3) 79 percent to the volume-weighted average price per share of the common stock for the 90 trading day period up to and including November 1, 2018.

•

Fairness Opinion of Centerview. The opinion of Centerview rendered to the Pacific Biosciences Board on November 1, 2018, which was subsequently confirmed by delivery of a written opinion dated November 1, 2018, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the merger consideration to be paid to the holders of shares of Pacific Biosciences common stock (other than Excluded Shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

•

Potential Strategic Alternatives. The (1) possible alternatives to the merger, including the possibility of continuing to operate Pacific Biosciences as an independent entity or of pursuing the Partnership Transaction, and the desirability and perceived risks of those alternatives; (2) potential benefits to Pacific Biosciences stockholders of these alternatives and the timing and likelihood of effecting such alternatives; and (3) Pacific Biosciences Board’s assessment that none of these alternatives was reasonably likely to present superior opportunities for Pacific Biosciences to create greater value for Pacific Biosciences stockholders, taking into account risks of execution as well as business, competitive, financial, industry, market and regulatory risks. The Pacific Biosciences Board believed that the strategic partnership discussions already undertaken had provided Pacific Biosciences with significant insight into the willingness of various companies to partner, or pursue another transaction, with Pacific Biosciences.

•

Negotiations with Illumina and Terms of the Merger Agreement. The terms of the merger agreement, which was the product of arms’-length negotiations, and the belief of the Pacific Biosciences Board that the merger agreement contained customary terms. These terms include:

•	Pacific Biosciences’ ability, under certain circumstances, to furnish information to, and conduct negotiations with, third parties regarding unsolicited acquisition proposals.

•	The Pacific Biosciences Board’s view that the terms of the merger agreement would be unlikely to deter third parties from making a superior proposal.

•

The Pacific Biosciences Board’s ability, under certain circumstances, to withdraw or modify its recommendation that Pacific Biosciences stockholders vote in favor of the adoption of the merger agreement.

•

The Pacific Biosciences Board’s ability, under certain circumstances, to terminate the merger agreement to enter into an alternative acquisition agreement. In that regard, the Pacific Biosciences Board believed that the termination fee payable by Pacific Biosciences in such instance was reasonable, consistent with or below similar fees payable in comparable transactions, and not preclusive of other offers.

•	The limited conditions to Illumina’s obligation to consummate the merger, making the merger reasonably likely to be consummated.

•

The reverse termination fee of $98.0 million payable by Illumina in certain circumstances and the other remedies available to Pacific Biosciences in connection with certain terminations of the merger agreement.

•	The consummation of the merger not being subject to a financing condition.

•

Business Reputation of Illumina. The business reputation, management and financial resources of Illumina. The Pacific Biosciences Board believed that these factors supported the conclusion that a transaction with Illumina could be completed in an orderly manner.

•	Appraisal Rights. The appraisal rights in connection with the merger available to Pacific Biosciences stockholders who timely and properly exercise such appraisal rights under Delaware law.

In recommending that Pacific Biosciences stockholders vote “FOR” the adoption of the merger agreement, the Pacific Biosciences Board also considered a number of uncertainties and risks and other potentially negative factors, including the following (which factors are not necessarily presented in order of relative importance):

•

No Stockholder Participation in Future Growth or Earnings. The nature of the merger as a cash transaction means that Pacific Biosciences stockholders will not participate in the future earnings or growth of Pacific Biosciences, and will not benefit from any appreciation in value of the combined company. The Pacific Biosciences Board also considered the other potential alternative strategies available to Pacific Biosciences, which, despite significant uncertainty, had the potential to result in a more successful and valuable company.

•

Timing and Regulatory Risks. The amount of time that it could take to complete the merger and the uncertainty and related disruption that could arise during that time. In that regard, the Pacific Biosciences Board considered that the merger is subject to antitrust and competition law approvals in the United States and other jurisdictions. These approvals may take significant time to obtain and may not be obtained at all. In addition, if these approvals are not obtained, then Illumina is permitted, under certain circumstances, to terminate the merger agreement and pay Pacific Biosciences the reverse termination fee of $98.0 million. This reverse termination fee may not be sufficient to compensate Pacific Biosciences for the damage suffered by its business as a result of the pendency of the merger or of the strategic initiatives forgone by Pacific Biosciences during this period.

•

Risk Associated with Failure to Consummate the Merger. The possibility that the merger might not be consummated, and if it is not consummated, (1) Pacific Biosciences’ directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction; (2) Pacific Biosciences will have incurred significant transaction costs; (3) Pacific Biosciences’ continuing business relationships with customers, licensors, business partners and employees may be adversely affected; (4) the trading price of the common stock could be adversely affected; (5) the reverse termination fee of $98.0 million payable by Illumina will not be available in all instances in which the merger agreement is terminated; (6) the other contractual and legal remedies available to Pacific Biosystems in the event of termination of the merger agreement may be insufficient, costly to pursue or both; and (7) the market’s perceptions of Pacific Biosciences’ prospects could be adversely affected.

•

Interim Restrictions on Pacific Biosciences’ Business Pending the Completion of the Merger. The restrictions on the conduct of Pacific Biosciences’ business prior to the consummation of the merger, including the requirement that Pacific Biosciences conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent Pacific Biosciences from undertaking strategic initiatives before the completion of the merger that, absent the merger agreement, Pacific Biosciences might have pursued. The Pacific Biosciences Board also considered the restrictions on soliciting other acquisition proposals prior to the consummation of the merger.

•

Effects of Merger Announcement. The effect of the public announcement of the merger agreement, including (1) effects on Pacific Biosciences’ sales, employees, customers, operating results and stock price; (2) the impact of the public announcement of the merger on Pacific Biosciences’ ability to attract and retain key management, sales and marketing, and technical personnel; and (3) the potential for litigation in connection with the merger.

•

Termination Fee Payable by Pacific Biosciences. The requirement that Pacific Biosciences pay Illumina a termination fee of $43.0 million under certain circumstances following termination of the merger agreement, including if the Pacific Biosciences Board terminates the merger agreement to accept a superior proposal. The Pacific Biosciences Board considered the potentially discouraging impact that this termination fee could have on another company’s interest in making a competing proposal to acquire Pacific Biosciences.

•

Taxable Consideration. The receipt of cash in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes for many of PacBio stockholders.

•

Interests of Pacific Biosciences’ Directors and Executive Officers. Pacific Biosciences’ directors and executive officers may have interests in the merger that are different from, or in addition to, those of Pacific Biosciences’ other stockholders.

This discussion is not meant to be exhaustive, but summarizes the material factors considered by the Pacific Biosciences Board in its consideration of the merger. After considering these and other factors, the Pacific Biosciences Board concluded that the potential benefits of the merger outweighed the uncertainties and risks. In view of the variety of factors considered by the Pacific Biosciences Board and the complexity of these factors, the Pacific Biosciences Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Pacific Biosciences Board applied his or her own personal business judgment to the process and may have assigned different weights to different factors. The Pacific Biosciences Board adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommended that Pacific Biosciences stockholders adopt the merger agreement based upon the totality of the information presented to, and considered by, the Pacific Biosciences Board.

Opinion of Centerview Partners LLC

On November 1, 2018, Centerview rendered to the Pacific Biosciences Board its oral opinion, subsequently confirmed in a written opinion dated November 1, 2018, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the merger consideration to be paid to the holders of shares of common stock (other than excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated November 1, 2018, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety by the full text of Centerview’s written opinion attached as Annex B. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Pacific Biosciences Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the merger, and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of shares of common stock (other than excluded shares) of the merger consideration to be paid to such holders pursuant to the merger agreement. Centerview’s opinion did not address any other term or aspect of the merger agreement or the merger and does not constitute a recommendation to any Pacific Biosciences stockholder or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the merger or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

•	a draft of the merger agreement dated November 1, 2018 (which is referred to as the “draft merger agreement”);

•	Annual Reports on Form 10-K of Pacific Biosciences for the years ended December 31, 2017, December 31, 2016, and December 31, 2015;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Pacific Biosciences;

•	certain publicly available research analyst reports for Pacific Biosciences;

•	certain other communications from Pacific Biosciences to Pacific Biosciences stockholders; and

•

certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Pacific Biosciences, including the Forecast, prepared by Pacific Biosciences management and furnished to Centerview by Pacific Biosciences for purposes of Centerview’s analysis (the Forecast as well as the foregoing internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Pacific Biosciences are collectively referred to as the “internal data”).

Centerview also participated in discussions with members of Pacific Biosciences management and representatives of Pacific Biosciences regarding their assessment of the internal data. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for Pacific Biosciences and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the merger with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.

Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with Pacific Biosciences’ consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at Pacific Biosciences’ direction, that the internal data (including, without limitation, the Forecast) were reasonably prepared on bases reflecting the best currently available estimates and judgments of Pacific Biosciences management as to the matters covered thereby and Centerview relied, at Pacific Biosciences’ direction, on the internal data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the internal data or the assumptions on which it was based. In addition, at Pacific Biosciences direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Pacific Biosciences, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of Pacific Biosciences. Centerview assumed, at Pacific Biosciences’ direction, that the final executed merger agreement would not differ in any respect material to Centerview’s analysis or opinion from the draft merger agreement reviewed by Centerview. Centerview also assumed, at Pacific Biosciences’ direction, that the merger will be consummated on the terms set forth in the merger agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of Pacific Biosciences, or the ability of Pacific Biosciences to pay its obligations when they come due, or as to the impact of the merger on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.

Centerview’s opinion expressed no view as to, and did not address, Pacific Biosciences’ underlying business decision to proceed with or effect the merger, or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available to Pacific Biosciences or in which Pacific Biosciences might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of the shares of common stock (other than excluded shares) of the merger consideration to be paid to such holders pursuant to the merger agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the merger, including, without limitation, the structure or form of the merger, or any other agreements or arrangements contemplated by the merger agreement or entered into in connection with or otherwise contemplated by the merger, including, without limitation, the fairness of the merger or any other term or aspect of the merger to, or any consideration to be received in connection therewith by, or the impact of the merger on, the holders of any other class of securities, creditors or other constituencies of Pacific Biosciences or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Pacific Biosciences or any party, or class of such persons in connection with the merger, whether relative to the merger consideration to be paid to the holders of shares of common stock (other than excluded shares) pursuant to the merger agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’ written opinion. Centerview’s opinion does not constitute a recommendation to any Pacific Biosciences stockholder or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the merger or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Pacific Biosciences Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the merger. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview’s Financial Analysis

The following is a summary of the material financial analyses prepared and reviewed with the Pacific Biosciences Board in connection with Centerview’s opinion, dated November 1, 2018. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of Pacific Biosciences. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Pacific Biosciences or any other parties to the merger. None of Pacific Biosciences, Illumina, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Pacific Biosciences do not purport to be appraisals or reflect the prices at which Pacific Biosciences may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses, are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 31, 2018 (the last trading day before the public announcement of the merger) and is not necessarily indicative of current market conditions.

Selected Public Company Analysis

Centerview reviewed and compared certain financial information for Pacific Biosciences to corresponding financial information for the following publicly traded companies that Centerview deemed comparable, based on its experience and professional judgment, to Pacific Biosciences:

Large Cap Companies

•	Agilent Technologies, Inc.

•	Becton, Dickinson and Company

•	Danaher Corporation

•	Illumina, Inc.

•	Mettler-Toledo International Inc.

•	Thermo Fisher Scientific Inc.

•	Waters Corporation

Small/Mid Cap Companies

•	Accelerate Diagnostics, Inc.

•	Bio-Rad Laboratories, Inc.

•	Bio-Techne Corporation

•	bioMerieux

•	Bruker Corporation

•	DiaSorin

•	Haemonetics Corporation

•	Luminex Corporation

•	NanoString Technologies, Inc.

•	PerkinElmer, Inc.

•	Qiagen N.V.

•	Quidel Corporation

Although none of the selected companies is directly comparable to Pacific Biosciences, the companies listed above were chosen by Centerview, among other reasons, because they are publicly traded life science tools and/or diagnostic companies with certain operational, business and/or financial characteristics that, for purposes of Centerview’s analysis, may be considered similar to those of Pacific Biosciences. However, because none of the selected companies is exactly the same as Pacific Biosciences, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of Pacific Biosciences and the selected companies, which could affect the public trading values of each, in order to provide a context in which to consider the results of the quantitative analysis.

Centerview calculated and compared financial multiples for the selected companies based on information it obtained from Pacific Biosciences management, public filings, FactSet (a data source containing historical and estimated financial data) and other Wall Street research. With respect to each of the selected companies, Centerview calculated enterprise value (calculated as the market value of common equity (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, RSUs/PSUs and other convertible securities, plus the book value of debt and certain liabilities less cash and cash equivalents and other investments)) (which is referred to as “EV”), as a multiple of Wall Street research analyst consensus estimated revenues for such selected companies for calendar years 2019 and 2020.

The results of this analysis are summarized as follows:

Large Cap Companies

EV / Revenue Multiple
	2019E	2020E
High	12.0x	10.6x
Median	4.7x	4.5x
Low	3.9x	3.7x

Small/Mid Cap Companies

EV / Revenue Multiple
	2019E	2020E
High	17.9x	8.8x
Median	4.7x	4.4x
Low	2.0x	1.9x

Based on the foregoing, Centerview applied a range of (1) 4.0x to 6.0x estimated 2019 revenue multiples derived from the selected companies to Pacific Biosciences’ estimated calendar year 2019 revenue of $144 million, based on the Forecast, which resulted in an implied per share equity value range for the shares of common stock of approximately $4.30 to $5.95, rounded to the nearest $0.05; and (2) 3.5x to 5.5x estimated 2020 revenue multiples derived from the selected companies to Pacific Biosciences’ estimated calendar year 2020 revenue of $221 million, based on the Forecast, which resulted in an implied per share equity value range for the Shares of approximately $5.45 to $7.90, rounded to the nearest $0.05. Centerview then compared these ranges to the $8.00 per share merger consideration proposed to be paid to the holders of common stock (other than excluded shares) pursuant to the merger agreement.

Selected Precedent Transactions Analysis

Centerview reviewed and analyzed certain information relating to selected transactions involving publicly traded life science tools and/or diagnostic companies that Centerview, based on its experience and judgment as a financial advisor, deemed relevant to consider in relation to Pacific Biosciences and the merger. These transactions were:

Date Announced	Target	Acquiror
06/19/18	Foundation Medicine, Inc.	Roche Holdings, Inc.
09/06/16	Cepheid Inc.	Danaher Corporation
01/08/16	Affymetrix, Inc.	Thermo Fisher Scientific Inc.
09/22/14	Sigma-Aldrich Corporation	Merck KGaA
04/15/13	Life Technologies Corporation	Thermo Fisher Scientific Inc.
09/17/12	IRIS International, Inc.	Danaher Corporation
09/08/11	Caliper Life Sciences, Inc.	PerkinElmer, Inc.
07/11/11	Cellestis Limited	Qiagen N.V.
03/18/11	Celera Corporation	Quest Diagnostics Incorporated
02/07/11	Beckman Coulter, Inc.	Danaher Corporation
12/13/10	Dionex Corporation	Thermo Fisher Scientific Inc.
07/27/09	Varian, Inc.	Agilent Technologies, Inc.

No company or transaction used in this analysis is identical or directly comparable to Pacific Biosciences or the merger. The target companies included in the selected transactions above were selected, among other reasons, because they have certain characteristics that, for the purposes of this analysis, may be considered similar to certain characteristics of Pacific Biosciences. The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Pacific Biosciences and the companies included in the selected precedent transactions analysis. Accordingly, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected transactions analysis. This analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the selected target companies and Pacific Biosciences.

Financial data for the precedent transactions was based on publicly available information at the time of the announcement of the relevant transactions that Centerview obtained from public filings, FactSet and Wall Street research. Using publicly available information, Centerview calculated, for each selected transaction, among other things, the enterprise value implied for the applicable target company based on the consideration payable in the selected transaction (which is referred to as “TEV”) as a multiple of the target company’s (1) forward projected revenue one year following the transaction announcement; and (2) forward projected revenue two years following the transaction announcement.

The results of this analysis are summarized as follows:

TEV / Forward Revenue
	1 Year	2 Year
High	19.5x	14.1x
Median	3.8x	3.8x
Low	1.6x	1.5x

Based on this analysis and other considerations that Centerview deemed relevant in its professional judgment and expertise, Centerview applied a range of (1) 3.5x to 5.5x one-year forward revenue multiples derived from the target companies in the selected precedent transactions, to Pacific Biosciences’ estimated one-year forward revenue of $144 million as of December 31, 2018, as derived from the Forecast, which resulted in an implied per share equity value range for the shares of common stock of approximately $3.90 to $5.55, rounded to the nearest $0.05; and (2) 3.0x to 5.0x two-year forward revenue multiples derived from the precedent transactions to Pacific Biosciences’ estimated two-year forward revenue of $221 million as of December 31, 2018, as derived from the Forecast, which resulted in an implied per share equity value range for the shares of common stock approximately $4.80 to $7.30, rounded to the nearest $0.05. Centerview then compared these ranges to the $8.00 per share merger consideration proposed to be paid to the holders of common stock (other than excluded shares) pursuant to the merger agreement.

Discounted Cash Flow Analysis

Centerview performed a discounted cash flow analysis of Pacific Biosciences based on the Forecasts. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions, estimates of risk and the opportunity cost of capital of the future cash flows or amounts, expected returns and other appropriate factors.

In performing this analysis, Centerview calculated a range of equity values for Pacific Biosciences by discounting to present value as of December 31, 2018, using discount rates ranging from 11% to 13% (reflecting Centerview’s analysis of Pacific Biosciences’ weighted average cost of capital) and the mid-year convention: (1) the forecasted, after-tax unlevered free cash flows of Pacific Biosciences over the period beginning on January 1, 2019 and ending on December 31, 2028, as set forth in the Forecast; and (2) a range of implied terminal values of Pacific Biosciences at the end of the Forecast period calculated by applying an illustrative range of enterprise value to earnings before interest, taxes, depreciation and amortization (which is referred to as “EBITDA”) multiples of 12.0x to 16.0x, which Centerview selected utilizing its professional judgment and experience, to Pacific Biosciences’ estimated forward EBITDA as of December 31, 2028, as set forth in the Forecasts. In performing this analysis, Centerview adjusted for (i) Pacific Biosciences’ estimated net cash balance of $136 million as of December 31, 2018; (ii) the net present value of standalone tax savings from federal net operating losses of $50 million, or $0.30 per share, based on the estimated utilization of Pacific Biosciences’ net operating losses; and (iii) at the direction of Pacific Biosciences management, an assumed $50 million equity financing at $4.25 per share (which is referred to as the “equity financing”). Centerview divided the result of the foregoing calculations by the number of fully-diluted outstanding shares of common stock (determined using the treasury stock method and taking into account outstanding in-the-money options and RSUs/PSUs and including shares to be issued in the equity financing) as of October 30, 2018, based on the internal data to derive a range of implied values per share of common stock of approximately $6.75 to $9.20, rounded to the nearest $0.05. Centerview compared this range to the $8.00 per share merger consideration proposed to be paid to the holders of common stock (other than excluded shares) pursuant to the merger agreement.

Other Factors

Centerview noted for the Pacific Biosciences Board the additional factors solely for informational purposes, including, among other things, the following:

•

Historical closing trading prices of the shares of common stock during the 52-week period ended October 31, 2018 (the last trading day before the public announcement of the merger), which reflected low and high stock closing prices for Pacific Biosciences during such period of approximately $2.05 to $5.55 per share.

•

Stock price targets for the shares of common stock in publicly available Wall Street research analyst reports, which indicated low and high stock price targets for common stock ranging from $3.50 to $8.00 per share.

•

An analysis of premiums paid in the selected transactions involving publicly traded life science tools and/or diagnostic companies, as set forth in the section of this proxy statement captioned “—Opinion of the Centerview Partners LLC—Selected Precedent Transactions Analysis,” for which premium data was available. The premiums in this analysis were calculated by comparing the per share acquisition price in each transaction to the closing price of the target company’s common stock for the date one day prior to the date on which the trading price of the target’s common stock was perceived to be affected by a potential transaction. Based on the analysis above and other considerations that Centerview deemed relevant in its professional judgment, Centerview applied a range of 30 percent to 50 percent to closing stock price on October 31, 2018 (the last trading day before the public announcement of the merger) of $4.45, which resulted in an implied price range of approximately $5.80 to $6.70 per share, rounded to the nearest $0.05.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Pacific Biosciences Board in its evaluation of the merger. Consequently, the analyses described above should not be viewed as determinative of the views of the Pacific Biosciences Board or Pacific Biosciences management with respect to the merger consideration or as to whether the Pacific Biosciences Board would have been willing to determine that a different consideration was fair. The consideration for the merger was determined through arm’s-length negotiations between Pacific Biosciences and Illumina and was approved by the Pacific Biosciences Board. Centerview provided advice to Pacific Biosciences during these negotiations. Centerview did not, however, recommend any specific amount of consideration to Pacific Biosciences or the Pacific Biosciences Board or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, Centerview was not (except for the current engagement) engaged to provide financial advisory or other services to Pacific Biosciences, and Centerview has not received any compensation from Pacific Biosciences. In the two years prior to the date of its written opinion on November 1, 2018, Centerview was not engaged to provide financial advisory or other services to Illumina or Merger Sub, and Centerview has not received any compensation from Illumina. Centerview may provide financial advisory and other services to or with respect to Pacific Biosciences or Illumina or their respective affiliates in the future, for which Centerview may receive compensation. Certain (1) of Centerview’s and its affiliates’ directors, officers, members and employees, or family members of such persons; (2) of Centerview’s affiliates or related investment funds; and (3) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, Pacific Biosciences, Illumina or any of their respective affiliates, or any other party that may be involved in the merger.

The Pacific Biosciences Board selected Centerview as its financial advisor in connection with the merger based on Centerview’s reputation and experience. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger.

In connection with Centerview’s services as the financial advisor to the Pacific Biosciences Board, Pacific Biosciences has agreed to pay Centerview an aggregate fee of $18.5 million, $2 million of which was payable upon the rendering of Centerview’s opinion and $16.5 million of which is payable contingent upon consummation of the merger. In addition, Pacific Biosciences has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.

Financial Forecasts

Pacific Biosciences does not, as a matter of course, make public projections as to its future financial performance. However, Pacific Biosciences management regularly prepares internal financial forecasts regarding its future operations for subsequent fiscal years.

In connection with Pacific Biosciences’ strategic planning process, Pacific Biosciences management prepared and provided to the Pacific Biosciences Board various forward-looking financial information for fiscal years 2018 through 2028. This financial information is collectively referred to as the “Forecasts.” Pacific Biosciences also provided the Forecasts to Centerview. A summary of the Forecasts is set forth in the table below.

The Forecasts were not prepared with a view toward public disclosure or to complying with accounting principles generally accepted in the United States (which we refer to as “GAAP”). In addition, the Forecasts were not prepared with a view toward complying with the guidelines established by the SEC or by the American Institute of Certified Public Accountants with respect to prospective financial information. In addition, the Forecasts assume that Pacific Biosciences would continue as a standalone company and do not reflect the impact of the merger (if it is completed).

The projections were prepared by, and are the responsibility of, Pacific Biosciences management. In the opinion of Pacific Biosciences management, the Forecasts (1) were prepared on a reasonable basis; (2) reflected the best currently available estimates and judgments; and (3) presented, to Pacific Biosciences management’s knowledge, the expected future financial performance of Pacific Biosciences within the parameters and under the assumptions specified in preparing the Forecasts. Because the Forecasts reflect estimates and judgments, they are susceptible to sensitivities and assumptions, as well as multiple interpretations based on actual experience and business developments. The Forecasts also cover multiple years and such information by its nature becomes less predictive with each succeeding year.

Neither Pacific Biosciences’ independent registered public accounting firm nor any other independent accountants have (1) compiled, reviewed, audited, examined or performed any procedures with respect to the Forecasts; (2) expressed any opinion or any other form of assurance on such information or the achievability of such information; or (3) assumed any responsibility for the Forecasts. Pacific Biosciences’ independent registered public accounting firm disclaims any association with the Forecasts.

The Forecasts are forward-looking statements. Although the Forecasts are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by Pacific Biosciences management that Pacific Biosciences management believed were reasonable at the time that the Forecasts were prepared, taking into account the relevant information available to Pacific Biosciences management at that time. However, the Forecasts are not fact and should not be relied upon as being necessarily indicative of future results. Important factors that may affect actual results and cause the Forecasts not to be achieved include, among others, (1) general economic conditions; (2) the accuracy of certain accounting assumptions; (3) changes in actual or projected cash flows; (4) competitive pressures; and (5) changes in tax laws. Additional factors that may impact Pacific Biosciences and its business can be found in the various risk factors included in Pacific Biosciences’ periodic filings with the SEC. All of these factors are difficult to predict, and many of them are outside of Pacific Biosciences’ control. As a result, there can be no assurance that the Forecasts will be realized, and actual results may be materially better or worse than those contained in the Forecasts. The Forecasts may differ from publicized analyst estimates and forecasts and do not take into account any events or circumstances after the date that they were prepared, including the announcement of the merger. Pacific Biosciences does not intend to update or otherwise revise the Forecasts to reflect circumstances existing after the date they were made or to reflect the occurrence of future events, even if any or all of the assumptions underlying the Forecasts are shown to be in error or no longer appropriate.

By including the Forecasts in this proxy statement, neither Pacific Biosciences nor any of its representatives has made or makes any representation to any person regarding Pacific Biosciences’ ultimate performance as compared to the information contained in the Forecasts. The inclusion of the Forecasts should not be regarded as an indication that the Pacific Biosciences Board, Pacific Biosciences or any other recipient of the Forecasts considered, or now considers, the Forecasts to be predictive of actual future results. Further, the inclusion of the Forecasts in this proxy statement does not constitute an admission or representation by Pacific Biosciences that the information presented is material. The summary of the Forecasts is not being included in this proxy statement to influence the decision of any Pacific Biosciences stockholder on how to vote at the special meeting.

Pacific Biosciences stockholders are cautioned not to place undue reliance on the Forecasts, as Pacific Biosciences may not achieve the Forecasts whether or not the merger is completed.

Forecasts

(Dollars in millions)(1)	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Revenue	$89	$144	$221	$308	$363	$413	$446	$482	$518	$565	$636
Cost of Goods Sold	($54)	($78)	($101)	($123)	($145)	($158)	($171)	($186)	($197)	($212)	($236)
Gross Profit	$36	$65	$121	$185	$218	$256	$275	$296	$321	$353	$400
Total R&D	($61)	($56)	($58)	($60)	($62)	($66)	($71)	($77)	($83)	($90)	($102)
Total SG&A	($58)	($57)	($61)	($64)	($73)	($83)	($89)	($96)	($104)	($113)	($127)
EBIT	($83)	($48)	$2	$61	$83	$107	$115	$123	$135	$149	$171
EBITDA	($75)	($39)	$9	$69	$91	$115	$123	$131	$144	$159	$180

(1)	Totals may not foot due to rounding.

In addition, at the direction of the Pacific Biosciences’ management, Centerview calculated, from the Forecasts, unlevered free cash flow as set forth below for use in Centerview’s discounted cash flow analysis (see the section of the proxy statement captioned “—Discounted Cash Flow Analysis”). The calculation of unlevered free cash flow includes estimated capital expenditures, depreciation and amortization, and changes in net working capital. At the direction of Pacific Biosciences’ management, the calculation also includes an adjustment for the net present value of standalone tax savings from federal net operating losses of $50.0 million, or $0.30 per share, based on the estimated utilization of Pacific Biosciences’ net operating losses, and an assumed $50.0 million equity financing at $4.25 per share.

($ in millions)	FY 2019E	FY 2020E	FY 2021E	FY 2022E	FY 2023E	FY 2024E	FY 2025E	FY 2026E	FY 2027E	FY 2028E
Unlevered Free Cash Flow(1)	(56)	1	41	61	82	89	96	105	116	130

(1)

Unlevered free cash flow is defined as the Company’s free cash flow before interest payments and is calculated as earnings before interest, taxes, depreciation and amortization, less capital expenditures, less changes in net working capital and less tax expense. Unlevered free cash flow is a non-GAAP financial measure.

Interests of Pacific Biosciences’ Directors and Executive Officers in the Merger

When considering the recommendation of the Pacific Biosciences Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Pacific Biosciences stockholders . In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by Pacific Biosciences stockholders, the Pacific Biosciences Board was aware of and considered these interests to the extent that they existed at the time, among other matters. The Pacific Biosciences Board was aware of and considered these interests to the extent that they existed at the time, among other matters, in approving the merger agreement and the merger and recommending that the merger agreement be adopted by Pacific Biosciences stockholders. These interests are more fully described below.

Insurance and Indemnification of Directors and Executive Officers

Pursuant to the terms of the merger agreement, directors and officers of Pacific Biosciences will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies. For more information, see the section of this proxy statement captioned “The Merger Agreement—Indemnification and Insurance.”

Treatment of Equity-Based Awards

Treatment of Company Options

As of November 26, 2018, there were outstanding company options to purchase 20,402,654 shares of common stock with an exercise price below $8.00 per share, of which company options to purchase 1,560,834 shares of common stock were held by our directors and of which company options to purchase 5,491,258 shares of common stock were held by our executive officers (including Mr. Corcoran who was an executive officer during Pacific Biosciences’ 2017 fiscal year but no longer is an executive officer for Pacific Biosciences’ 2018 fiscal year and whose employment with Pacific Biosciences terminated on November 23, 2018).

At or immediately prior to the effective time of the merger, each in-the-money company option will be canceled and converted into the right to receive a cash amount equal to the product of (1) the excess of the per share merger consideration over the applicable per share exercise price of such canceled company option, multiplied by (2) the aggregate number of shares of common stock subject to the in-the-money company option immediately before the effective time of the merger. Any company option that is not an in-the-money company option will be canceled as of the effective time of the merger without any amount payable in exchange. Holders of unvested company options (including company options that are not in-the-money company options) will be given an opportunity to exercise any unvested company options prior to, and contingent upon the consummation of the transactions contemplated by the merger agreement.

Treatment of Company RSUs

As of November 26, 2018, there were outstanding company RSU awards that cover 323,750 shares of common stock, of which company RSUs covering 43,750 shares of common stock were held by our directors and of which company RSUs covering 108,750 shares of common stock were held by our executive officers. As a result of the termination of his employment on November 23, 2018, Mr. Corcoran no longer holds any company RSUs.

At or immediately prior to the effective time of the merger, each company RSU award will be canceled and converted into the right to receive a cash amount equal to the product of (1) the per share merger consideration, multiplied by (2) the total number of shares of common stock subject to such company RSU award immediately prior to the effective time of the Merger.

Treatment of Company PRSUs

As of November 26, 2018, there were outstanding company PRSU awards that cover 586,096 shares of common stock (at target), of which company PRSU awards covering 87,500 shares of common stock (at target) were held by our directors and of which company PRSU awards covering 217,355 shares of common stock (at target) were held by our executive officers. As a result of the termination of his employment on November 23, 2018, Mr. Corcoran no longer holds any company PRSUs.

At or immediately prior to the effective time of the Merger, each company PRSU award will be canceled and converted into the right to receive a cash amount equal to the product of (1) the per share merger consideration, multiplied by (2) the number of shares of common stock that would be payable if such company PRSU award had vested at target performance.

Treatment of the ESPP

Our ESPP (and all outstanding rights thereunder) will be terminated no later than as of immediately prior to the effective time of the Merger, contingent upon the consummation of the transactions contemplated by the merger agreement. From and after the date of the merger agreement, no new participants are permitted to participate in the ESPP and participants may not increase their payroll deductions or purchase elections from those in effect on the date of the merger agreement. Except for the final offering period, no new offering or purchase period will be authorized, continued or commenced following the date of the merger agreement. In addition, from and after the date of the merger agreement, both the maximum number of shares of common stock that a participant in the ESPP can purchase and the total number of shares of common stock available under the ESPP will not be increased. Unless otherwise agreed between Illumina and us, the final offering period will terminate no later than as of immediately following the next scheduled purchase date (to occur on March 1, 2019), and the exercise date under the final offering period will accelerate and occur on such termination date with respect to any then-outstanding purchase rights. Additionally, shares of common stock purchased under the terms of the ESPP for the final offering period will be canceled at the effective time of the Merger in exchange for the right to receive the per share merger consideration in accordance with the merger agreement. As promptly as practicable following the purchase of shares of common stock under the final offering period, Pacific Biosciences will return to each participant the funds, if any, that remain in such participant’s account after such purchase.

Equity Interests of Pacific Biosciences’ Executive Officers and Non-Employee Directors

The following table sets forth for each Pacific Biosciences executive officer and director, as of November 26, 2018, (1) the number of shares of common stock held; (2) the number of shares of common stock subject to in-the-money company options; and (3) the number of shares of common stock subject to company RSUs and company PRSUs (at target). The table sets forth the values of these shares of common stock and equity awards based on the per share merger consideration (minus the applicable exercise price in the case of the in-the-money company options).

Equity Interests of Pacific Biosciences’ Executive Officers and Non-employee Directors

Name	Number of Shares Held (#)(1)	Value of Shares Held ($)(1)	Number of Shares Subject to In-the-Money Options (#)(2)	Value of In-the-Money Company Options ($)(2)	Number of Shares Subject to Company RSUs and Company PRSUs (#)(3)	Value of Shares Subject to Company RSUs and Company PRSUs ($)(3)	Total ($)
Michael Hunkapiller, Ph.D.	2,300,000	18,400,000	2,855,000	9,198,150	150,000	1,200,000	28,798,150
Susan K. Barnes	347,417	2,779,336	1,436,262	3,394,781	131,250	1,050,000	7,224,117
Kevin Corcoran(4)	163,115	1,304,920	602,496	1,783,015	—	—	3,087,935
Michael Phillips	200,156	1,601,248	597,500	1,791,750	44,835	358,680	3,751,678
David Botstein, Ph.D	—	—	160,000	732,450	—	—	732,450
William Ericson	—	—	150,000	674,250	—	—	674,250
Randy Livingston	—	—	190,000	768,650	—	—	768,650
Christian Henry	—	—	35,000	151,900	—	—	151,900
Marshall Mohr	—	—	185,000	846,700	—	—	846,700
John Milligan, Ph.D.	—	—	135,000	570,050	—	—	570,050
Kathy Ordoñez(5)	—	—	547,500	2,578,075	131,250	1,050,000	3,628,075
Lucy Shapiro, Ph.D	101,666	813,328	58,334	257,918	—	—	1,071,246

(1)

This number includes the number of shares of common stock directly held by the individual as of November 26, 2018. For additional information regarding beneficial ownership of common stock, see the section of this proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management.” The value shown with respect to the shares is determined as the product of (1) the corresponding number of shares of common stock in the “Number of Shares Held” column, multiplied by (2) the per share merger consideration.

(2)

This number represents the number of shares of common stock subject to outstanding, in-the-money company options, whether vested or unvested, held by the individual. The value shown with respect to the in-the-money company options is determined as the excess of (1) the total number of shares of common stock subject to in-the-money company options multiplied by the per share merger consideration, over (2) the aggregate exercise price for such in-the-money company options.

(3)

The amounts are the total number of shares subject to outstanding company RSUs and company PRSUs (at target) for which the corresponding company RSU or company PRSU consideration will be payable in connection with the merger. The value shown with respect to company RSUs and company PRSUs is determined as the product of the per share merger consideration, multiplied by (a) for company RSUs, the total number of shares of common stock subject to company RSUs; and (b) for company PRSUs, the number of shares of common stock subject to company PRSUs based on target performance. The aggregate maximum number of shares subject to the company PRSUs held by each of Dr. Hunkapiller, Ms. Barnes, Mr. Phillips, and Ms. Ordoñez that may become eligible to vest under such awards is 112,500, 98,438, 37,294, and 98,438, respectively. For additional information regarding the company RSUs and company PRSUs, see the section of the proxy statement captioned “The Merger—Interests of Pacific Biosciences’ Directors and Officers in the Merger—Golden Parachute Compensation.”

(4)

Mr. Corcoran resigned from his role as Senior Vice President, Market Development, and his employment terminated on November 23, 2018. As a result, the unvested portion of his in-the-money company options, company RSUs and company PRSUs terminated. The values shown with respect to his in-the-money company options, company RSUs and company PRSUs do not include such terminated amounts.
(5)	Ms. Ordoñez is Pacific Biosciences’ former Chief Commercial Officer. She remains a director of Pacific Biosciences.

Payments Upon Termination Following Change of Control

Change in Control Agreements

Pacific Biosciences entered into change in control agreements with Dr. Hunkapiller, Ms. Barnes and Mr. Phillips. Pacific Biosciences also previously entered into a change in control agreement with Ms. Ordoñez and Mr. Corcoran. In connection with Ms. Ordoñez’ resignation from her role as Chief Commercial Officer and Executive Vice President on October 30, 2018, she is no longer eligible to receive any severance benefits under that agreement. Additionally, as a result of Mr. Corcoran’s resignation on November 23, 2018, he is no longer eligible to receive any severance benefits under his change in control agreement.

The change in control agreements with Dr. Hunkapiller, Ms. Barnes, and Mr. Phillips provide that if, on or within 12 months following a change in control (as defined in the change in control agreements), Pacific Biosciences terminates his or her employment with Pacific Biosciences for a reason other than “cause,” his or her death or “disability,” or he or she resigns for “good reason,” in each case, as set forth in the applicable change in control agreement, he or she would be entitled to:

•

continuing payments of base salary in effect immediately before the termination of his or her employment or, if greater, the base salary as in effect immediately before the merger, for a period of (1) in the case of Dr. Hunkapiller, 12 months; and (2) in the case of Ms. Barnes, and Mr. Phillips, six months, in each case from the date of termination of employment;

•	100 percent of the unvested portion of his or her then-outstanding equity awards will vest immediately and, to the extent applicable, become exercisable; and

•

Pacific Biosciences-paid or Pacific Biosciences-reimbursed premiums for continuation coverage as applicable, pursuant to COBRA for himself or herself and his or her eligible dependents (as applicable), subject to his or her timely election to continue such coverage, for up to 12 months (for Dr. Hunkapiller) or six months (for Ms. Barnes and Mr. Phillips) following termination of employment, except that, in the case of Dr. Hunkapiller, if we determine in our sole discretion that we cannot provide the COBRA benefits without potentially violating applicable law, then we will provide instead a taxable monthly payment in an amount equal to the monthly COBRA premium, regardless of whether he elects COBRA continuation coverage.

In order to receive the severance benefits under the change in control agreement, the executive officer must execute and not revoke a separation and release of claims agreement in favor of Pacific Biosciences. The executive officer also is required to comply with the terms of his or her confidential information and invention assignment agreement previously entered into with Pacific Biosciences, including obligations relating to non-solicitation of Pacific Biosciences employees for a period of 12 months following the termination of his or her employment.

Each severance agreement provides that, if any payment or benefits to the applicable named executive officer (including the payments and benefits under his or her severance agreement) would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and therefore would be subject to an excise tax under Section 4999 of the Internal Revenue Code, then such payments and benefits will be either (1) reduced to the largest portion of the payments and benefits that would result in no portion of the payments and benefits being subject to the excise tax; or (2) not reduced, whichever, after taking into account all applicable federal, state, and local employment taxes, income taxes and the excise tax, results in his or her receipt, on an after-tax basis, of the greater payments and benefits.

Under the change in control agreements for each of Dr. Hunkapiller, Ms. Barnes and Mr. Phillips, the following definitions are used:

•

“Cause” generally means (1) conviction of any felony; (2) conviction of any crime involving moral turpitude or dishonesty that causes, or is likely to cause, material harm to us; (3) participation in a fraud or willful act of dishonesty against us that causes, or is likely to cause, material harm to us; (4) intentional and material damage to our property; or (5) material breach of our proprietary information and inventions agreement;

•

“Disability” means an executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; and

•

“Good reason” generally means an executive’s termination of employment within thirty days following the expiration of any cure period (discussed below) following the occurrence of one or more of the following, without his or her express written consent: (1) (i) for each of Ms. Barnes and Mr. Phillips, a material reduction of his or her duties, authority, or responsibilities, relative to the executive’s duties, authority, or responsibilities as in effect immediately prior to such reduction; provided, however, that a reduction in duties, authority, responsibilities solely by virtue of our being acquired and made part of a larger entity (for example, where he or she retains essentially the same responsibility and duties of the subsidiary, business unit or division substantially containing our business following a change in control) shall not constitute good reason; (ii) for Dr. Hunkapiller, a material reduction of his duties, authority, or responsibilities, relative to his duties, authority, or responsibilities as in effect immediately prior to such reduction, or any change which results in his ceasing to serve as Pacific Biosciences’ chief executive officer, except that ceasing to serve as president of Pacific Biosciences or executive chairman of the Pacific Biosciences Board will not constitute good reason; (2) for each of Dr. Hunkapiller, Ms. Barnes and Mr. Phillips, a material reduction by Pacific Biosciences in his or her annualized base pay as in effect immediately prior to such reduction (in other words, a reduction of more than 10 percent of his or her annualized base compensation in any one year, other than a reduction applicable to executives generally that does not adversely affect him or her to a greater extent than other similarly-situated executives); (3) for each of Dr. Hunkapiller, Ms. Barnes and Mr. Phillips, the relocation of his or her principal place of performing his or her duties as an employee of Pacific Biosciences by more than 50 miles; or (4) for each of Dr. Hunkapiller, Ms. Barnes and Mr. Phillips, Pacific Biosciences’ failure to obtain the assumption of the change in control agreement by a successor; except that, in order for an event to qualify as good reason, he or she must not terminate employment without first providing Pacific Biosciences with written notice of the acts or omissions constituting the grounds for good reason within 90 days of the initial existence of the grounds for good reason and a reasonable cure period of not less than 30 days following the date of such notice.

The closing of the merger will constitute a “change in control” under the change in control agreements.

PRSU Agreements

Each of Dr. Hunkapiller, Mses. Barnes and Ordoñez, and Mr. Phillips holds awards of company PRSUs that provide that, if a “change in control” (as defined in the applicable Pacific Biosciences equity incentive plan) occurs during the applicable performance period (or during the period after the end of the applicable performance period but before the applicable determination date), then effective as of immediately before the completion of the change in control, all of the applicable performance goals automatically will be deemed to have been achieved at the target level, such that 100 percent of the target number of shares subject to the award will be considered eligible to vest based on the individual’s continued status as a service provider through the applicable vesting date, and the applicable performance goals no longer will apply to the award. Mr. Corcoran no longer holds any company PRSUs due to the termination of his employment on November 23, 2018.

The closing of the merger will constitute a “change in control” for the purposes of the company PRSUs.

Director Equity Awards

Ms. Ordoñez holds company option awards granted under our 2010 Outside Director Equity Incentive Plan (which we refer to as the “director plan”). In the event of a “change in control,” as defined in our director plan, these awards will vest in full and become exercisable.

The closing of the merger will constitute a “change in control” under the director plan. As described above, all in-the-money company options, including those granted under the director plan, will be canceled and converted into the right to receive cash consideration in an amount set forth in the Merger Agreement.

Chief Executive Officer and Chief Financial Officer Compensation

On November 1, 2018, the Pacific Biosciences Board approved cash bonuses to Dr. Hunkapiller and Ms. Barnes in the amount of $1,030,000 and $617,500, respectively. These amounts were approved as compensation for their services as Pacific Biosciences’ chief executive officer and chief financial officer, respectively, in light of each of these executive officers previously having received $1 as cash compensation for their services during the year. These amounts were intended to recognize their commitment to the best interests of Pacific Biosciences and to provide compensation commensurate with their roles at, and services provided to, Pacific Biosciences.

Golden Parachute Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K published by the SEC regarding certain compensation that each of Pacific Biosciences’ named executive officers may receive that is based on, or that otherwise relates to, the merger. Pacific Biosciences’ “named executive officers” for purposes of the disclosure in this proxy statement are Dr. Hunkapiller, Mses. Barnes and Ordoñez, and Messrs. Corcoran and Phillips. For additional details regarding the terms of the payments quantified below, see the sections of this proxy statement captioned “—Interests of Pacific Biosciences’ Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards” and “The Merger—Interests of Pacific Biosciences’ Directors and Executive Officers in the Merger—Payments Upon Termination Following Change of Control.”

The figures in the table are estimated based on (1) assumed compensation and benefit levels as of November 26, 2018; (2) an assumed effective date of November 26, 2018, for the merger, which is the latest practicable date with respect to the date of this proxy statement; and (3) the assumed termination of the named executive officer’s employment without cause on the day immediately following such effective date for the merger. The amounts reported below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger may differ from the amounts set below. Pacific Biosciences’ named executive officers will not receive pension, non-qualified deferred compensation, or tax reimbursements in connection with the merger.

As required by applicable SEC rules, all amounts below that are determined using the per share value of the common stock have been calculated based on the per share merger consideration.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total Payments ($)
Michael Hunkapiller, Ph.D.	$1,030,001	$2,370,376	—	$3,400,377	(4)
Susan K. Barnes	$617,501	$1,889,405	$57	$2,506,963	(4)
Kathy Ordoñez	—	$2,866,165	—	$2,866,165
Kevin Corcoran(5)	—	—	—	—
Michael Phillips	$168,400	$829,603	$9,508	$1,007,511	(4)

(1)

A portion of the amounts for Dr. Hunkapiller and Ms. Barnes, consisting of $1,030,000 and $617,500, respectively, were paid in November 2018 in order to compensate our chief executive officer and chief financial officer for their services to Pacific Biosciences, in light of their previously having received $1 as cash compensation for the year. These compensation amounts would be considered “single trigger” payments since they were not made in connection with any termination of employment. The remaining amount for each of Dr. Hunkapiller and Ms. Barnes, and the full amount for Mr. Phillips, represent the “double-trigger” cash severance payments to which he or she may become entitled under the applicable change in control agreement, as described in further detail in the section of this proxy statement captioned “—Interests of Pacific Biosciences’ Directors and Executive Officers in the Merger—Payments Upon Termination Following Change of Control.” The amounts represent continuing payments of severance at a rate equal to his or her base salary rate, in the case of Dr. Hunkapiller, for 12 months (or $1), and in the case of Ms. Barnes and Mr. Phillips, six months (or $0.50 and $168,400, respectively), from the date of such termination of employment.

(2)

This amount includes the “single-trigger” vesting acceleration of 100 percent of the unvested portion of his or her outstanding equity awards to which each named executive officer may become entitled pursuant to the treatment of equity awards under the merger agreement. The following table quantifies the value of such payments and the number of shares to which the payment relate:

Name(a)	Number of Shares Subject to Unvested, In-the-money Company Options (#)	Value of Unvested, In-the-money Company Options ($)(b)	Number of Shares Subject to Company RSUs (#)	Value of Company RSUs ($)(c)	Number of Shares Subject to Company PRSUs at Target (#)	Value of Company PRSUs at Target ($)(d)
Michael Hunkapiller, Ph.D.	481,284	1,170,376	50,000	400,000	100,000	800,000
Susan K. Barnes	320,491	839,405	43,750	350,000	87,500	700,000
Kathy Ordoñez	352,347	1,816,165	43,750	350,000	87,500	700,000
Kevin Corcoran	—	—	—	—	—	—
Michael Phillips	119,379	470,923	15,000	120,000	29,835	238,680

(a)

In addition to the “single trigger” vesting acceleration pursuant to the terms of the merger agreement, the equity awards held by each of Dr. Hunkapiller, Ms. Barnes, and Mr. Phillips have “double trigger” vesting acceleration of 100 percent of the unvested portion pursuant to his or her change in control agreement as described in further detail in the section of this proxy statement captioned “The Merger—Interests of Pacific Biosciences’ Directors and Executive Officers in the Merger—Payments Upon Termination Following Change of Control.” For additional information regarding Ms. Ordoñez’ equity awards, please see the section of this proxy statement captioned “—Interests of Pacific Biosciences’ Directors and Executive Officers in the Merger—Payments Upon Termination Following Change of Control.”

(b)

This amount represents a cash amount equal to (1) the product of (i) the per share merger consideration, multiplied by (ii) the aggregate number of shares subject to the in-the-money, unvested company options held by the named executive officer (as set forth in the column immediately to the left of this column), minus (2) the aggregate exercise price of such company options.

(c)

This amount represents a cash amount equal to the product of (1) the per share merger consideration, multiplied by (2) the total number of shares of common stock subject to such company RSUs held by the named executive officer (as set forth in the column immediately to the left of the applicable column).

(d)

This amount represents a cash amount equal to the product of (1) the per share merger consideration, multiplied by (2) the number of shares of common stock subject to company PRSUs held by the named executive officer that would be payable if such company PRSU were to vest at target performance (as set forth in the column immediately to the left of the applicable column). The aggregate maximum number of shares subject to the company PRSUs held by each of Dr. Hunkapiller, Mses. Barnes and Ordoñez, and Mr. Phillips that may become eligible to vest under such awards is 112,500, 98,438, 98,438, and 37,294, respectively. The difference in number of shares subject to PRSUs between target performance and maximum performance relate to certain company PRSUs held by the named executive officer for which the applicable performance period will end on December 31, 2018. On the date of certification by the Pacific Biosciences Board or its compensation committee of the applicable performance under such PRSU awards, which generally will occur during the first calendar quarter of 2019, the applicable number of shares of common stock subject to the company PRSU award will vest subject to the individual’s continued service through such date.
(3)

This amount represents 12 months for Dr. Hunkapiller and in the case of Ms. Barnes and Mr. Phillips, six months of reimbursement or payment for continued coverage under COBRA for the named executive officer and his or her covered dependents. These amounts are a “double-trigger” severance benefit that each of Dr. Hunkapiller, Ms. Barnes and Mr. Phillips may become entitled to receive under the applicable change in control agreement, as described in further detail in the section of this proxy statement captioned “—Interests of Pacific Biosciences’ Directors and Executive Officers in the Merger—Payments Upon Termination Following Change of Control.”

(4)

Under the change in control agreements, amounts are subject to reduction in the event the named executive officer would be better off on an after-tax basis being cut back than paying the excise tax under Section 4999 of the Internal Revenue Code. This amount assumes no such reductions will be applied.

(5)

Due to the termination of Mr. Corcoran’s employment on November 23, 2018, Mr. Corcoran no longer is eligible to receive any “single trigger” or “double trigger” payments or benefits in connection with the merger.

Closing and Effective Time of the Merger

The closing of the merger will take place (1) on a date that is as soon as possible, but no later than the third business day after the satisfaction or waiver (to the extent permitted under the Merger Agreement) of the last to be satisfied or waived of the closing conditions of the merger (described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of each of such conditions; or (2) at such other time agreed to by Pacific Biosciences and Illumina. On the closing date, the parties will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The merger will become effective upon the filing and acceptance of such certificate of merger, or at a later time agreed to in writing by the parties and specified in such certificate of merger.

Appraisal Rights

If the merger is consummated, Pacific Biosciences stockholders who do not vote in favor of the adoption of the merger agreement, who properly demand an appraisal of their shares, who continuously hold such shares through the effective time of the merger, who otherwise comply with the procedures of Section 262 of the DGCL and who do not withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions thereof, are entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL, which we refer to as “Section 262.” Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” or to a “holder of shares” are to a record holder of common stock.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that Pacific Biosciences stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of common stock is entitled to demand appraisal of the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to demand an appraisal of such holder’s shares. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee to ensure that appraisal rights are exercised. Stockholders should carefully review the full text of Section 262 as well as the information discussed below.

Under Section 262, if the merger is completed, holders of record of shares of common stock who (1) submit a written demand for appraisal of such stockholder’s shares to Pacific Biosciences prior to the vote on the adoption of the merger agreement; (2) do not vote in favor of the adoption of the merger agreement; (3) continuously are the record holders of such shares through the effective time of the merger; and (4) otherwise comply with the procedures and satisfy certain ownership thresholds set forth in Section 262 may be entitled to have their shares of common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each stockholder seeking appraisal, interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (ii) interest theretofore accrued, unless paid at that time). However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine stockholders entitled to appraisal rights, will dismiss appraisal proceedings as to all Pacific Biosciences stockholders who asserted appraisal rights unless (1) the total number of shares of common stock for which appraisal rights have been pursued or perfected exceeds one percent of the outstanding shares of common stock as measured in accordance with subsection (g) of Section 262; or (2) the value of the merger consideration in respect of such shares exceeds $1 million. We refer to these conditions as the “ownership thresholds.” Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each stockholder seeking appraisal, interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (ii) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Pacific Biosciences’ notice to Pacific Biosciences stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the merger, any holder of shares of common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration described in the merger agreement without interest and less any applicable withholding taxes. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, Pacific Biosciences believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the merger agreement;

•	the stockholder must deliver to Pacific Biosciences a written demand for appraisal before the vote on the merger agreement at the special meeting;

•

the stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger); and

•

a stockholder (or any person who is the beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person) or the surviving corporation must file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such stockholders within 120 days after the effective time of the merger (the surviving corporation is under no obligation to file any petition and has no intention of doing so).

In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine stockholders entitled to appraisal rights, will dismiss appraisal proceedings as to all Pacific Biosciences stockholders who asserted appraisal rights unless one of the ownership thresholds is met.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, a Pacific Biosciences stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement, abstain, or not vote his, her or its shares.

Filing Written Demand

A stockholder wishing to exercise appraisal rights must deliver to Pacific Biosciences, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of such stockholder’s shares. In addition, that stockholder must not vote or submit a proxy in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, in person at the special meeting or by proxy (whether by mail or via the Internet or telephone), will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A stockholder exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.

Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record, and must reasonably inform Pacific Biosciences of the identity of the holder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares. If the shares are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if such shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN “STREET NAME” BY A BANK, BROKER, TRUST OR OTHER NOMINEE AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER, TRUST OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER, TRUST OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER, TRUST OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Pacific Biosciences of California, Inc.

1305 O’Brien Drive

Menlo Park, California 94025

Attention: Corporate Secretary

At any time within 60 days after the effective date of the Merger, any holder of shares of common stock may withdraw his, her or its demand for appraisal and accept the per share merger consideration offered pursuant to the merger agreement, without interest and less any applicable withholding taxes, by delivering to Pacific Biosciences, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the merger consideration within 60 days after the effective time of the merger. If Pacific Biosciences, as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per share merger consideration being offered pursuant to the merger agreement.

Notice by the Surviving Corporation

If the merger is completed, within 10 days after the effective time of the merger, the surviving corporation will notify each record holder of shares of common stock who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of shares of common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 (or the beneficial owner of such shares) may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of common stock. Accordingly, any holders of shares of common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of common stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.

Within 120 days after the effective time of the merger, any holder of shares of common stock who has complied with the requirements for an appraisal of such holder’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which Pacific Biosciences has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within 10 days after receipt by the surviving corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the surviving corporation, and all of the stockholders shown on the verified list at the addresses stated therein. Any such notice shall also be given by one or more publications at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or any other publication which the Delaware Court of Chancery deems advisable. The costs of any such notice are borne by the surviving corporation.

After notice to dissenting stockholders as required by the court, at the hearing on such petition, the Delaware Court of Chancery will determine the stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

The Delaware Court of Chancery will dismiss appraisal proceedings as to all Pacific Biosciences stockholders who assert appraisal rights unless (1) the total number of shares for which appraisal rights have been pursued and perfected exceeds one percent of the outstanding shares of common stock as measured in accordance with subsection (g) of Section 262 or (2) the value of the merger consideration in respect of the shares for which appraisal rights have been pursued and perfected exceeds $1 million.

Determination of Fair Value

After the Delaware Court of Chancery determines the holders of common stock entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied in respect of the Pacific Biosciences stockholders seeking appraisal rights, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. The surviving corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each stockholder seeking appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest accrued before such voluntary cash payment, unless paid at that time. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and may not in any manner address, fair value under Section 262. Although Pacific Biosciences believes that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Neither Pacific Biosciences nor Illumina anticipates offering more than the per share merger consideration to any stockholder exercising appraisal rights, and each of Pacific Biosciences and Illumina reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock is less than the per share merger consideration. If a petition for appraisal is not timely filed, or if neither of the ownership thresholds above has been satisfied in respect of the Pacific Biosciences stockholders seeking appraisal rights, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal. In the absence of such determination or assessment, each party bears its own expenses.

If any stockholder who demands appraisal of his, her or its shares of common stock under Section 262 fails to perfect, or loses or validly withdraws, such holder’s right to appraisal, the stockholder’s shares of common stock will be deemed to have been converted at the effective time of the merger into the right to receive the per share merger consideration as provided in the merger agreement. A stockholder will fail to perfect, or effectively lose, such holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, if neither of the ownership thresholds above has been satisfied in respect of the Pacific Biosciences stockholders seeking appraisal rights or if the stockholder delivers to the surviving corporation a written withdrawal of such holder’s demand for appraisal and an acceptance of the per share merger consideration as provided in the merger agreement in accordance with Section 262.

From and after the effective time of the merger, no stockholder who has demanded appraisal rights in compliance with Section 262 will be entitled to vote such shares of common stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262, if neither of the ownership thresholds above has been satisfied in respect of the CA stockholders seeking appraisal rights or if such stockholder delivers to the surviving corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger, either within 60 days after the effective date of the merger or thereafter with the written approval of the surviving corporation, then the right of such stockholder to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that the foregoing shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. In that event, you will be entitled to receive the per share merger consideration for your dissenting shares in accordance with the merger agreement, without interest and less any applicable withholding taxes. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Internal Revenue Code of 1986 (which we refer to as the “Code”) Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (which we refer to as the “IRS”) and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

•

tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; S corporations, partnerships and any other entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; holders who hold their common stock as “qualified small business stock” for purposes of

Sections 1045 and 1202 of the Code; Non-U.S. Holders that own (directly or by attribution) more than five percent of our common stock; or certain former citizens or long-term residents of the United States;

•	tax consequences to holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	tax consequences to holders who received their shares of common stock in a compensatory transaction or pursuant to the exercise of options or warrants;

•	tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

•	tax consequences to holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	tax consequences arising from the Medicare tax on net investment income;

•

tax consequences to holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	the U.S. federal estate, gift or alternative minimum tax consequences, if any;

•	any state, local or non-U.S. tax consequences; or

•	tax consequences to holders that do not vote in favor of the merger and who properly demand appraisal of their shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of common stock and partners therein should consult their tax advisors regarding the consequences of the merger.

No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of shares of common stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty); or

•

such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the completion of the merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty).

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a current rate of 24 percent) may apply to the proceeds received by a holder pursuant to the merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form); or (2) a Non-U.S. Holder that (i) provides a certification of such Non-U.S. Holder’s non-U.S. status on the appropriate series of IRS Form W-8 (or a substitute or successor form); or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, if the required information is timely furnished to the IRS.

Regulatory Approvals Required for the Merger

General Efforts

Under the merger agreement, Illumina, Merger Sub and Pacific Biosciences agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable law to consummate the merger, including: (1) preparing and filing as promptly as practicable with any governmental authority or other third parties all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents; and (2) obtaining and maintaining all permits required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement.

Pacific Biosciences has agreed to, at the request of Illumina, divest, hold separate or otherwise take or commit to take any action with respect to, any of the businesses, services, or assets of Pacific Biosciences or any of its subsidiaries, if requested to do so by Illumina, if and to the extent such action is necessary to obtain clearance of the merger pursuant to the HSR Act or any other competition laws applicable to the merger, but only so long as any such action is conditioned upon the consummation of merger.

Notwithstanding the foregoing, neither Illumina nor any of its subsidiaries is required to (and Pacific Biosciences may not, without Illumina’s prior written consent) (1) enter into any settlement, undertaking, consent decree, stipulation or agreement with any governmental authority in connection with the merger; (2) agree, propose, negotiate, offer, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate (including by establishing a trust, licensing any intellectual property rights or otherwise), or take any other action (including by providing its consent to permit Pacific Biosciences or any of its subsidiaries to take any of the foregoing actions), or otherwise proffer or agree to do any of the foregoing, with respect to any of the businesses, assets or properties of Illumina, Pacific Biosciences or the surviving corporation or any of their respective affiliates or subsidiaries; (3) terminate any existing relationships or contractual rights or obligations; or (4) otherwise offer to take or offer to commit to take any action that would limit Illumina’s or any of its affiliates’ freedom of action with respect to, or ability to retain, operate or otherwise exercise full rights of ownership with respect to, businesses, assets or properties of Illumina, Pacific Biosciences, the surviving corporation, or any of their respective affiliates or subsidiaries (or equity interests held by Illumina or any of its affiliates in entities with businesses, assets or properties).

HSR Act and U.S. Antitrust Matters

Under the HSR Act, the merger cannot be completed until Illumina and Pacific Biosciences file a Notification and Report Form with the Federal Trade Commission (which we refer to as the “FTC”) and the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”), and the applicable waiting period has expired or been terminated. The parties filed a notification and report form with the FTC and DOJ on November 29, 2018. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties’ filing of their respective HSR Act notification forms (which waiting period, in relation to the merger, would expire at 11:59 p.m., Eastern time, on December 31, 2018) or the early termination of that waiting period. The FTC or the DOJ may extend the 30-calendar day waiting period by issuing a request for additional information or documentary material (which we refer to as a “second request”). If either the FTC or the DOJ issues a second request, the waiting period is extended until 30 days after Pacific Biosciences and Illumina substantially comply with the request. This time period may be further extended by a timing agreement entered into by the parties and the FTC. Pacific Biosciences and Illumina have each agreed to supply as promptly as practicable any additional information and documentary material that may be requested by the FTC or DOJ and to use their reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under any applicable antitrust law as soon as practicable.

At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of Pacific Biosciences or Illumina. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Foreign Competition Laws

Illumina and Pacific Biosciences have agreed to file merger notifications, as applicable, with the appropriate regulatory agencies in the required foreign jurisdictions as promptly as reasonably practicable and advisable and work cooperatively toward expedited regulatory clearances.

Illumina and Pacific Biosciences conduct business in several member states of the European Union. The thresholds that trigger a mandatory notification to the European Commission pursuant to Council Regulation (EC) No. 139/2004, as amended, are not met in the merger. Illumina and Pacific Biosciences are examining which European Union member state agencies have jurisdiction over the proposed merger and whether the parties might be entitled to request the referral of the proposed merger to the European Commission for review.

Other Regulatory Approvals

One or more governmental bodies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents to the merger. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained, and there may be a substantial period of time between the approval by Pacific Biosciences stockholders and the completion of the merger.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied.

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will no longer be traded on Nasdaq and will be deregistered under the Exchange Act. We will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC on account of our common stock.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

We are asking you to approve the adoption of the merger agreement. For a summary of and detailed information regarding this proposal, see the information about the merger agreement throughout this proxy statement, including the information set forth under the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement. You are urged to read the merger agreement carefully and in its entirety.

The Pacific Biosciences Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If stockholders approve this proposal, we can adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek stockholder approval to adjourn the special meeting if a quorum is not present, and the chairperson of the special meeting may also adjourn the special meeting for such purpose even if the stockholders have not approved the proposal to adjourn the special meeting.

The Pacific Biosciences Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF CERTAIN MERGER RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger, as disclosed in the section of this proxy statement captioned “The Merger—Interests of Pacific Biosciences’ Directors and Executive Officers in the Merger—Golden Parachute Compensation,” including the additional disclosures referenced therein that otherwise are disclosed in the section of this proxy statement captioned “The Merger—Interests of Pacific Biosciences’ Directors and Executive Officers in the Merger.”

We are asking Pacific Biosciences stockholders to approve the compensation that will or may become payable by Pacific Biosciences to our named executive officers in connection with the merger. These payments are set forth in the section of this proxy statement captioned “The Merger—Interests of Pacific Biosciences’ Directors and Executive Officers of in the Merger—Golden Parachute Compensation” and the accompanying footnotes. The various plans and arrangements pursuant to which these compensation payments may be made generally have previously formed part of Pacific Biosciences’ overall compensation program for our named executive officers and previously have been disclosed to stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of the Pacific Biosciences Board, which is composed solely of non-employee directors, and are believed to be reasonable and in line with marketplace norms.

Accordingly, we are seeking approval of the following resolution at the special meeting:

“RESOLVED, that the stockholders of Pacific Biosciences approve the compensation that will or may become payable to Pacific Biosciences’ named executive officers in connection with the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger—Interests of Pacific Biosciences’ Directors and Executive Officers in the Merger—Golden Parachute Compensation” in Pacific Biosciences’ proxy statement for the special meeting.”

Pacific Biosciences stockholders should note that this proposal is not a condition to completion of the merger, and as a non-binding, advisory vote, the result will not be binding on Pacific Biosciences, the Pacific Biosciences Board or Illumina. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated our named executive officers will be eligible to receive the compensation that is based on or that otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.

The Pacific Biosciences Board unanimously recommends that you vote “FOR” this proposal.

THE MERGER AGREEMENT

The following summary describes the material provisions of the merger agreement. The descriptions of the merger agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated by reference. We encourage you to read the merger agreement carefully and in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement, and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the merger agreement (1) were made only for purposes of the merger agreement and as of specific dates; (2) were made solely for the benefit of the parties to the merger agreement; (3) may be subject to important qualifications, limitations and supplemental information agreed to by Pacific Biosciences, Illumina and Merger Sub in connection with negotiating the terms of the merger agreement; and (4) may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Illumina and Merger Sub by Pacific Biosciences in connection with the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating contractual risk between Pacific Biosciences, Illumina and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. Pacific Biosciences stockholders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Pacific Biosciences, Illumina or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. None of the representations and warranties will survive the closing of the merger, and, therefore, they will have no legal effect under the merger agreement after the effective time. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of Pacific Biosciences, Illumina and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letters to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding Pacific Biosciences, Illumina, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Pacific Biosciences and our business.

Closing and Effective Time of the Merger

The closing of the merger will take place on (1) a date that is as soon as possible, but no later than the third business day after the satisfaction or waiver of all of the conditions to closing of the merger (described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of each of such conditions; or (2) such other time agreed to by Pacific Biosciences and Illumina. On the closing date, the parties will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The merger will become effective upon the filing and acceptance of that certificate of merger, or at a later time as may be agreed to in writing by the parties and specified in such certificate of merger.

Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger: (1) Merger Sub will be merged with and into Pacific Biosciences; (2) the separate existence of Merger Sub will cease; and (3) Pacific Biosciences will continue as the surviving corporation in the merger and a wholly owned subsidiary of Illumina. From and after the effective time of the merger, all of the property, rights, privileges, powers, immunities, licenses, franchises and authority of Pacific Biosciences and Merger Sub will vest in the surviving corporation, and all of the liabilities, obligations, restrictions and disabilities of Pacific Biosciences and Merger Sub will become the liabilities, obligations, restrictions and disabilities of the surviving corporation.

At the effective time of the merger, the certificate of incorporation of Pacific Biosciences as the surviving corporation will be amended and restated in its entirety to conform to the certificate of incorporation of Merger Sub as in effect immediately prior to the effective time of the merger, and the bylaws of Pacific Biosciences as the surviving corporation will be amended and restated in its entirety to conform to the bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger, in each case, until thereafter amended.

From and after the effective time of the merger, the board of directors of the surviving corporation will consist of the directors of Merger Sub as of the effective time of the merger, to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their successors are duly elected or appointed and qualified. From and after the effective time of the merger, the officers of Merger Sub as of the effective time of the merger will be the officers of the surviving corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their successors are duly appointed and qualified.

Conversion of Shares

Common Stock

At the effective time of the merger, each outstanding share of common stock (other than shares: (1) held by Pacific Biosciences as treasury stock; (2) owned by Illumina or Merger Sub; (3) owned by any direct or indirect wholly owned subsidiaries of Pacific Biosciences or Illumina (other than Merger Sub); or (4) owned by each Pacific Biosciences stockholder who has properly made a demand for appraisal under Delaware law and has neither effectively withdrawn, failed to perfect, waived or otherwise lost such stockholder’s right to appraisal will be canceled and automatically converted into the right to receive cash in an amount equal to $8.00 per share, without interest thereon and subject to applicable withholding taxes (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and if required, bond) in accordance with the terms of the merger agreement).

At the effective time of the merger, each outstanding share of common stock that is (1) held by Pacific Biosciences as treasury stock or (2) owned by Illumina or Merger Sub will be canceled and retired without any payment thereto.

At the effective time of the merger, each share of common stock that is owned by any direct or indirect subsidiary of Pacific Biosciences, Illumina (other than Merger Sub) or Merger Sub as of immediately prior to the effective time of the merger will be converted into such number of shares of capital stock of the surviving corporation such that each such subsidiary owns the same percentage of the outstanding capital stock of the surviving corporation as of immediately following the effective time of the merger as such subsidiary-owned in Pacific Biosciences as of immediately prior to the effective time of the merger.

As of the effective time of the merger, each share of common stock of Merger Sub outstanding immediately prior to the effective time of the merger will be converted into and become one fully paid and nonassessable share of common stock of the surviving corporation with the same rights, powers and privileges as the shares so converted and will constitute the only outstanding shares of capital stock of the surviving corporation.

Equity Awards; ESPP

The merger agreement provides that Pacific Biosciences’ equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:

Company Options

At or immediately prior to the effective time of the merger, each in-the-money company option award will be canceled and converted into the right to receive a cash amount equal to the product of (1) the excess of the merger consideration over the applicable per share exercise price of the in-the-money company option, multiplied by (2) the aggregate number of shares of common stock subject to the in-the-money company option immediately prior to the effective time of the merger. Any company option that is not an in-the-money company option will be canceled as of the effective time of the merger without any amount payable in exchange. Holders of unvested company options (including company options that are not in-the-money company options) will be given an opportunity to exercise any unvested company options prior to, and contingent upon the consummation of the transactions contemplated by the merger agreement.

Company RSUs

At or immediately prior to the effective time of the merger, each company RSU award will be canceled and converted into the right to receive a cash amount equal to the product of (1) the merger consideration, multiplied by (2) the total number of shares of common stock subject to such company RSU award immediately prior to the effective time of the merger.

Company PRSUs

At or immediately prior to the effective time of the merger, each company PRSU award will be canceled and converted into the right to receive a cash amount equal to the product of (1) the merger consideration, multiplied by (2) the number of shares of company common stock that would be payable if such company PRSU award had vested at target performance.

Employee Stock Purchase Plan

Our ESPP (and all outstanding rights thereunder) will be terminated no later than as of immediately prior to the effective time of the merger, contingent upon the consummation of the transactions contemplated by the merger agreement. From and after the date of the merger agreement, no new participants are permitted to participate in the ESPP and participants may not increase their payroll deductions or purchase elections from those in effect on the date of the merger agreement, and except for the final offering period, no new offering or purchase period shall be authorized, continued or commenced following the date of the merger agreement. In addition, from and after the date of the merger agreement, both the maximum number of shares of common stock that a participant in the ESPP can purchase and the total number of shares available under the ESPP will not be increased. Unless otherwise agreed between Illumina and us, the final offering period will terminate no later than as of immediately following the next scheduled purchase date (to occur on March 1, 2019), and the exercise date under the final offering period will accelerate and occur on such termination date with respect to any then-outstanding purchase rights. Additionally, shares of common stock purchased under the terms of the ESPP for the final offering period will be canceled at the effective time of the merger in exchange for the right to receive the merger consideration in accordance with the merger agreement. As promptly as practicable following the purchase of shares of common stock under the final offering period, Pacific Biosciences will return to each participant the funds, if any, that remain in such participant’s account after such purchase.

Payment Agent, Exchange Fund, and Exchange and Payment Procedures

Prior to the closing of the merger, Illumina will appoint an agent reasonably acceptable to Pacific Biosciences, which we refer to as the “payment agent,” to make payments of the merger consideration to Pacific

Biosciences stockholders. At or prior to the closing of the merger, Illumina will deposit (or cause to be deposited) with the payment agent cash that is sufficient in the aggregate to pay the aggregate per share merger consideration to Pacific Biosciences stockholders in accordance with the merger agreement.

Promptly (and in any event within five business days) following the effective time of the merger, Illumina will, or will cause the payment agent to mail to each holder of record (as of immediately prior to the effective time of the merger) of a certificate that immediately prior to the effective time of the merger represented outstanding shares of common stock, a letter of transmittal and instructions advising stockholders how to surrender stock certificates in exchange for the per share merger consideration. Upon receipt of (1) surrendered certificates for cancellation (or an appropriate affidavit for lost, stolen or destroyed certificates, together with any required bond); and (2) a duly completed and signed letter of transmittal and such other documents as may be reasonably requested by the payment agent, the holder of such certificate will be entitled to receive an amount in cash equal to the product of (i) the number of shares represented by such certificate and (ii) the per share merger consideration in exchange therefor. The amount of any per share merger consideration paid to Pacific Biosciences stockholders will not include interest and may be reduced by any applicable withholding taxes.

Notwithstanding the foregoing, any holder of shares of common stock held in book-entry form (which we refer to as “uncertificated shares”) will not be required to deliver a certificate or an executed letter of transmittal (as both are described above) to the payment agent to receive the consideration payable in respect thereof. Each holder of record (as of immediately prior to the effective time of the merger) of uncertificated shares that immediately prior to the effective time of the merger represented an outstanding share of common stock will, upon receipt of an “agent’s message” in customary form at the effective time of the merger, be entitled to receive, and the payment agent will pay and deliver as promptly as practicable, an amount in cash equal to the product of (1) the number of uncertificated shares held by such stockholder; and (2) the per share merger consideration in exchange therefor. The amount of consideration paid to such Pacific Biosciences stockholders will not include interest and may be reduced by any applicable withholding taxes.

If any cash deposited with the payment agent is not claimed within six months following the effective time of the merger, such cash will be returned to Illumina upon demand, and any Pacific Biosciences stockholders as of immediately prior to the merger who have not complied with the exchange procedures in the merger agreement will thereafter look only to Illumina for satisfaction of payment of the merger consideration (subject to abandoned property law, escheat law or similar law). None of Illumina or any of its affiliates will be liable to any Pacific Biosciences stockholder with respect to any cash amounts properly paid to a public official pursuant to any applicable abandoned property law, escheat law or similar law.

The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. In the event that any share certificates have been lost, stolen or destroyed, then the payment agent will issue the per share merger consideration to such holder upon the making by such holder of an affidavit for such lost, stolen or destroyed certificate. Illumina or the payment agent may, in its discretion and as a condition precedent to the payment of the per share merger consideration, require such stockholder to deliver a bond in such reasonable amount as Illumina or the payment agent may direct as indemnity against any claim that may be made against Illumina, the surviving corporation or the payment agent with respect to such certificate.

Representations and Warranties

The merger agreement contains representations and warranties of Pacific Biosciences, Illumina and Merger Sub.

Some of the representations and warranties in the merger agreement made by Pacific Biosciences are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the merger agreement, “Company Material Adverse Effect” means, with respect to Pacific Biosciences, any event, circumstance, change, occurrence, development, condition or effect that, individually or in the aggregate, has or would reasonably be expected to result in a material adverse change in, or material adverse effect on, the financial condition, business, assets, liabilities or results of operations of Pacific Biosciences and its subsidiaries, taken as a whole, but excluding any such effect to the extent resulting from:

•

changes in general economic conditions in the United States or global credit, currency, financial or capital markets (except to the extent that such changes have had a disproportionate effect on Pacific Biosciences and its subsidiaries, taken as a whole, relative to other participants in the industry in which Pacific Biosciences and its subsidiaries operate, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect );

•

changes in United States or global regulatory, legal, legislative or political conditions, including changes or proposed changes in applicable law or GAAP (except to the extent that such changes have had a disproportionate effect on Pacific Biosciences and its subsidiaries, taken as a whole, relative to other participants in the industry in which Pacific Biosciences and its subsidiaries operate, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

•

changes or conditions generally affecting the industry in which Pacific Biosciences and its subsidiaries operate (except to the extent that such changes or conditions have had a disproportionate effect on Pacific Biosciences and its subsidiaries, taken as a whole, relative to other participants in the industry in which Pacific Biosciences and its subsidiaries operate, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

•

geopolitical conditions, acts of war, sabotage or terrorism, outbreak or escalation of hostilities or war or epidemics, pandemics or natural disasters (except to the extent that such conditions have had a disproportionate effect on Pacific Biosciences and its subsidiaries, taken as a whole, relative to other participants in the industry in which Pacific Biosciences and its subsidiaries operate, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

•

the announcement or pendency of the transactions contemplated by the merger agreement, including the impact thereof on relationships of Pacific Biosciences or its subsidiaries, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, it being understood that termination, change of control and other similar rights of third parties that are required to be disclosed in the confidential disclosure letter provided by Pacific Biosciences to Illumina and Merger Sub in connection with the merger agreement will not be deemed to be events, circumstances, changes, occurrences, developments, conditions or effects related to the announcement or pendency of the transactions contemplated by the merger agreement for purposes of the references to Company Material Adverse Effect in the merger agreement;

•

any decline, in and of itself, in the market price, or change in trading volume, of any capital stock of Pacific Biosciences (it being understood that any cause of such decline or change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

•

any failure, in and of itself, of Pacific Biosciences to meet any internal or public projections, forecasts, budgets or estimates of revenue, earnings, cash flow or cash position (it being understood that any cause of such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred); or

•	any action taken by Pacific Biosciences that is expressly required by the merger agreement or taken at the prior written request of or with the prior written consent of Illumina.

In the merger agreement, Pacific Biosciences has made customary representations and warranties to Illumina and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	due organization and qualification;

•	the certificate of incorporation and bylaws of Pacific Biosciences;

•	corporate power and authority;

•	due execution, delivery, and performance of the merger agreement;

•	the requisite vote of Pacific Biosciences stockholders in connection with the merger agreement;

•	the approval and recommendation of the Pacific Biosciences Board;

•	required consents and approvals;

•	the absence of, among other things, various implications of the merger under any organizational documents, existing material contracts or laws applicable to Pacific Biosciences or its subsidiaries;

•	the capitalization of Pacific Biosciences;

•	the issuance of all securities and stock awards of Pacific Biosciences and its subsidiaries being in compliance with all applicable laws;

•	the absence of any contract relating to the voting, registration of, or transfer of any securities of Pacific Biosciences or its subsidiaries;

•	the identity and capitalization of each subsidiary of Pacific Biosciences;

•	the accuracy and sufficiency of Pacific Biosciences’ SEC filings;

•	the absence of SEC reporting obligations for any Pacific Biosciences subsidiary since the date of the merger agreement;

•	Pacific Biosciences’ and its subsidiaries’ internal controls, disclosure controls and procedures;

•	the effectiveness of Pacific Biosciences’ and its subsidiaries’ internal controls;

•	the accuracy and sufficiency of Pacific Biosciences’ financial statements;

•	compliance by Pacific Biosciences in all material respects with all applicable listing and corporate governance rules, regulations and requirements of Nasdaq;

•	compliance by Pacific Biosciences, and Pacific Biosciences’ principal executive officer and principal financial officer, with the Sarbanes-Oxley Act of 2002 since January 1, 2015;

•	the absence of untrue statement or omission of a material fact required to be stated in this proxy statement;

•

(1) the absence of any Company Material Adverse Effect prior to the date of the merger agreement; and (2) the conduct of the business of Pacific Biosciences and its subsidiaries in the ordinary course consistent with past practices, in each case, since December 31, 2017;

•	the absence of specified undisclosed liabilities;

•	compliance with applicable laws, including export control laws and anti-corruption laws, by Pacific Biosciences and its subsidiaries since January 1, 2015;

•	the validity and effectiveness of consents, approvals, waivers, permits, registrations, licenses or consents necessary for Pacific Biosciences and its subsidiaries to conduct its business;

•	the absence of legal proceedings or orders pending or threatened against Pacific Biosciences or any of its subsidiaries, officers or directors;

•	real property leased or subleased by Pacific Biosciences and its subsidiaries;

•	trademarks, patents, copyrights and other intellectual property matters;

•	customer and supplier matters;

•	privacy and data matters;

•	tax matters;

•	employee and labor matters and benefit plans;

•	environmental matters;

•

Pacific Biosciences’ material contracts, including, (1) the existence and enforceability of such material contracts; and (2) the absence of breaches or defaults under its material contracts by Pacific Biosciences or its subsidiaries;

•

other than Centerview, the absence of financial advisors and similar advisors retained or authorized to act on behalf of Pacific Biosciences or its subsidiaries or who is entitled to fees or commissions in connection with the merger;

•	the rendering of Centerview’s fairness opinion to the Pacific Biosciences Board;

•	the inapplicability of anti-takeover statutes;

•	regulatory matters;

•	related party matters; and

•	insurance matters.

In addition, in the merger agreement, Pacific Biosciences acknowledges that Illumina and Merger Sub have not made any representations or warranties other than those expressly set forth in the merger agreement, and expressly disclaims reliance on any representation, warranty or other information regarding Illumina and Merger Sub, except Illumina and Merger Sub’s express representations in the merger agreement.

In the merger agreement, Illumina and Merger Sub have made customary representations and warranties to Pacific Biosciences that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	due organization and qualification;

•	corporate power and authority;

•	due execution, delivery, and performance of the merger agreement;

•	required consents and approvals;

•	the absence of, among other things, various implications of the merger under any organizational documents, existing material contracts or laws applicable to Illumina or its subsidiaries;

•	the absence of untrue statement or omission of a material fact required to be stated in this proxy statement;

•	matters with respect to Illumina’s financing, including Illumina’s sufficiency of funds; and

•	the ownership of capital stock of Pacific Biosciences.

In addition, in the merger agreement, Illumina and Merger Sub acknowledge that Pacific Biosciences has not made any representations or warranties other than those expressly set forth in the merger agreement, and expressly disclaim reliance on any representation, warranty or other information regarding Pacific Biosciences, except Pacific Biosciences’ express representations in the merger agreement.

The representations and warranties contained in the merger agreement will not survive the consummation of the merger.

Conduct of Business Pending the Merger

The merger agreement provides that, during the period of time between the date of the merger agreement and the effective time of the merger (or the earlier termination of the merger agreement), Pacific Biosciences will, and will cause each of its subsidiaries to, conduct its business in the ordinary course consistent with past practice and in material compliance with applicable law and all material contracts. In addition, Pacific Biosciences has also agreed that, without limiting the generality of the foregoing, Pacific Biosciences will, and will cause each of its subsidiaries to use its reasonable best efforts to:

•	preserve intact its present business organization (including preserving all assets material to the conduct of its business in good repair and condition);

•	maintain in effect all of its foreign, federal, state and local permits that are used in, and material to, the conduct of its business;

•	keep available the services of its directors, officers, employees and consultants; and

•	maintain the goodwill and existing relationships with its customers, lenders, suppliers and others having significant business relationships with it.

In addition, Pacific Biosciences has also agreed that, except as (1) expressly contemplated by the merger agreement; (2) approved by Illumina (which approval will not be unreasonably withheld, conditioned or delayed with respect to certain of the actions specified in the merger agreement, but with respect to the remaining actions specified in the merger agreement, Illumina’s consent may be conditioned, delayed or withheld in its sole discretion); or (3) as specified in the disclosure schedule which was delivered by Pacific Biosciences to Illumina in connection with the merger agreement, during the period of time between the date of the merger agreement and the effective time of the merger (or the earlier termination of the merger agreement), Pacific Biosciences will not, and will cause each of its subsidiaries not to, among other things:

•	amend its organizational documents;

•

(1) split, combine, subdivide, or reclassify any shares of its capital stock or other securities; (2) declare, set aside or pay dividends or make other distributions of capital stock, except for dividends payable to Pacific Biosciences or any of its subsidiaries; or (3) redeem, repurchase or otherwise acquire any shares of capital stock or other securities;

•

(1) issue, pledge, dispose of, transfer, encumber, sell, grant or otherwise deliver or authorize the issuance, pledge, disposal of, transfer, encumbrance, grant, sale or other delivery of any securities of Pacific Biosciences or any of its subsidiaries, except as required under the loan arrangements of Pacific Biosciences, or the issuance of (i) shares upon the exercise of options; (ii) shares upon the exercise of purchase rights under the ESPP; (iii) any shares upon the vesting of any Company RSUs; or (iv) securities of the subsidiaries of Pacific Biosciences to Pacific Biosciences or any other wholly owned subsidiary of Pacific Biosciences; or (2) amend the terms of any securities of Pacific Biosciences or any of its subsidiaries, except as may be required by applicable law or the terms of any employee plan;

•	incur capital expenditures or any obligations or liabilities;

•	acquire, directly or indirectly, any assets, securities, properties, interests or businesses, except in the ordinary course of business consistent with past practice;

•

merge or consolidate Pacific Biosciences or any of its subsidiaries with any entity or adopt a complete or partial plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•

sell, assign, lease or otherwise transfer, abandon, dispose of or permit to lapse, or create or incur any lien, except as permitted by the merger agreement, on any of Pacific Biosciences’ or its subsidiaries’ assets, securities, properties, interests or businesses, except in the ordinary course of business consistent with past practice;

•

(1) extend, grant, amend, waive, cancel, abandon or allow to lapse or modify any rights in or to intellectual property that would result in a Company Material Adverse Effect; (2) fail to diligently prosecute any material patent application; or (3) divulge, furnish, or make accessible any trade secrets, other than in the ordinary course of business consistent with past practice to a third party that is subject to a written agreement;

•

make any loans, advances or capital contributions to, or investments in, any third party, other than advances of travel and business expense for directors, officers or employees in the ordinary course of business consistent with past practice;

•

create, incur, assume, suffer to exist or become liable with respect to any indebtedness for borrowed money, or guarantees thereof (except with respect to obligations of wholly owned subsidiaries of Pacific Biosciences), or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Pacific Biosciences or any of its subsidiaries;

•

(1) renew, amend, modify in any material respect any material contract, or enter into or terminate any contract that would constitute a material contract if it were in effect on the date of the merger agreement (except the expiration or renewal of any material contract in accordance with its terms); or (2) waive, release or assign any material rights, claims, or benefits under any material contract;

•

with respect to any current or former employee or independent contractor, (1) grant or increase any compensation, bonus, severance, retention, change in control, termination pay, welfare or other benefits to (or amend any existing severance pay or termination arrangement); (2) grant any equity or equity-based awards to, or discretionarily accelerate the vesting or payment of, any such awards held by any current or former employee or independent contractor; or (3) enter into, establish, adopt, amend or terminate any employment, consulting services, severance, retention, change in control, termination pay, retirement, deferred compensation or other similar agreement or arrangement, except the entry into, establishment or adoption of a consulting services agreement (or similar agreement or arrangement) to replace a terminating or expiring consulting agreement or arrangement on the same or more favorable terms to Pacific Biosciences;

•

establish, adopt, enter into, amend (except as required by applicable law), or become obligated to contribute to any employee plan or collective bargaining agreement, other than routine amendments that do not result in materially increased administrative costs;

•	recognize any new union, works council or similar employee representative with respect to any current or former employee or independent contractor;

•

establish, adopt or enter into any plan, agreement or arrangement, or otherwise commit to, gross up or indemnify, or otherwise reimburse any current or former employee or independent contractor for any tax incurred by such employee or independent contractor, including under Section 409A or Section 4999 of the Code;

•

hire any employee except to fill vacancies (other than at the level of vice president or above) in the ordinary course of business, consistent with past practice or terminate any employee except for “cause”;

•

change any accounting methods or practices or internal controls in any material respect, except as required by a change in GAAP or applicable law, after consultation with its independent public accountants;

•	commence, compromise, settle, or offer or propose to settle (1) any action (except for immaterial monetary damages or in the ordinary course of business consistent with past practice); (2) any stockholder action dispute against Pacific Biosciences or any of its officers or directors; or (3) any action or dispute with a third party that relates to the transactions contemplated by the merger agreement;

•

make or change any material tax election, change any material tax accounting period, adopt or change any material method of tax accounting, amend any federal income or other material tax returns, enter into any closing agreement with respect to material taxes, settle any material tax claim, audit or assessment, surrender any right to claim a material tax refund, offset or other reduction in tax liability, or consent to any extension or waiver of the statute of limitations period applicable to any material claim or assessment in respect of taxes;

•	maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

•	assign, transfer, lease, cancel, fail to renew or fail to extend any permit;

•	forgive any loans to directors, officers, employees or any of their respective affiliates;

•	amend or modify the letter of engagement of the financial advisor or engage other advisors or consultants in connection with the transactions contemplated by the merger agreement;

•	pre-pay any long-term indebtedness for borrowed money;

•	implement any plant closing, relocation or mass layoff of employees that could implicate the WARN Act or any comparable foreign, state or local law;

•

until August 1, 2019, (1) solicit or enter into or continue any discussions or negotiations or enter into any contract with any third party; or (2) afford access to any third party to the business, properties, assets, books, records or other non-public information of Pacific Biosciences or any of its subsidiaries, in each case in connection with certain specified matters; or

•	agree, resolve or commit to do any of the foregoing actions.

No Solicitation of Other Offers

Under the merger agreement, from the date of the merger agreement until the effective time of the merger (or the earlier termination of the merger agreement), Pacific Biosciences has agreed to cease and cause to be terminated any activities, discussions or negotiations conducted on or prior to the date of the merger agreement with any person and its representatives (other than Illumina, Merger Sub and their respective representatives) relating to an acquisition proposal (as defined below), and to instruct each such person and its representatives that is in possession of confidential information furnished by or on behalf of Pacific Biosciences or its subsidiaries prior to the date of the merger agreement (and all analyses and other materials prepared by or on behalf of such person and its representatives (other than Illumina, Merger Sub and their respective representatives) that contain, reflect or analyze that information) to return or destroy all such information as promptly as practicable.

Under the terms of the merger agreement, from the date of the merger agreement until the effective time of the merger (or the earlier termination of the merger agreement), Pacific Biosciences and its subsidiaries and certain of its and their respective directors and executive officers will not, and Pacific Biosciences will not authorize or direct any of its or its subsidiaries’ employees, consultants or other representatives to, directly or indirectly:

•

solicit, initiate, propose, seek or take any action for the purpose of the making, submission or announcement of, or knowingly facilitate, assist, induce or encourage the making, submission or announcement of, any proposal that constitutes, or that would reasonably be expected to lead to an acquisition proposal;

•

enter into, engage in, participate in or maintain or continue any discussions or negotiations with, furnish any non-public information relating to Pacific Biosciences or any of its subsidiaries or afford access to the business, properties, assets, books, records or other non-public information of Pacific Biosciences or any of its subsidiaries to, or otherwise knowingly cooperate in any way with, or knowingly assist, participate in, facilitate, induce or encourage, any effort by any person (other than Illumina, Merger Sub, and their respective representatives) concerning an acquisition proposal;

•	make an adverse recommendation change;

•	approve any transaction under, or any person becoming an “interested stockholder” under, Section 203 of the DGCL;

•	submit any acquisition proposal or any matter related thereto to the vote of Pacific Biosciences stockholders; or

•	authorize or commit to do any of the above.

Notwithstanding these restrictions, prior to the adoption of the merger agreement by Pacific Biosciences stockholders, Pacific Biosciences may, directly or indirectly through one or more of their representatives: (1) contact any third party or its representatives that has made (and not withdrawn) a bona fide written acquisition proposal that was not solicited in breach of the non-solicitation restrictions above to the extent necessary to clarify the terms and conditions of such acquisition proposal; (2) engage in discussions or negotiations with any third party or its representatives that has made (and not withdrawn) a bona fide written acquisition proposal that was not solicited in breach of the non-solicitation restrictions above, but only if the Pacific Biosciences Board (or a committee thereof) has reasonably determined in good faith (after consultation with its financial advisor and outside legal counsel) that such acquisition proposal either constitutes a superior proposal (as defined below) or is reasonably expected to lead to a superior proposal; or (3) furnish any non-public information relating to Pacific Biosciences or any of its subsidiaries to any third party or its representatives that has made or delivered to Pacific Biosciences a written acquisition proposal that was not solicited in breach of the non-solicitation restrictions above pursuant to a written confidentiality agreement, but only if, in the case of (1) through (3) above, the Pacific Biosciences Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law. In connection with the foregoing, Pacific Biosciences will (1) provide written notice to Illumina immediately following the Pacific Biosciences Board’s determination referred to in the prior sentence; and (2) substantially contemporaneously, make available to Illumina any non-public information concerning Pacific Biosciences and its subsidiaries that is provided to any such third party or its representatives that was not previously made available to Illumina.

If Pacific Biosciences or its representatives receives an acquisition proposal (as defined below) or an inquiry from any person related to making a potential acquisition proposal, or if any non-public information that would reasonably be expected to relate to the making of an acquisition proposal is requested from, or any discussions or negotiations are sought to be initiated or continued with Pacific Biosciences or its representatives at any time prior to the earlier to occur of the termination of the merger agreement and the effective time of the merger, Pacific Biosciences must promptly (and in all events by the later of 24 hours from the receipt thereof) advise Illumina of such acquisition proposal or request, including the identity of the person making such proposal, inquiry, request or offer and the material terms and conditions thereof (including copies of any written documentation setting forth such terms). Thereafter, Pacific Biosciences must keep Illumina reasonably informed, on a prompt basis, of the status and terms of any such offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations.

For purposes of this proxy statement and the merger agreement:

•	an “acquisition proposal” means, other than the merger, any third party offer or proposal relating to, in a single transaction or series of related transactions:

•	any acquisition or purchase, direct or direct, of assets representing more than 15 percent of the consolidated assets of Pacific Biosciences and its subsidiaries or 15 percent or more of any class of equity or voting securities of Pacific Biosciences or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15 percent or more of the consolidated assets of Pacific Biosciences;

•

any tender offer or exchange offer that, if consummated, would result in any third party beneficially owning 15 percent or more of any class of equity or voting securities of Pacific Biosciences or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15 percent or more of the consolidated assets Pacific Biosciences;

•

merger, consolidation, share exchange, business combination, sale of substantially all of the assets, reorganization, recapitalization, liquidation, dissolution or other transaction involving Pacific Biosciences or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15 percent or more of the consolidated assets of Pacific Biosciences;

•

any sale or exclusive license of certain specified products or intellectual property rights of Pacific Biosciences, other than commercial sales of such specified products in the ordinary course of business consistent with past practice;

•

a “superior proposal” is a bona fide written acquisition proposal (substituting 50 percent for all percentages in the definition of “acquisition proposal” above) that was not solicited in breach of Pacific Biosciences’ non-solicitation restrictions described above, on terms that the Pacific Biosciences Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) would be more favorable, from a financial point of view, to the Pacific Biosciences stockholders (in their capacity as such) than the merger (taking into account (1) any revisions to the merger agreement made or proposed in writing by Illumina prior to the time of such determination; and (2) those other factors and matters deemed relevant in good faith by the Pacific Biosciences Board (or any committee thereof), including the identity of the person making the proposal, the likelihood of consummation in accordance with the terms of such proposal, and the legal, financial (including financing terms), regulatory, timing and other aspects of such proposal).

The Pacific Biosciences Board’s Recommendation; Adverse Recommendation Change

The Pacific Biosciences Board has recommended that the holders of shares of common stock vote “FOR” the proposal to adopt the merger agreement. The merger agreement provides that the Pacific Biosciences Board will not effect an adverse board recommendation change except as described below.

Except as set forth below, at no time after the date of the merger agreement may the Pacific Biosciences Board or a committee thereof (with any action described in the following being referred to as an “adverse recommendation change”):

•

fail to make, qualify, withhold, withdraw, amend or modify in any manner adverse to Illumina or Merger Sub, or publicly propose to qualify, withhold, withdraw, amend or modify, the Pacific Biosciences Board’s recommendation;

•	adopt, endorse, approve, or recommend, or publicly propose to adopt, endorse, approve or recommend, an acquisition proposal;

•

publicly make any recommendation in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Pacific Biosciences Board (or a committee thereof) to Pacific Biosciences’ stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Pacific Biosciences Board (or a committee thereof) may refrain from taking a position with respect to an acquisition proposal until the close of business on the 10th business day after the commencement of a tender or exchange offer in connection with such acquisition proposal without such action being considered a violation of the merger agreement);

•

following the date on which any acquisition proposal or any material modification thereto is first made public, fail to issue a press release reaffirming the Pacific Biosciences Board’s recommendation within five business days after Illumina so requests in writing; or

•	fail to include the Pacific Biosciences Board’s recommendation in this proxy statement.

Notwithstanding the restrictions described above, prior to the adoption of the merger agreement by stockholders, the Pacific Biosciences Board may, upon compliance with the procedures described below, effect an adverse recommendation change (1) in response to an intervening event (as defined below) other than in connection with a written acquisition proposal that constitutes a superior proposal; or (2) if Pacific Biosciences has received a bona fide written acquisition proposal that the Pacific Biosciences Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a superior proposal, in each case, if the Pacific Biosciences Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that a failure to effect an adverse recommendation change would be inconsistent with the Pacific Biosciences Board’s fiduciary duties pursuant to applicable law.

The Pacific Biosciences Board may effect an adverse recommendation change, but may not terminate the merger agreement, in response to an intervening event if and only if:

•

Pacific Biosciences has provided prior written notice to Illumina at least four business days in advance to the effect that the Pacific Biosciences Board (or a committee thereof) has (1) made the determination described above; and (2) resolved to effect an adverse recommendation change pursuant to the merger agreement, which notice must describe the applicable intervening event in reasonable detail; and

•

prior to effecting such adverse recommendation change, Pacific Biosciences and its representatives, during such four business day period, have negotiated with Illumina and its representatives in good faith to make such adjustments to the terms and conditions of the merger agreement so that the Pacific Biosciences Board (or a committee thereof) no longer determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to make an adverse recommendation change in response to such intervening event would be inconsistent with its fiduciary duties pursuant to applicable law.

In addition, the Pacific Biosciences Board may effect an adverse recommendation change or terminate the merger agreement to enter into a definitive, written agreement in respect of an acquisition proposal that was not solicited in breach of the non-solicitation restrictions above, only if the Pacific Biosciences Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) that such acquisition proposal is a superior proposal, and:

•

the Pacific Biosciences Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law;

•

Pacific Biosciences has provided prior written notice to Illumina at least four business days in advance to the effect that the Pacific Biosciences Board (or a committee thereof) has (1) received a written acquisition proposal that has not been withdrawn; (2) concluded in good faith (after consultation with its financial advisor and outside legal counsel) that such acquisition proposal constitutes a superior proposal; and (3) resolved to effect an adverse recommendation change or to terminate the merger agreement, which notice will describe the basis for such adverse recommendation change or termination, including the identity of the person making such acquisition proposal, the material terms of such acquisition proposal and a copy of the current version of the proposed agreement under which such acquisition proposal is proposed to be consummated; and

•	prior to effecting such adverse recommendation change or termination, Pacific Biosciences and its representatives, during the four business day notice period described above, have negotiated with

Illumina and its representatives in good faith to make such adjustments to the terms and conditions of the merger agreement so that such acquisition proposal would cease to constitute a superior proposal.

In the event of any material revision, amendment, update or supplement to any such acquisition proposal described above, Pacific Biosciences has also agreed to deliver a new written notice to Illumina and to comply with the above procedures with respect to such new written notice (with the notice period being two business days from the date of such notice) and no adverse recommendation change or termination will be permitted by Pacific Biosciences unless, at the end of such two day notice period, the Pacific Biosciences Board (or a committee thereof) has in good faith (after consultation with its financial advisor and outside legal counsel) reaffirmed its determination that such acquisition proposal is a superior proposal.

For purposes of this proxy statement and the merger agreement, an “intervening event” means any positive material change, effect, development, circumstance, condition, event or occurrence that, as of the date of the merger agreement was not known to Pacific Biosciences Board, or the consequences of which (based on facts known to the Pacific Biosciences Board as of the date of the merger agreement) were not reasonably foreseeable to the Pacific Biosciences Board as of the date of merger agreement, other than: (1) changes in the financial or securities markets or general economic, political or business conditions in the United States or other jurisdictions in which Pacific Biosciences or its any of its subsidiaries has operations; (2) changes (including changes of applicable law) or conditions generally affecting the industry in which Pacific Biosciences and its subsidiaries operate; (3) changes in GAAP or other applicable accounting rules; or (4) the receipt, existence or terms of any acquisition proposal or any inquiry, offer, request or proposal that would reasonably be expected to lead to an acquisition proposal.

Stockholder Meeting

Pacific Biosciences has agreed to take all action necessary to establish a record date for, duly call, give notice of, convene and hold the special meeting as promptly as reasonably practicable following the mailing of this proxy statement. Pacific Biosciences is permitted to postpone or adjourn the special meeting in certain circumstances related to soliciting additional proxies or requirements of applicable law.

Employee Benefits

For the period commencing on the effective time of the merger and ending one year later (or, if shorter, during the period of employment), Illumina will provide continuing employees with (1) an aggregate base salary or base wages and cash target bonus opportunity no less than the aggregate base salary or base wages and cash target bonus opportunity provided to such continuing employee immediately before the effective time of the merger; and (2) benefits (other than any equity or equity-based and change in control or transaction-based compensation or benefits or severance pay or benefits) that are substantially comparable in the aggregate to either (i) those offered to similarly situated employees of Illumina or its affiliates; or (ii) those offered by Pacific Biosciences to the continuing employees as of immediately before the effective time of the merger. The determination of the employee benefits under clause (2) will be made by Illumina, based on Illumina’s evaluation of the nature and scope of the continuing employees’ duties, principal locations, grade level and performance, among other things. However, Illumina will not have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible into, or exchangeable or exercisable for, such shares pursuant to any such plans or arrangements.

With respect to any employee benefit plan maintained by Illumina in which any continuing employee will participate on or after the effective time of the merger, but excluding (1) any retiree healthcare or life insurance plans or programs maintained by Illumina or its affiliates; and (2) any equity compensation arrangement, Illumina will recognize all service with us or any subsidiary of ours provided before the effective time of the merger by continuing employees who are active Pacific Biosciences employees immediately before the closing of the merger for purposes of vesting and eligibility (but not benefit accrual), to the extent such continuing employees otherwise would be eligible to participate or vest under the terms of such Illumina benefit plans. The service of a continuing employee before the effective time of the merger will not be recognized for the purpose of any entitlement to participate in, or receive benefits with respect to, (1) any retiree medical programs or other retiree welfare benefit programs maintained by Illumina or its affiliates; or (2) for purposes of early retirement subsidies under any Illumina benefit plan. In no event will these benefits result in any duplication of benefits for the same period of service. In addition, Illumina will use commercially reasonable efforts to (i) waive any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of Pacific Biosciences applicable to such continuing employee before the effective time of the merger and (ii) recognize, for purposes of satisfying the deductibles, out-of-pocket limits, offsets, co-payments, co-insurance, or similar costs or payments under its medical, dental and vision plans, the deductibles, out-of-pocket limits, offsets, co-payments, co-insurance, or similar costs or payments recognized under the corresponding employee plan with respect to a continuing employee (and his or her eligible dependents) for the plan year in which the effective time of the merger occurs.

Unless Illumina chooses otherwise, effective as of the date immediately before the closing date of the merger, Pacific Biosciences will terminate its 401(k) plan, subject to the completion of the merger.

Efforts to Close the Merger

General

Under the merger agreement, Illumina, Merger Sub and Pacific Biosciences agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable law to consummate the merger, including: (1) preparing and filing as promptly as practicable with any governmental authority or other third party as promptly as practicable, all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents; and (2) obtaining and maintaining all permits required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement.

Pacific Biosciences has agreed to, at the request of Illumina, divest, hold separate or otherwise take or commit to take any action with respect to, any of the businesses, services, or assets of Pacific Biosciences or any of its subsidiaries, if requested to do so by Illumina, if and to the extent such action is necessary to obtain clearance of the merger pursuant to the HSR Act any other competition laws applicable to the merger, but only so long as any such action is conditioned upon the consummation of merger.

However, nothing in the merger agreement requires Illumina to (1) enter into any settlement, undertaking, consent decree, stipulation or agreement with any governmental authority in connection with the merger; (2) agree, propose, negotiate, offer, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate (including by establishing a trust, licensing any intellectual property rights or otherwise), or take any other action (including by providing its consent to permit Pacific Biosciences or any of its subsidiaries to take any of the foregoing actions), or otherwise proffer or agree to do any of the foregoing, with respect to any of the businesses, assets or properties of Illumina, Pacific Biosciences or the surviving corporation or any of their respective affiliates or subsidiaries; (3) terminate any existing relationships or contractual rights or obligations; or (4) otherwise offer to take or offer to commit to take any action that would limit Illumina’s or any of its affiliates’ freedom of action with respect to, or ability to retain, operate or otherwise exercise full rights of ownership with respect to, businesses, assets or properties of Illumina, Pacific Biosciences, the surviving corporation, or any of their respective affiliates or subsidiaries (or equity interests held by Illumina or any of its affiliates in entities with businesses, assets or properties).

Indemnification and Insurance

The merger agreement provides that, during the six year period commencing at the effective time of the merger, the surviving corporation will (and Illumina will cause the surviving corporation to) indemnify and hold harmless each the current and former directors and officers of Pacific Biosciences (whom we refer to as the “indemnified persons”), to the fullest extent permitted by law, from and against all costs, expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, of whatever nature, in respect of, arising out of or related to such indemnified person’s service as a director or officer of Pacific Biosciences in respect of acts or omissions occurring at or prior to the effective time of the merger (including, for the avoidance of doubt, in connection with the merger and the other transactions contemplated by the merger agreement), whether asserted or claimed prior to, at or after the effective time of the merger.

In addition, without limiting the foregoing but subject to the immediately forthcoming sentence, the merger agreement requires Illumina to cause the surviving corporation to maintain in effect Pacific Biosciences’ directors’ and officers’ insurance policies in respect of acts or omission occurring at or prior to the effective time, on terms that are at least as favorable to the indemnified persons as those policies that were in effect on the date of the merger agreement, for a period of at least six years commencing at the effective time of the merger. The surviving corporation is not required to pay premiums for such policy to the extent such premiums exceed 300 percent of the annual premiums currently paid by Pacific Biosciences, and if the premium for such insurance coverage would exceed such amount, the surviving corporation will be obligated to obtain the greatest coverage available for a cost not exceeding such amount. In lieu of the foregoing, prior to the effective time of the merger, Pacific Biosciences may purchase (or, if Illumina requests, Pacific Biosciences will purchase) a prepaid “tail” policy so long as the annual cost for such “tail” policy does not exceed 300 percent of the aggregate annual premiums currently paid).

The merger agreement also provides that the indemnified parties are third party beneficiaries of the indemnification and insurance provisions in the merger agreement and are entitled to enforce such provisions.

For more information, refer to the section of this proxy statement captioned “The Merger—Interests of Pacific Biosciences’ Directors and Executive Officers in the Merger.”

Conditions to the Closing of the Merger

The obligations of Illumina, Merger Sub and Pacific Biosciences to consummate the merger are subject to the satisfaction or waiver (where permitted by law) of certain conditions, including the following:

•	the adoption of the merger agreement by the requisite affirmative vote of Pacific Biosciences stockholders;

•

the expiration or termination of the waiting period under the HSR Act and the affirmative approval or clearance under the competition laws of the European Union or one or more competent European Union member states; and

•

the absence of (1) any applicable law in key jurisdictions and (2) any injunction, order or decree that a governmental authority in any key jurisdiction has enacted, issued, promulgated, enforced or entered, that, in each case, remains in effect and makes illegal, enjoins or otherwise prohibits the consummation of the merger or the other transactions contemplated by the merger agreement.

In addition, the obligations of Illumina and Merger Sub to consummate the merger are subject to the satisfaction or waiver of each of the following additional conditions, any of which may be waived exclusively by Illumina:

•	Pacific Biosciences having performed in all material respects all obligations under the merger agreement required to be performed and complied with by it prior to the effective time of the merger;

•

except as specified in the following bullets, the representations and warranties of Pacific Biosciences being true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date on which the closing occurs as if made at and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date), except for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•

the representations and warranties of Pacific Biosciences relating to certain aspects of Pacific Biosciences’ capitalization being true and correct as of 5:00 p.m., Pacific time, on October 30, 2018, except for such inaccuracies that are de minimis in the aggregate;

•

the representations and warranties of Pacific Biosciences relating to corporate existence and power, corporate authorization, certain aspects of capitalization, finders’ fees, the opinion of Pacific Biosciences’ financial advisor, and antitakeover laws being true and correct in all material respects as of the date on which the closing occurs as if made at and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date);

•	receipt by Illumina and Merger Sub of a customary closing certificate of Pacific Biosciences;

•	the absence of any Company Material Adverse Effect having occurred after the date of the merger agreement that is continuing; and

•

the absence of (1) any applicable law in specified jurisdictions or other jurisdictions and (2) any injunction, order or decree that a governmental authority in any specified jurisdiction or other jurisdiction has enacted, issued, promulgated, enforced or entered, that, in each case, remains in effect and makes illegal, enjoins or otherwise prohibits the consummation of the merger or the other transactions contemplated by the merger agreement.

In addition, the obligations of Pacific Biosciences to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•

Illumina and Merger Sub having complied in all material respects all obligations under the merger agreement required to be performed by Illumina and Merger Sub prior to the effective time of the merger;

•

except as specified in the following bullet, the representations and warranties of Illumina being true and correct (without giving effect to any materiality or material adverse effect qualifications set forth therein) as of the date on which the closing occurs as if made at and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date), except for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Illumina’s ability to consummate the transactions contemplated by the merger agreement;

•

the representations and warranties of Illumina relating to corporate authorization being true and correct in all material respects as of the date on which the closing occurs as if made at and as of such date

(except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date); and

•	receipt by Pacific Biosciences of a customary closing certificate of Illumina and Merger Sub.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by Pacific Biosciences stockholders (except as otherwise provided in the merger agreement), in the following ways:

•	by mutual written agreement of Pacific Biosciences and Illumina;

•	by either Pacific Biosciences or Illumina if:

•

the merger has not been consummated on or before the termination date, provided that a party may not terminate the merger agreement pursuant to this provision if such party’s action or failure to act constitutes a breach of the merger agreement and has resulted in the failure to satisfy the conditions to the closing of the merger or the failure to consummate the merger by the termination date; or

•

Pacific Biosciences stockholders do not adopt the merger agreement at the special meeting, except that a party may not terminate the merger agreement pursuant to this provision if such party’s action or failure to act constitutes a breach of the merger agreement and results in the failure to obtain the approval of the Pacific Biosciences stockholders at the special meeting;

•	by Pacific Biosciences if:

•

after a 30-day cure period, Illumina or Merger Sub has materially breached or failed to perform any of its respective representations, warranties, covenants or other agreements in the merger agreement, such that the related closing condition would not be satisfied; or

•

prior to the adoption of the merger agreement by Pacific Biosciences stockholders: (1) the Pacific Biosciences Board has made an adverse recommendation change in compliance with the terms of the merger agreement in order to enter into a definitive, written agreement in respect of a superior proposal; and (2) Pacific Biosciences pays or causes to be paid to Illumina a $43.0 million termination fee; or

•	by Illumina if:

•

(1) after a 30-day cure period, Pacific Biosciences has materially breached or failed to perform any of its representations, warranties, covenants or other agreements in the merger agreement such that the related closing condition would not be satisfied; or (2) Pacific Biosciences has materially breached its non-solicitation restrictions, as described in more detail under the sections of this proxy statement captioned “The Merger Agreement—No Solicitation of Other Offers” and “The Merger Agreement—The Pacific Biosciences Board’s Recommendation; Adverse Recommendation Change”; or

•	the Pacific Biosciences Board has effected an adverse recommendation change.

In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement will be of no further force or effect without liability of any party to the other parties (or their representatives), as applicable, except certain sections of the merger agreement will survive the termination of the merger agreement in accordance with their respective terms. Notwithstanding the foregoing, nothing in the merger agreement will relieve any party from any liability resulting from the (1) intentional failure of any party to fulfill a condition to the performance of the obligations of another party under the merger agreement;

(2) material breach by any party of the covenants required to be performed by such party pursuant to the merger agreement; or (3) willful and intentional breach by any party of the representations and warranties made by such party pursuant to the merger agreement. In addition, no termination of the merger agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement between Pacific Biosciences and Illumina, which rights, obligations and agreements will survive the termination of the merger agreement in accordance with their respective terms.

Termination Fees and Remedies

Pacific Biosciences has agreed to pay Illumina a termination fee of $43.0 million if the merger agreement is terminated in specified circumstances. Illumina will be entitled to receive the termination fee from Pacific Biosciences if:

•	the merger agreement is validly terminated by Illumina because the Pacific Biosciences Board has effected an adverse recommendation change;

•	the merger agreement is validly terminated by Pacific Biosciences in order to enter into a definitive, written agreement with respect to a superior proposal; or

•

(1) the merger agreement is validly terminated by (i) either Illumina or Pacific Biosciences because Pacific Biosciences stockholders do not adopt the merger agreement at the special meeting or (ii) Illumina because Pacific Biosciences has either (a) breached or failed to perform its representations, warranties, covenants or other agreements in the merger agreement (and has not cured such breach or failure to perform during a cure period), such that the related closing condition would not be satisfied or (b) materially breached its non-solicitation restrictions; (2) following the date of the merger agreement and prior to its termination under certain circumstances, an acquisition proposal has been publicly announced or otherwise communicated to Pacific Biosciences, the Pacific Biosciences Board, or Pacific Biosciences’ stockholders; and (3) within one year of such termination of the merger agreement, either an acquisition proposal is consummated or Pacific Biosciences enters into a definitive agreement providing for the consummation of an acquisition proposal (provided that, for purposes of the termination fee, all percentages in the definition of “acquisition proposal” are deemed to be references to “50 percent”).

Upon termination of the merger agreement under specified circumstances, Illumina will be required to pay Pacific Biosciences a termination fee of $98.0 million. Pacific Biosciences will be entitled to receive the termination fee from Illumina if: the merger agreement is terminated by either Illumina or Pacific Biosciences if (1) the merger has not been consummated on or before the termination date; and (2) all of the conditions applicable to Illumina, Merger Sub and Pacific Biosciences’ obligations to close the merger have been satisfied or waived (other than (i) those conditions relating to antitrust or competition laws in the United States and the key jurisdictions and (ii) those conditions that by their terms are to be satisfied at the closing of the merger, each of which is then capable of being satisfied).

If (1) the merger has not been consummated on or before the termination date; (2) all of the conditions applicable to Illumina, Merger Sub and Pacific Biosciences’ obligations to close the merger have been satisfied or waived (other than those conditions (i) relating to legal restraints (other than antitrust laws) in the specified jurisdictions; and (ii) that by their terms are to be satisfied at the closing of the merger, each of which is then capable of being satisfied); and (3) the merger agreement is terminated by Illumina or Pacific Biosciences, Pacific Biosciences may be entitled to a specific remedy.

Neither Illumina nor Pacific Biosciences is required to pay to the other its termination fee on more than one occasion.

Illumina’s receipt of the termination fee payable by Pacific Biosciences is the sole and exclusive monetary remedy of Illumina and Merger Sub and each of their affiliates in respect of all losses, damages, costs or expenses in respect of the merger agreement. Pacific Biosciences’ receipt of the termination fee payable by Illumina is the sole and exclusive monetary remedy of Pacific Biosciences in respect of all losses, damages, costs or expenses in respect of the applicable termination of the merger agreement.

Specific Performance

Pacific Biosciences, Merger Sub and Illumina agree that irreparable damage would occur if any provision of the merger agreement were not performed in accordance with the terms of the merger agreement and that Pacific Biosciences, Merger Sub and Illumina will, in addition to any other remedy to which they are entitled at law or in equity, be entitled to an injunction or injunctions to prevent breaches of the merger agreement or to enforce specifically the performance of the terms and provisions of the merger agreement (and each of Pacific Biosciences, Merger Sub and Illumina further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy).

Fees and Expenses

Except in specified circumstances, whether or not the merger is completed, Pacific Biosciences, on the one hand, and Illumina and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the merger agreement and the merger.

No Third Party Beneficiaries

The merger agreement is binding upon and inures solely to the benefit of each party thereto, and nothing in the merger agreement, express or implied, is intended to or will confer upon any other person any right, benefit or remedy, except, at and after the effective time (1) benefits to the directors and officers who are intended to be third-party beneficiaries of the indemnification and insurance provisions; (2) the rights of Pacific Biosciences stockholders to receive the merger consideration in accordance with the merger agreement; and (3) the rights of the holders of Pacific Biosciences stock awards and participants in the ESPP to receive treatment pursuant to the merger agreement.

Amendment and Waiver

Subject to applicable law, the merger agreement may be amended or waived in writing by the parties prior to the effective time of the merger, whether before or after adoption of the merger agreement by stockholders. However, after adoption of the merger agreement by stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.

At any time prior to the effective time, any party may extend the time for the performance of any of the obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties in the merger agreement or waive compliance with any of the agreements or conditions contained in provisions of the merger agreement (subject to compliance with applicable law). Any agreement by a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party. Any delay in exercising any right pursuant to the merger agreement will not constitute a waiver of such right.

Governing Law; Venue

The merger agreement is governed by Delaware law. The venue for disputes relating to the merger and the guarantee is the Delaware Court of Chancery of the State of Delaware or, to the extent that the Delaware Court of Chancery of the State of Delaware does not have jurisdiction, any state or federal court in the State of Delaware.

Waiver of Jury Trial

Each of the parties irrevocably waived any and all right to trial by jury in any action arising out of or relating to the merger agreement, or the transactions contemplated by the merger agreement.

THE VOTING AGREEMENT

The following summary describes the material provisions of the voting agreement. The descriptions of the voting agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the voting agreement, a copy of the form of which is attached to this proxy statement as Annex D and incorporated by reference. We encourage you to read the voting agreement carefully and in its entirety because this summary may not contain all the information about the voting agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the voting agreement and not by this summary or any other information contained in this proxy statement.

In connection with the execution of the merger agreement, Illumina entered into a voting agreement with each of Susan K. Barnes, David Botstein, Ph.D., William W. Ericson, Christian Henry, Michael Hunkapiller, Ph.D., Randall Livingston, John Milligan, Ph.D., Marshall Mohr, Kathy Ordoñez, Michael Phillips, and Lucy Shapiro, Ph.D. As of the record date, these stockholders hold, in the aggregate, approximately [●] percent of the outstanding shares of common stock.

Voting Provisions

Under each voting agreement, each stockholder agreed, during the term of the voting agreement, to vote his or her shares of common stock (1) for the approval of the merger agreement and the approval of the transactions contemplated thereby, including the merger; (2) in favor of any proposal to adjourn or postpone a meeting of the stockholders to a later date if there are not a sufficient number of votes to adopt the merger agreement; (3) against any action, proposal, transaction or agreement that relates to an acquisition proposal; and (4) against any action, proposal, transaction or agreement that would result in any breach of any covenant, representation or warranty or any other obligation or agreement of Pacific Biosciences under the merger agreement or of the stockholder under the voting agreement.

Restrictions on Transfer

Pursuant to the voting agreement, each stockholder agreed that, until the earlier of (1) the end of the term of the voting agreement; and (2) the conclusion of the special meeting, he or she will not (i) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise) (which we refer to as a “transfer”), or enter into any contract, option or other arrangement or understanding providing for any of the foregoing of any common stock other than any transfer made solely for estate planning or philanthropic purposes; (ii) deposit any shares of common stock into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with the voting agreement; or (iii) agree (whether or not in writing) to take any of the actions prohibited by the foregoing clause  (i) or (ii).

Termination

The voting agreement terminates upon the earliest of (1) the consummation of the merger; (2) the termination of the merger agreement; and (3) the entry without the prior written consent of the stockholders into any amendment or modification of the merger agreement or any material waiver of any of Pacific Biosciences’ rights under the merger agreement, in each case, that results in a decrease in, or change in the composition of, the per share merger consideration or imposes any material restrictions or additional constraints on the payment of the merger consideration.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of November 26, 2018, as to (1) each person who is known by us to beneficially own more than five percent of our outstanding common stock; (2) each of the named executive officers; (3) each director; and (4) all directors and executive officers as a group. Unless otherwise indicated, the address of each listed stockholder is c/o Pacific Biosciences of California, Inc., 1305 O’Brien Drive, Menlo Park, California 94025.

Applicable percentage ownership is based on 149,342,128 shares of common stock outstanding as of November 26, 2018. In computing the number of shares of stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares subject to company options held by that person that are currently exercisable or are exercisable within 60 days of November 26, 2018. However, we did not deem these shares to be outstanding for the purpose of computing the percentage ownership of any other person.

Name	Number of Shares Beneficially Owned(1)(2)	Exercisable Company Options (3)	Percentage Beneficially Owned
5% Stockholders:
Blackrock Inc.(4)	8,155,624	—	5.5%
Entities affiliated with Maverick Capital Ltd(5)	11,223,094	—	7.5%
Entities affiliated with Oracle Investment Management Inc.(6)	8,453,375	—	5.7%
Entities affiliated with Capital World Investors(7)	8,128,077	—	5.4%
Magnetar Financial LLC(8)	9,421,984	—	6.3%

Named Executive Officers and Directors:
Susan K. Barnes	347,417	1,936,903	1.5%
David Botstein, Ph.D.	—	176,666	*
Kevin Corcoran(9).	163,115	1,033,744	*
William Ericson(10)	5,598,397	204,166	3.9%
Christian Henry	—	—	*
Michael Hunkapiller, Ph.D.(11)	4,937,246	2,982,048	5.3%
Randy Livingston	—	249,166	*
John Milligan, Ph.D.	—	151,666	*
Marshall Mohr	—	201,666	*
Kathy Ordoñez(12)	—	239,424	*
Michael Phillips	200,156	948,263	*
Lucy Shapiro, Ph.D.	101,666	176,666	*
All directors and Section 16 executive officers as a group (12 persons)	11,347,997	8,300,378	13.2%

*	Represents beneficial ownership of less than 1%.
(1)

The amounts shown in this column do not include company PRSUs since none of these will vest for any of the respective beneficial owners within 60 days after November 26, 2018, and thus the beneficial owners of such awards do not currently have the right to dispose of or to vote the underlying shares of common stock.

(2)

The amounts shown in this column do not include company RSUs since none of these will vest for any of the respective beneficial owners within 60 days after November 26, 2018, and thus the beneficial owners of such awards do not currently have the right to dispose of or to vote the underlying shares of common stock.

(3)	Includes shares of common stock that may be acquired within 60 days after November 26, 2018, upon the exercise of company options.
(4)

Based solely on information taken from Schedule 13G/A filed on January 29, 2018, reporting on ownership as of December 31, 2017 by Blackrock Inc., which has sole voting power as to 7,977,124 of these shares and sole dispositive power as to 8,155,624 of these shares. The address of this entity is 55 East 52nd Street, New York, New York 10055.

(5)

Based solely on information taken from Schedule 13G/A filed on February 12, 2018, reporting on ownership as of December 31, 2017. This Schedule 13G is being filed on behalf of each of the following persons: Maverick Capital, Ltd.; Maverick Capital Management, LLC; Lee S. Ainslie III (“Mr. Ainslie”); and Andrew H. Warford (“Mr. Warford”). According to the Schedule 13G/A, each of the Maverick Capital, Ltd., Maverick Capital Management, LLC, Lee S. Ainslie III (“Mr. Ainslie”) and Andrew H. Warford (“Mr. Warford”) has sole voting power as to 11,223,094 of these shares and sole dispositive power as to 11,223,094 of these shares. The address of the principal business office of (i) Maverick Capital, Ltd. and Maverick Capital Management, LLC is 300 Crescent Court, 18th Floor, Dallas, Texas 75201, and (ii) Mr. Ainslie and Mr. Warford is 767 Fifth Avenue, 11th Floor, New York, New York 10153.

(6)

Based solely on information taken from Schedule 13G/A, Amendment No. 2 filed on February 14, 2018, reporting on ownership as of December 31, 2017 by Oracle Associates, LLC and direct or indirect subsidiaries. Oracle Associates, LLC has shared voting power as to 7,646,875 of these shares and shared dispositive power as to 7,646,875 of these shares; Oracle Investment Management, Inc. has shared voting power as to 7,836,875 of these shares and shared dispositive power as to 7,836,875 of these shares; Oracle Partners, L.P. has shared voting power as to 5,683,437 of these shares and shared dispositive power as to 5,683,437 of these shares; Oracle Institutional Partners, L.P. has shared voting power as to 838,818 of these shares and shared dispositive power as to 838,818 of these shares; Oracle Ten Fund Master, L.P. has shared voting power as to 1,124,620 of these shares and shared dispositive power as to 1,124,620 of these shares; Oracle Investment Management Employees Retirement Fund has shared voting power as to 190,000 of these shares and shared dispositive power as to 190,000 of these shares; The Feinberg Family Foundation has shared voting power as to 41,500 of these shares and shared dispositive power as to 41,500 of these shares. The addresses of these entities are not reported on Schedule 13G.

(7)

Based solely on information taken from Schedule 13G filed on February 14, 2018 reporting on ownership as of December 31, 2017. Capital World Investors divisions of CRMC and Capital International Limited collectively provide investment management services under the name Capital World Investors. Capital World Investors has sole voting power as to 8,128,077 of these shares and sole dispositive power as to 8,128,077 of these shares. The address of this entity is 333 South Hope Street, Los Angeles, California 90071.

(8)

Based solely on information taken from Schedule 13D filed on November 16, 2018 reporting on ownership as of November 6, 2018, by Magnetar Financial LLC and direct or indirect subsidiaries. Each of Magentar Financial LLC, Magnetar Capital Partners LP, Supernova Management LLC, and Alec N. Litowitz, has shared voting power as to 9,421,984 of these shares and shared dispositive power as to 9,421,984 of these shares. The address of each of the reporting persons is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.

(9)

On February 10, 2018, the Pacific Biosciences Board determined that Mr. Corcoran no longer met the definition of an executive officer under the Exchange Act. Mr. Corcoran’s employment with Pacific Biosciences terminated on November 23, 2018.

(10)

Number of shares owned includes 5,598,397 shares held of record by funds affiliated with Mohr Davidow Ventures where Mr. Ericson is a managing partner. Mr. Ericson disclaims beneficial ownership of any shares held of record by funds affiliated with Mohr Davidow Ventures except to the extent of his pecuniary interest therein. Based on information taken from Schedule 13G filed on February 17, 2015. Shares of record includes (1) 5,074,066 shares held by MDV VII, L.P. as nominee for MDV VII, L.P., MDV VII Leaders’ Fund, L.P., MDV ENF VII(A), L.P. and MDV ENF VII(B), L.P.; (2) 370,333 shares held by MDV VII Leaders’ Fund, L.P.; (3) 101,267 shares held by MDV ENF VII(A), L.P. and (4) 52,731 shares held by MDV ENF VII(B), L.P. The address of these entities is c/o Mohr Davidow Ventures, 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, California 94025. Each of Jonathan Feiber, Nancy Schoendorf, and Seventh may be deemed to share voting and dispositive power over the shares held by MDV.

(11)

Number of shares owned includes 2,637,246 shares held of record by funds affiliated with Alloy Ventures where Dr. Hunkapiller is a general partner. Dr. Hunkapiller disclaims beneficial ownership of any shares held of record by funds affiliated with Alloy Ventures except to the extent of his pecuniary interest therein.

(12)

On October 30, 2018, Kathy Ordoñez resigned from her role as chief commercial officer and executive vice president. Ms. Ordoñez will continue to serve as a Class III director on the Pacific Biosciences Board.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Pacific Biosciences. However, if the merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

Pacific Biosciences will hold an annual meeting of stockholders in 2019 only if the merger has not already been completed.

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2019 annual meeting of stockholders, if held, pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to us no later than December 6, 2018.

Pacific Biosciences’ bylaws establish an advance notice procedure with regard to specified matters to be brought before an annual meeting of stockholders but not included in our proxy materials. In general, written notice must be received by Pacific Biosciences’ Corporate Secretary not less than 90 days nor more than 120 days prior to an annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the 2019 annual meeting of stockholders, such a proposal must be received by our Corporate Secretary no earlier than 120 days nor later than 90 days prior to that meeting.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Pacific Biosciences filings with the SEC are incorporated by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018; and

•	Current Reports on Form 8-K filed on February 12, 2018, February 15, 2018, February 20, 2018, May 8, 2018, May 23, 2018, July 31, 2018, September 10, 2018, September 14, 2018 and November 5, 2018.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

You may read and copy any reports, statements or other information that we file with the SEC at its public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Pacific Biosciences of California, Inc.

Attention: Investor Relations

1305 O’Brien Drive

Menlo Park, California 94025

If you would like to request documents from us, please do so as soon as possible to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of our documents that we file with the SEC are also promptly available through the “Investor Relations” section of our website, www.pacb.com. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll-free: (888) 750-5834

Banks and brokers may call collect: (212) 750-5833

MISCELLANEOUS

Pacific Biosciences has supplied all information relating to Pacific Biosciences, and Illumina has supplied, and Pacific Biosciences has not independently verified, all of the information relating to Illumina and Merger Sub contained in this proxy statement.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN VOTING YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [●], 2018. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

dated as of

November 1, 2018

among

PACIFIC BIOSCIENCES of CALIFORNIA, INC.,

ILLUMINA, INC.

and

FC OPS CORP.

A-i

A-ii

A-iii

Execution Version

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of November 1, 2018, among Pacific Biosciences of California, Inc., a Delaware corporation (the “Company”), Illumina, Inc., a Delaware corporation (“Parent”), and FC Ops Corp., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Subsidiary”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Article 1 hereof.

W I T N E S S E T H :

WHEREAS, the board of directors of the Company (the “Board of Directors”) and the respective boards of directors of each of Parent and Merger Subsidiary have approved and declared advisable the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, as a condition and inducement to Parent’s and Merger Subsidiary’s willingness to enter into this Agreement and to consummate the Merger, following approval thereof by the Board of Directors, Parent has entered into voting agreements, each dated as of the date of this Agreement, with certain stockholders of the Company (collectively the “Voting Agreements”), pursuant to which, subject to the terms thereof, such stockholders have agreed, among other things, to vote Shares held by them in favor of the adoption of this Agreement; and

WHEREAS, at the Effective Time, the parties intend that Merger Subsidiary will be merged with and into the Company, with the Company surviving the Merger on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

SEC TION 1.01. Definitions. (a) As used herein, the following terms have the following meanings:

“1933 Act” means the Securities Act of 1933.

“1934 Act” means the Securities Exchange Act of 1934.

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any Third Party offer or proposal relating to, or any Third Party indication of interest in, in a single transaction or a series of related transactions, (i) any acquisition or purchase, direct or indirect, of assets representing 15% or more of the consolidated assets of the Company and its Subsidiaries or 15% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company, (ii) any tender offer or exchange offer that, if consummated, would result in any Third Party beneficially owning 15% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company and its Subsidiaries, (iii) a merger, consolidation, share exchange, business combination, sale of substantially all of the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company or (iv) any sale or exclusive license of any Key IP or Key Product, other than commercial sales of Key Products in the ordinary course of business consistent with past practice.

“Action” means any action, suit, investigation, audit (including Tax audit), litigation, arbitration, mediation, complaint, claim (including any cross-claim or counterclaim), enforcement action or proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), in each case by or before a Governmental Authority, arbitrator, mediator or other tribunal.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Antitrust Law” means the HSR Act and any other Applicable Law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign, federal, state, local or provincial law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding on or applicable to such Person.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or San Francisco, California are authorized or required by Applicable Law to close.

“Code” means the Internal Revenue Code of 1986.

“Collective Bargaining Agreement” means any written or oral agreement, memorandum of understanding or other contractual obligation between the Company or any of its Subsidiaries and any labor organization or other authorized employee representative (including a works council) representing Service Providers.

“Company 10-K” means the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017.

“Company 10-Q” means the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2018.

“Company Balance Sheet” means the audited consolidated balance sheet of the Company as of the Company Balance Sheet Date and set forth in the Company 10-K.

“Company Balance Sheet Date” means December 31, 2017.

“Company Disclosure Schedule” means the disclosure schedule dated the date of this Agreement related to this Agreement that has been provided by the Company to Parent and Merger Subsidiary.

“Company Employee” means, as of any time, any employee of the Company or any of its Subsidiaries.

“Company Interim Balance Sheet” means the unaudited consolidated balance sheet of the Company as of June 30, 2018, and set forth in the Company 10-Q.

“Company Material Adverse Effect” means any event, circumstance, change, occurrence, development, condition or effect that, individually or in the aggregate, has or would reasonably be expected to result in a material adverse change in, or material adverse effect on, the financial condition, business, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole, but excluding any such effect to the extent resulting from (i) changes in general economic conditions in the United States or global credit, currency, financial or capital markets, (ii) changes in United States or global regulatory, legal, legislative or political conditions (including changes or proposed changes in Applicable Law or GAAP), (iii) changes or conditions generally affecting the industry in which the Company and its Subsidiaries operate, (iv) geopolitical conditions, acts of war, sabotage or terrorism, outbreak or escalation of hostilities or war or epidemics, pandemics or natural disasters, (v) the announcement or pendency of the transactions contemplated by this Agreement, including the impact thereof on relationships of the Company or its Subsidiaries, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, it being understood that termination, change of control and other similar rights of Third Parties that are required to be disclosed in the Company Disclosure Schedule will not be deemed to be events, circumstances, changes, occurrences, developments, conditions or effects related to the announcement or pendency of the transactions contemplated by this Agreement for purposes of the references to Company Material Adverse Effect in this Agreement, (vi) any decline, in and of itself, in the market price, or change in trading volume, of any capital stock of the Company (it being understood that any cause of such decline or change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred), (vii) any failure, in and of itself, of the Company to meet any internal or public projections, forecasts, budgets or estimates of revenue, earnings, cash flow or cash position Company (it being understood that any cause of such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred), or (viii) any action taken by the Company that is expressly required by this Agreement or taken at the prior written request of or with the prior written consent of Parent except, in the case of clauses (i), (ii), (iii) and (iv), to the extent not having a disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Company and its Subsidiaries operate (in which case on the only incremental disproportionate adverse impact may be taken into account).

“Company Related Parties” means, collectively, the Company, its Subsidiaries and their respective Affiliates, and any of their respective former, current or future general or limited partners, stockholders, equityholders, members, managers, directors, officers, employees, agents, Affiliates or other Representatives, or any former, current or future general or limited partner, stockholder, equityholder, member, manager, director, officer, employee, agent or Affiliate of any of the foregoing.

“Confidentiality Agreement” means the One-Way Non-disclosure Agreement dated as of September 11, 2018, by and between the Company and Parent.

“Consulting Agreement” means each consulting agreement or Contract between the Company or a Subsidiary of the Company and any Independent Contractor relating to the provision of services to the Company or a Subsidiary of the Company and that provides for compensation to be paid or provided to the Independent Contractor for providing such services.

“Continuing Employee” means each Company Employee employed by the Company or any of its Subsidiaries immediately prior to the Effective Time whose employment with the Surviving Corporation, Parent or any of their respective Affiliates continues after the Effective Time.

“Contract” means, with respect to any Person, any contract, agreement, lease, sublease, license, sublicense commitment, sale or purchase order, indenture, note, bond, loan, mortgage, deed of trust, concession, franchise, instrument or other arrangement, commitment or undertaking, including any exhibits, annexes, appendices or attachments thereto, whether written or oral, that, in each case, is legally binding on such Person or by which such Person or such Person’s properties or assets are bound.

“Deerfield Agreements” means the Facility Agreement, dated as of February 5, 2013, between the Company and the lenders set forth on the signature pages thereto, together with any security agreements entered into in connection therewith or notes issued pursuant thereto, in each case as amended, restated, modified, supplemented from time to time.

“Delaware Law” means the General Corporation Law of the State of Delaware.

“Employee Plan” means any (i) “employee benefit plan” as defined in Section 3(3) of ERISA, (ii) compensation, employment, consulting, independent contractor, severance, termination protection, change in control compensation, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (iii) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance benefit (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits), in each case (x) whether or not written, and (y) (1) that is sponsored, maintained, administered, contributed to, required to be contributed to or entered into by the Company or any of its ERISA Affiliates for the current or future benefit of any current or former Service Provider or (2) for which the Company or any of its Subsidiaries has or would be reasonably expected to have any material current or future liability.

“Employment Agreement” means each management, employment, severance, consulting, retention, relocation, repatriation, expatriation, change in control compensation or similar agreement or offer letter between the Company or a Subsidiary of the Company and any current or former Company Employee.

“Environmental Laws” means any Applicable Laws or any legally binding agreement with any Governmental Authority relating to pollution, human health and safety (as it relates to exposure to Hazardous Substances), protection of the environment, and natural resources, or to Hazardous Substances.

“Environmental Permits” means all Permits relating to, pursuant to, or required by Environmental Laws and affecting, or relating to, the business of the Company or any of its Subsidiaries as currently conducted.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” of any entity means any other entity that, together with such first entity, would be (or at any relevant time was or will be) treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“GAAP” means generally accepted accounting principles in the United States.

“Government Bid” means any quotation, bid, offer or proposal by the Company or any of its Subsidiaries that, if accepted or awarded, could result in a Government Contract.

“Government Contract” means any Contract that (i) is between the Company or any of its Subsidiaries and a Governmental Authority or (ii) is entered into by the Company or any of its Subsidiaries in connection with a Contract between another entity and a Governmental Authority. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract for purposes of this definition, but shall be part of the Government Contract (if any) to which it relates.

“Governmental Authority” means any transnational, domestic or foreign federal, state, provincial, local or other governmental, regulatory or administrative authority, department, court, agency, commission or official, including any political subdivision thereof, or any other governmental or self-regulatory authority or instrumentality.

“Hazardous Substance” means any pollutant, waste or chemical, or any toxic, radioactive, ignitable, caustic, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including but not limited to any medical or biological waste, petroleum product or byproduct, asbestos, lead, polychlorinated biphenyls or any substance, waste or material regulated, categorized, or controlled pursuant to any Environmental Law based on its dangerous or deleterious properties.

“HIPAA” means, collectively, the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191, as amended by the Health Information Technology for Economic and Clinical Health Act, enacted as Title XIII of the American Recovery and Reinvestment Act of 2009, Public Law 111-5, and their implementing regulations, including but not limited to, the Standards for Privacy of Individually Identifiable Health Information at 45 C.F.R. Part 160 and Part 164, Subparts A and E, the Security Standards for the Protection of Electronic Protected Health Information at 45 C.F.R. Part 160 and Part 164, Subparts A and C, and the Notification of Breach of Unsecured Protected Health Information requirements at 45 C.F.R. Part 160 and Part 164, Subpart D.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Independent Contractor” means any independent contractor, director or consultant (other than an employee) of the Company or a Subsidiary of the Company.

“Intellectual Property Rights” means any and all (i) trademarks, service marks, trade names, business marks, brand names, certification marks, trade dress, logos, corporate names, trade styles, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application (“Trademarks”), (ii) national and multinational statutory invention registrations, patents and patent applications issued or applied for in any jurisdiction, including all certificates of invention, provisionals, nonprovisionals, substitutions, divisionals, continuations, continuations-in-part, reissues, renewals, extensions, supplementary protection certificates, reexaminations, patents of addition, utility models, inventors’ certificates and the equivalents of any of the foregoing in any jurisdiction, and all inventions disclosed in each such registration, patent or patent application (“Patents”), (iii) Trade Secrets, technical data, specifications, processes, methods, knowledge, experience, formulae, skills, techniques, schematics, drawings, blue prints, utility models, designs, technology, software, inventions, discoveries, ideas and improvements, including manufacturing information and processes, assays, engineering and other manuals and drawings, standard operating procedures, flow diagrams, regulatory, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality assurance, quality control and clinical data, technical information, research records and similar data and information, (iv) writings and other works (including literary, pictorial and graphic works), whether copyrightable or not, in any jurisdiction (domestic and foreign), and any and all copyright rights, whether registered or not, and registrations or applications for registration of copyrights in any jurisdiction (domestic and foreign), and any renewals or extensions thereof (“Copyrights”), (v) moral rights, sui generis database rights, design rights, industrial property rights, publicity rights and rights of personality, (vi) all forms and types of computer software (including source code, object code, firmware, development tools, files, records and technical data, and all documentation related to any of the foregoing), and (vii) other intellectual property or proprietary rights.

“IRS” means the Internal Revenue Service.

“IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation owned by the Company or its Subsidiaries or licensed or leased by the Company or its Subsidiaries.

“Key Employee” means any Company Employee identified by Parent in a notice to the Company prior to the Effective Time.

“Key IP” means any Owned Intellectual Property Rights or Licensed Intellectual Property Rights necessary to or used in (i) the Company’s Single Molecule, Real-Time (SMRT®) sequencing technology (i.e., that certain parallelized single molecule DNA sequencing method enabled by utilization of both zero-mode waveguides and phospholinked nucleotides) or (ii) any Key Product (including the making, use, offer for sale, sale or importation thereof).

“Key Jurisdiction” means each jurisdiction set forth on Section 1.01(a) of the Company Disclosure Schedule.

“Key Products” means those products identified as such on Section 1.01(b) of the Company Disclosure Schedule.

“Knowledge” means, with respect to the Company, the actual knowledge of each individual listed in Section 1.01(c) of the Company Disclosure Schedule, after reasonable inquiry of those persons who would reasonably be expected to have actual knowledge of the matters in question. With respect to matters involving the Intellectual Property Rights of the Company, Knowledge does not require the Company or any of its directors, officers or employees to have conducted or have obtained any freedom to operate opinions or any Patent, Trademark or other Intellectual Property Rights clearance searches. If not conducted or obtained, no knowledge of any Patents, Trademarks or other Intellectual Property Rights of any Third Party that would have been revealed by such opinions or searches will be imputed to the Company or any of its directors, officers or employees.

“Legal Restraint” means an injunction, order or decree enacted, issued, promulgated, enforced or entered by any Governmental Authority of competent jurisdiction that has become final and non-appealable that (i) prohibits or makes illegal consummation of the Merger or (ii) prohibits, enjoins or permanently restrains the Company, Parent or Merger Subsidiary from consummating the Merger.

“Licensed Intellectual Property Rights” means all Intellectual Property Rights licensed or sublicensed by a Third Party to the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries has obtained a covenant not to be sued.

“Licensed Registered Intellectual Property Rights” means Registered Intellectual Property Rights that constitute Licensed Intellectual Property Rights, it being understood that Licensed Intellectual Property Rights excludes Intellectual Property Rights to which the Company or any of its Subsidiaries receives such license or sublicense pursuant to an off-the-shelf license Contract or other similar arrangement.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own, subject to a Lien, any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Other Jurisdiction” means each jurisdiction which is not a Key Jurisdiction or Specified Jurisdiction.

“Owned Intellectual Property Rights” means all Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries.

“Owned Registered Intellectual Property Rights” means any Owned Intellectual Property Rights that constitute Registered Intellectual Property Rights.

“Parent Material Adverse Effect” means a material adverse effect on Parent’s ability to consummate the transactions contemplated by this Agreement.

“Parent Related Parties” means, collectively, Parent, Merger Subsidiary and their respective Affiliates, and any of their respective former, current or future general or limited partners, stockholders, equityholders, members, managers, directors, officers, employees, agents or Affiliates or any former, current or future general or limited partner, stockholder, equityholder, member, manager, director, officer, employee, agent or Affiliate of any of the foregoing.

“Permit” means each grant, license, franchise, permit, easement, variance, exception, exemption, waiver, consent, certificate, registration, accreditation, approval, authorization, concession, decree, confirmation, qualification or other similar authorization of any Governmental Authority.

“Permitted Liens” means (i) Liens for Taxes not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, provided no notice of any such Lien has been filed or recorded under the Code and the Treasury Regulations thereunder, (ii) materialmen’s, mechanics’, carriers’, workers’, warehousemen’s, repairers’ and similar Liens arising in the ordinary course of business consistent with past practice securing obligations as to which there is no default and which are not yet delinquent, or the validity or amount of which is being contested in good faith by appropriate proceedings which have the effect of preventing the forfeiture or sale of the property subject thereto and for which adequate reserves have been established in accordance with GAAP, (iii) Liens to secure payment of workers’ compensation, unemployment insurance, social security or other social security legislation (other than Liens imposed by ERISA), (iv) with respect to real property, any nonmonetary Lien or other requirement or restriction arising under any zoning, entitlement, building, conservation restriction and other land use and environmental Applicable Law, and nonmonetary encumbrances of record affecting any real property, in each case that would not, individually or in the aggregate, reasonably be expected to materially impair the operation of the business of the Company or its Subsidiaries at such real property or to materially detract from the value of the real property subject thereto, (v) Liens imposed on the underlying fee or other interest in real property subject to a real property lease (exclusive of any Liens arising by reason of actions or inactions of the Company or its Subsidiaries), (vi) statutory or common law Liens to secure landlords, lessors or renters under leases or rental agreements but only to the extent that the Company or any of its Subsidiaries, as applicable, is not in material default of any obligation under any such lease or rental agreement, (vii) Liens in favor of financial institutions arising in connection with accounts maintained in the ordinary course of business consistent with past practice held at such institutions to secure standard fees for services charged by, but not financing made available by, such institutions, (viii) deposits to secure the performance (but only to the extent that the Company or any of its Subsidiaries, as applicable, is not in material default of any such obligation to perform) of tenders, bids, trade contracts, licenses and leases, statutory obligations, surety bonds, performance bonds, bank guaranties and other obligations of a like nature incurred in the ordinary course of business consistent with past practice (including earnest money deposits in respect of any acquisition), (ix) licenses (not relating to any Leased Real Property) granted to others not interfering in any material respect with the business of the Company and its Subsidiaries, and (x) “march-in” and other rights of the U.S. government pursuant to the Bayh-Dole Act (35 U.S.C. Section 200-212 and 37 C.F.R. 401).

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or a Governmental Authority.

“Personal Information” means any information that allows the identification of an individual, including name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number or customer or account number, or any information that is otherwise considered personal information, personal data, protected health information, or personally identifiable information under Applicable Law.

“Privacy and Information Security Requirements” means (i) all Applicable Laws relating to the Processing of Personal Information, including, without limitation, HIPAA and any Applicable Laws relating to data security, breach notification, direct marketing, telemarketing, or online behavioral advertising; (ii) all provisions of contracts to which the Company or any of its Subsidiaries is a party or is otherwise bound that relate to the Processing of Personal Information, including without limitation any such contractual obligations to comply with the Payment Card Industry—Data Security Standard; and (iii) applicable policies and notices of the Company or any of its Subsidiaries relating to their Processing of Personal Information.

“Process” or “Processing” means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Registered Intellectual Property Rights” means any Intellectual Property Rights that have been filed or registered with or issued or granted by the applicable Governmental Authority.

“Regulation S-K” means Regulation S-K promulgated under the 1933 Act.

“Regulation S-X” means Regulation S-X promulgated under the 1934 Act.

“Representatives” of a Person means such Person’s directors, officers, employees, investment bankers, attorneys, accountants, consultants or other agents, auditors, advisors or other representatives.

“Research Use Only” or “RUO” means an (i) in vitro diagnostic product that is in the laboratory research phase of development and is being shipped or delivered for an investigation that is not subject to 21 C.F.R. Part 812 (such a product is not represented as an effective in vitro diagnostic product or intended for clinical diagnostic use) or (ii) certain products, such as instruments, systems, and reagents that are labeled for research use only and intended for use in the conduct of non-clinical laboratory research with goals other than development of a commercial in vitro diagnostic product, i.e., these products are used to carry out research and they are not themselves the object of the research (these include products intended for use in discovering and developing medical knowledge related to human disease and conditions; for example, instruments and reagents intended for use in research attempting to isolate a gene linked with a particular disease may be labeled for research use only when such instruments and reagents are not intended to produce results for clinical use).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“Service Provider” means any director, officer, employee or individual Independent Contractor of the Company or any of its Subsidiaries (including any Company Employee).

“Specified Termination Actions” means those actions set forth on Section 1.01(d) of the Company Disclosure Schedule.

“Specified Jurisdiction” means each jurisdiction set forth on Section 1.01(e) of the Company Disclosure Schedule.

“Subsidiary” means, with respect to any Person, any other Person of which (i) such Person or any of its Subsidiaries is a general partner or holds a majority of the voting interests of a partnership or (ii) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions (or, if there are no such ownership interests having ordinary voting power, 50% or more of the equity interests of which) are at any time directly or indirectly owned or controlled by such Person.

“Tax” means (i) any and all domestic and foreign, federal, state, provincial, local, municipal, and other taxes and like assessments or charges in the nature of a tax imposed by any Taxing Authority (including taxes and other charges on, or measured by, net or gross income, and alternative minimum or add-on minimum, withholding, estimated, gross receipts, sales, use, ad valorem, value added, goods and services, transfer, franchise, fringe benefit, capital stock, profits, license, registration, payroll, social security (or equivalent) or any other applicable social contribution, employment, unemployment, disability, excise, severance, stamp, license, occupation, premium, property (real, tangible or intangible), environmental, windfall profit, or unclaimed property taxes), together with any interest, penalty, addition to tax or additional amount (including as a result of a failure to timely file any Tax Return), whether disputed or not.

“Tax Return” means any report, return, document, declaration or other information or filing filed or required to be filed with any Taxing Authority with respect to Taxes (and any amendments thereof and any schedule or attachment thereto), including information returns, and any documents with respect to or accompanying payments of estimated Taxes.

“Tax Sharing Agreement” means any agreement or arrangement (whether or not written), entered into prior to the Closing, binding the Company or any of its Subsidiaries and providing for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts or gains for the purpose of determining any Person’s Tax liability, other than any agreement or arrangement entered into in the ordinary course consistent with past practices the primary purpose of which does not relate to Tax.

“Taxing Authority” means any Governmental Authority responsible for the collection or administration of Taxes.

“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than Parent or any of its controlled Affiliates.

“Trade Secrets” means trade secrets and all other confidential know-how and confidential information and rights in any jurisdiction (domestic and foreign), including confidential recipes, ideas, formulae, formulations, compositions, specifications, techniques, data, results, methods, processes, schematics, prototypes, models, designs, customer lists and supplier lists, but excluding Personal Information or rights therein.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	Section 6.04
Agreement	Preamble
Board of Directors	Section 2.05(c)
Capitalization Date	Section 4.05(a)
Certificate	Section 2.02(a)
Change of Control Payment	Section 4.20(a)(xv)
Charter Documents	Section 4.01
Closing	Section 2.01(b)
Closing Date	Section 2.01(b)
Common Stock	Section 2.02(a)
Company	Preamble
Company Board Recommendation	Section 4.02(b)
Company Outbound License	Section 4.15(j)
Company Proxy Statement	Section 4.09
Company Related Parties	Section 1.01(a)
Company Restricted Shares	Section 2.05(b)
Company RSUs	Section 2.05(a)

Term	Section
Company SEC Documents	Section 4.07
Company Securities	Section 4.05(c)
Company Stock Awards	Section 2.05(b)
Company Stock Options	Section 2.05(a)
Company Stockholder Approval	Section 4.02
Company Stockholder Meeting	Section 6.03
Company Subsidiary Securities	Section 4.06(b)
Company Termination Fee	Section 11.04(b)(i)
Consideration Fund	Section 2.03
Copyrights	Section 1.01(a)
D&O Insurance	Section 7.03(c)
Effective Time	Section 2.01(c)
End Time	Section 10.01(b)(i)
ESPP	Section 2.06
FDA	Section 4.24(a)
FCPA	Section 4.12(b)
Final Offering Period	Section 2.06
Financial Advisor	Section 4.21
Indemnified Person	Section 7.03(a)
Intervening Event	Section 6.04(b)(ii)
Lease	Section 4.14(b)
Leased Real Property	Section 4.14(b)
Licensed Intellectual Property Rights	Section 1.01(a)
Licensed Registered Intellectual Property Rights	Section 1.01(a)
Material Contracts	Section 4.20(a)(xv)
Merger	Section 2.01(a)
Merger Consideration	Section 2.02(a)
Merger Subsidiary	Preamble
Owned Registered Intellectual Property Rights	Section 1.01(a)
Parent	Preamble
Parent Benefit Plans	Section 7.04(b)
Parent Related Parties	Section 1.01(a)
Patents	Section 1.01(a)
Paying Agent	Section 2.03(a)
Preferred Stock	Section 4.05
Privacy Notices	Section 4.16(b)
Registered Intellectual Property Rights	Section 1.01(a)
Related Party	Section 4.25
Reverse Termination Fee	Section 11.04(b)(iii)
Sanctions	Section 4.12(b)
Shares	Section 2.02(a)
Specified Persons	Section 6.04(a)
Superior Proposal	Section 6.04(e)
Surviving Corporation	Section 2.01(a)
Tail Policy	Section 7.03(c)
Trademarks	Section 1.01(a)
UK Bribery Act	Section 4.12(b)
Uncertificated Shares	Section 2.02(a)
Voting Agreements	Recitals
WEEE Directive	Section 4.19

SECTION 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any Applicable Law shall be deemed to refer to such Applicable Law as amended from time to time and to any rules, regulations or interpretations promulgated thereunder. References to any agreement or Contract are to that agreement or Contract as amended, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. Documents or other information or materials will be deemed to have been “made available” (or words of similar import) by the Company if such documents, information or materials have been, at any time least 24 hours prior to the execution and delivery of this Agreement, (i) posted and available to Parent and its Representatives in the virtual data room managed by the Company at www.rrdvenue.com, and remain in such virtual data room at all times from the time posted through the Closing; or (ii) filed with or furnished to the SEC and available on EDGAR.

ARTICLE 2

THE MERGER

SECTION 2.01. The Merger. (a) At the Effective Time, Merger Subsidiary shall be merged with and into the Company (the “Merger”) in accordance with the Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”).

(b) Subject to the provisions of Article 9 the closing of the Merger (the “Closing”) shall take place in Palo Alto, California at the offices of Covington & Burling LLP, 5 Palo Alto Square, 10th Floor, Palo Alto, CA 94306-2112 as soon as possible, but in any event no later than three Business Days after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place or time as Parent and the Company may mutually agree. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

(c) At the Closing, the Company and Merger Subsidiary shall execute and file a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware Law and shall make all other filings or recordings required by the Delaware Law in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as such certificate of merger has been duly filed with the Secretary of State of the State of Delaware (or at such later time as may be agreed by the parties in writing and specified in such certificate of merger).

(d) From and after the Effective Time, the Surviving Corporation shall possess all the properties, rights, powers, privileges, immunities, licenses, franchises and authority and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under this Agreement and the Delaware Law.

SECTION 2.02. Conversion of Shares. At the Effective Time, without any action on the part of Parent, Merger Subsidiary or the Company:

(a) Except as otherwise provided in Section 2.02(b), Section 2.02(c) or Section 2.04, each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the “Common Stock” or the “Shares,” and each, a “Share”) immediately prior to the Effective Time shall be converted into the right to receive $8.00 in cash, without interest (the “Merger Consideration”). As of the Effective Time, each certificate formerly representing any Shares (each, a “Certificate”) or any book-entry shares which immediately prior to the Effective Time represented Shares (each, an “Uncertificated Share”) shall automatically be canceled and retired and all Shares represented thereby shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.03.

(b) Each Share held by the Company as treasury stock or otherwise owned by Parent or Merger Subsidiary immediately prior to the Effective Time shall be canceled and retired, and no payment shall be made with respect thereto.

(c) Each Share held by any Subsidiary of the Company or Parent (other than Merger Subsidiary) immediately prior to the Effective Time, if any, shall be converted into such number of shares of stock of the Surviving Corporation such that each such Subsidiary owns the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time.

(d) Each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation (except for any such shares resulting from the conversion of Shares pursuant to Section 2.02(c)). From and after the Effective Time, all certificates representing shares of common stock of Merger Subsidiary shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

Section 2.03. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the “Paying Agent”) for the purpose of exchanging for the Merger Consideration (i) the Certificates and (ii) the Uncertificated Shares. On the Closing Date, Parent or one of its Affiliates shall deliver, or cause to be delivered to, the Paying Agent, as needed, the aggregate Merger Consideration payable in respect of all the Shares of the Company represented by the Certificates and the Uncertificated Shares in accordance with this Agreement (such cash, the “Consideration Fund”). In the event the Consideration Fund shall be insufficient to pay the Merger Consideration (including on account of any Merger Consideration returned to Parent pursuant to Section 2.03(g)), Parent shall promptly deliver, or cause to be delivered, additional funds to the Paying Agent in an amount equal to the deficiency required to make such payments. The Consideration Fund shall not be used for any other purpose. Promptly after the Effective Time (and in any event within five Business Days), Parent shall send, or shall cause the Paying Agent to send, to each record holder of Shares at the Effective Time a letter of transmittal and instructions (which shall be in customary form and shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Paying Agent) for use in such exchange.

(b) Each holder of Shares that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Paying Agent of a Certificate (or such other materials as contemplated in Section 2.09), together with a properly completed and validly executed letter of transmittal and such other documents as may be reasonably requested by the Paying Agent, or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration payable for each Share represented by such Certificate or for each such Uncertificated Share. Until so surrendered or transferred, as the case may be, and subject to the terms of Section 2.04, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof. No interest shall be paid or shall accrue on the cash payable upon the surrender or transfer of any Certificate or Uncertificated Shares.

(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Paying Agent and Parent that such Tax has been paid or is not payable.

(d) Until disbursed in accordance with this Agreement, the cash in the Consideration Fund will be invested by the Paying Agent as directed by Parent; provided, however, that any such investments shall be short-term obligations of or fully guaranteed by the United States or backed by the full faith and credit of the United States with a maturity of no more than 30 days. No losses with respect to any investments of the Consideration Fund will affect the amounts payable to the holders of Certificates or Uncertificated Shares under this Agreement. Any earnings, interest or other income from investment of the Consideration Fund shall be the sole and exclusive property of Parent and shall be paid as Parent directs.

(e) From and after the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Paying Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

(f) Any portion of the Consideration Fund (and any earnings, interest or other income earned thereon) that remains unclaimed by the holders of Shares six months after the Effective Time shall be returned to Parent or one of its Affiliates, upon demand, and any such holder who has not exchanged its Shares for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to Parent (subject to abandoned property, escheat or similar laws), as general creditors thereof, for payment of the Merger Consideration in respect of such Shares without any interest thereon. Notwithstanding the foregoing, neither Parent nor any of its Affiliates shall be liable to any holder of Shares for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of Shares shall, immediately prior to the time when such amounts would otherwise escheat to or become property of any Governmental Authority, become, to the extent permitted by Applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(g) Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.03(a) to pay for Shares for which appraisal rights have been perfected shall be returned to Parent or one of its Affiliates upon demand.

(h) All Merger Consideration paid upon the surrender of Certificates or transfer of Uncertificated Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificate or Uncertificated Shares.

SECTION 2.04. Dissenting Shares. Notwithstanding Section 2.02 or any other provision of this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time (other than shares canceled in accordance with Section 2.02(b) or Section 2.02(c)) and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for its Shares in accordance with Section 262 of the Delaware Law and who has otherwise complied with all applicable provisions of Section 262 of the Delaware Law shall not be converted into the right to receive the Merger Consideration, but shall be entitled only to such rights as are granted by Section 262 of the Delaware Law, unless such holder fails to perfect, waives, withdraws or otherwise loses the right to appraisal under Section 262 of the Delaware Law, or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the Delaware Law. If, after the Effective Time, such holder fails to perfect, waives, withdraws or otherwise loses the right to appraisal under Section 262 of the Delaware Law, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the Delaware Law, such Shares shall be treated as if they had been converted pursuant to Section 2.02(a) as of the Effective Time into, and shall represent only, the right to receive the Merger Consideration in accordance with Section 2.03 upon surrender of such Certificate formerly representing such Share or transfer of such Uncertificated Share, as the case may be. The Company shall give Parent prompt written notice of any demands received by the Company for appraisal of Shares, any waiver or withdrawal of any such demand, and any other demand, notice or instrument delivered to the Company prior to the Effective Time that relates to such demand, and Parent shall have the right to participate in and, following the Effective Time, to direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, offer to settle or settle any such demands, or agree to do any of the foregoing.

SECTION 2.05. Company Stock Options and Company RSUs. (a) At or immediately prior to the Effective Time, each option to acquire Shares granted or issued pursuant to any Employee Plan that is outstanding immediately prior to the Effective Time, whether vested or unvested (collectively, the “Company Stock Options”), shall be, by virtue of the Merger and without any action on the part of the holder thereof, canceled and converted into the right to receive, at or promptly after the Effective Time, solely an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the applicable per Share exercise price of such canceled Company Stock Option multiplied by (ii) the aggregate number of Shares subject to such Company Stock Option immediately prior to the Effective Time. For the avoidance of doubt, if the per Share exercise price under any Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be canceled as of the Effective Time without payment therefor and shall have no further force or effect. Holders of unvested Company Stock Options shall be afforded an opportunity to exercise such Company Stock Options prior to, and contingent upon the consummation of the transactions contemplated by this Agreement. At or immediately prior to the Effective Time, each restricted stock unit granted or issued pursuant to any Employee Plan that is outstanding immediately prior to the Effective Time (collectively, the “Company RSUs”) shall be, by virtue of the Merger and without any action on the part of the holder thereof, canceled and converted into the right to receive, at or promptly after the Effective Time, solely an amount in cash equal to the product of (i) the Merger Consideration multiplied by (ii) (A) for Company RSUs subject to time-based vesting, the total number of Shares subject to such Company RSU immediately prior to the Effective Time; and (B) for any other Company RSUs, the number of Shares that would be payable if such Company RSU was vested at target performance.

(b) At or immediately prior to the Effective Time, each restricted Share granted or issued pursuant to any Employee Plan that is outstanding immediately prior to the Effective Time (collectively, the “Company Restricted Shares” and, together with Company Stock Options and Company RSUs, “Company Stock Awards”) shall be, by virtue of the Merger and without any action on the part of the holder thereof, converted into the right to receive, at or promptly after the Effective Time, solely an amount in cash equal to the Merger Consideration.

(c) Prior to the Effective Time, the Company, the Board of Directors and the compensation committee of the Board of Directors, as applicable, shall take all actions necessary or appropriate to effectuate the treatment of Company Stock Awards as contemplated in this Section 2.05 (including obtaining any required consents from holders of Company Stock Awards) and to terminate any equity incentive plans maintained or sponsored by the Company.

SECTION 2.06. Employee Stock Purchase Plan. The Company shall take all actions necessary to terminate its 2010 Employee Stock Purchase Plan (the “ESPP”) and all outstanding rights thereunder (including providing requisite notice to participants in the ESPP pursuant to the terms of the ESPP) no later than as of immediately prior to the Effective Time, contingent upon the consummation of the transactions contemplated by this Agreement; provided that, from and after the date of this Agreement, the Company shall take all actions necessary to ensure that (i) no new participants are permitted to participate in the ESPP and that participants may not increase their payroll deductions or purchase elections from those in effect on the date of this Agreement, (ii) except for any offering or purchase period under the ESPP that is in effect on the date of this Agreement (the “Final Offering Period”), no new offering or purchase period shall be authorized, continued or commenced following the date of this Agreement, and (iii) both the maximum number of shares that a participant in the ESPP can purchase and the total number of share available under the ESPP cannot be increased. Unless otherwise agreed to by Company and Parent, the Final Offering Period shall terminate no later than as of immediately following the next scheduled purchase date (to occur on March 1, 2019), and the Company shall cause the exercise date applicable to the Final Offering Period to accelerate and occur on such termination date with respect to any then-outstanding purchase rights. Notwithstanding anything to the contrary herein, (A) all amounts allocated to each participant’s account under the ESPP at the end of the Final Offering Period shall thereupon be used to purchase whole Shares under the terms of the ESPP for such offering period, which Shares shall be canceled at the Effective Time in exchange for the right to receive the Merger Consideration in accordance with Section 2.02(a), and (B) as promptly as practicable following the purchase of Shares in accordance with the foregoing clause (A), the Company shall return to each participant the funds, if any, that remain in such participant’s account after such purchase.

SECTION 2.07. Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, the outstanding Shares (or securities convertible into, or exchangeable or exercisable for, Shares) shall have been changed into a different number of shares or into a different class (including by reason of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares or similar transaction, or stock dividend or distribution thereon with a record date during such period, but excluding any change that results from any issuance of Shares permitted by Section 6.01(c)), the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change. Nothing in this Section 2.07 shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

SECTION 2.08. Withholding Rights. Notwithstanding any provision contained herein to the contrary, each of the Paying Agent, Merger Subsidiary, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement (including the Merger Consideration or payments pursuant to Section 2.04 or Section 2.05) any amount that is required to be deducted and withheld with respect to the making of such payment under applicable Tax law. Any amount that the Paying Agent, Merger Subsidiary, the Surviving Corporation or Parent, as the case may be, so deducts or withholds and pays over to the appropriate Governmental Authority shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

SECTION 2.09. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond, in such reasonable amount as Parent or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article 2.

ARTICLE 3

THE SURVIVING CORPORATION

SECT ION 3.01. Certificate of Incorporation. The certificate of incorporation of the Surviving Corporation shall be amended at the Effective Time to be in the form of the certificate of incorporation of Merger Subsidiary in effect immediately prior to the Effective Time and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein and under the Delaware Law, except that the name of the Surviving Corporation may be changed to a name to be specified by Parent.

SECTION 3.02. Bylaws. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation, except that references to Merger Subsidiary’s name shall be replaced with references to the Surviving Corporation’s name, until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation and Applicable Law.

SECTION 3.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with certificate of incorporation and bylaws of the Surviving Corporation and Applicable Law, the directors and officers of Merger Subsidiary at the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to Section 11.05, except (i) as disclosed in any Company SEC Documents filed with the SEC on or after January 1, 2018, and prior to the date of this Agreement (but only to the extent that it is reasonably apparent from such disclosure in the Company 10-K that it is applicable to one or more specified Sections of the Company Disclosure Schedule, and excluding any disclosures set forth under the headings “Forward-Looking Statements and Market Data,” “Risk Factors,” “Quantitative and Qualitative Disclosures About Market Risk” or any similar section and any disclosures under such headings that are predictive, cautionary or forward-looking in nature); provided that this clause (i) shall not apply to Section 4.02 (Corporate Authorization), Section 4.04 (Non-contravention), Section 4.05 (Capitalization), Section 4.10 (Absence of Changes), Section 4.22 (Opinion of Financial Advisor) or Section 4.23 (Antitakeover Statutes) or (ii) as set forth in the correspondingly numbered Section of the Company Disclosure Schedule, the Company represents and warrants to Parent and Merger Subsidiary that:

SECTION 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all Permits required to carry on its business as now conducted, except for those Permits the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has delivered or made available to Parent a true, correct and complete copy of the certificate of incorporation (including any certificates of designation), bylaws or like organizational documents, each as in effect (collectively, the “Charter Documents”), of the Company and each of its Subsidiaries. The Company is not in violation of any of the provisions of its Charter Documents. No Subsidiary of the Company is in violation of any of the provisions of its Charter Documents, except for those violations which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION  4.02. Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and, except for any approval required as a result of an inaccuracy of the representations of Parent and Merger Subsidiary set forth in Section 5.07 and for the Company Stockholder Approval (as defined below), have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding Shares (the “Company Stockholder Approval”) is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement or approve or consummate the transactions contemplated hereby (including the Merger), except for any approval required as a result of an inaccuracy of the representations of Parent and Merger Subsidiary set forth in Section 5.07. The Company has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by each of Parent and Merger Subsidiary, this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

(b) At a meeting duly called and held, the Board of Directors has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, in accordance with the requirements of the Delaware Law, and (iii) resolved, subject to Section 6.04(b), to recommend the approval and adoption of this Agreement and the Merger by the stockholders of the Company (such recommendation, the “Company Board Recommendation”). As of the date of this Agreement, the foregoing determinations and resolutions have not been rescinded, modified or withdrawn in any way.

SECTION 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement require no action by, Permit from or filing by or with any Governmental Authority other than (i) the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware, (ii) compliance with any applicable requirements of any Antitrust Law, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act any other applicable U.S. state or federal securities laws and the rules and requirements of Nasdaq and (iv) any actions or filings the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 4.04. Non-contravention. Assuming receipt of the Company Stockholder Approval, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with or result in any violation or breach of any Charter Documents of the Company; (ii) contravene, conflict with or result in any violation or breach of any Charter Documents of the Subsidiaries of the Company, (iii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law by the Company or any of its Subsidiaries, except for any approval required as a result of an inaccuracy of the representations of Parent and Merger Subsidiary set forth in Section 5.07, (iv) assuming compliance with the matters referred to in Section 4.03, require any consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under, any Material Contract or (v) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii), (iii), (iv) and (v), as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 4.05. Capitalization. (a) The authorized capital stock of the Company consists solely of (i) 1,000,000,000 shares of Common Stock and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”). As of 5:00 p.m., Pacific time, on October 30, 2018 (such date and time, the “Capitalization Date”), there were outstanding (A) 148,901,892 shares of Common Stock, (B) no shares of Preferred Stock, (C) 38,835,378 shares of Common Stock reserved under the Employee Plans

(excluding shares of Common Stock subject to issuance under the ESPP), of which there were outstanding 26,930,553 shares of Common Stock subject to issuance upon exercise of outstanding Company Stock Options (which have a weighted average exercise price of $5.5892 and 18,861,777 of which are currently exercisable), (D) 957,181 shares of Common Stock subject to issuance upon settlement of Company RSUs, and (E) 1,952,507 shares of Common Stock reserved for issuance under the ESPP.

(b) All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Employee Plan or Company Security will be, when issued in accordance with the respective terms thereof and in compliance with the terms of this Agreement, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. Section 4.05(b) of the Company Disclosure Schedule contains a complete and correct list, as of October 30, 2018, of each outstanding Company Stock Award, including the holder, type of award (if applicable), date of grant, exercise price (if applicable), expiration date (if applicable), vesting schedule (including whether vesting accelerates on specified “change in control” transactions), any early exercise or other special terms and the number of Shares subject thereto. Each Company Stock Award has been granted in compliance in all material respects with all applicable securities laws or exemptions therefrom and all requirements set forth in the applicable Employee Plan and applicable award agreements. The treatment of Company Stock Awards under this Agreement complies in all material respects with the terms of the applicable Employee Plan and applicable award agreements.

(c) There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in this Section 4.05 resulting from the exercise of Company Stock Options outstanding on such date in accordance with the terms thereof on such date, the issuance of Shares pursuant to the vesting of Company RSUs outstanding on such date in accordance with the terms thereof on such date and the purchase of Shares pursuant to the ESPP in accordance with its terms as in effect on such date, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of, or ownership interests in, the Company, (ii) securities of the Company convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of, or ownership interests in, the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, the Company or (iv) restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or ownership interests in, the Company (the items in clauses (i) through (iv), including, for the avoidance of doubt, the Shares, being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. Neither the Company nor any of its Subsidiaries is a party to any Contract with respect to the voting, registration or transfer of any Company Securities.

(d) Except as set forth in this Section 4.05, none of the Shares or any Company Securities are owned by any Subsidiary of the Company.

SECTION 4.06. Subsidiaries. (a) Each Subsidiary of the Company has been duly incorporated or formed, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, has all organizational powers and all Permits required to carry on its business in the places and in the manner as now conducted, except for those failures to be in good standing and Permits the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Subsidiary of the Company is identified in Section 4.06(a) of the Company Disclosure Schedule. Section 4.06(a) of the Company Disclosure Schedule also includes the jurisdiction of incorporation or formation of each Subsidiary of the Company.

(b) All of the outstanding shares, capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company have been duly authorized and validly issued, are fully paid up and non-assessable and free of preemptive rights and are owned beneficially and legally, and solely, by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such share, capital stock or other voting securities or ownership interests). There are no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable or exercisable for, shares, capital stock or other voting securities of, or ownership or economic interests in, any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any shares, capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable or exercisable for, any shares, capital stock or other voting securities of, or ownership or economic interests in, any Subsidiary of the Company or (iii) restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any share, capital stock or other voting security of, or ownership interest in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. Except for the shares, capital stock or other voting securities of, or ownership interests in, its Subsidiaries, the Company does not own, directly or indirectly, any shares, capital stock or other voting securities of, or ownership interests in any Person. Neither the Company nor any of its Subsidiaries have declared, made or paid any dividends or distributions. No shares, capital stock or other voting securities of the Subsidiaries of the Company have been issued and no transfer of any such shares has been registered (where applicable), except in accordance with all Applicable Laws and the constitutional documents of the relevant Subsidiary of the Company.

SECTION 4.07. SEC Filings and the Sarbanes-Oxley Act. (a) The Company has filed with or furnished to the SEC, and made available to Parent, all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by the Company (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”). The Company has made available to Parent true, correct and complete copies of all material correspondence between the SEC, on the one hand, and the Company and any of its Subsidiaries, on the other hand, including all comment letters from the staff of the SEC relating to the Company SEC Documents containing unresolved comments all written responses of the Company thereto. To the Company’s Knowledge, as of the date of this Agreement, no Company SEC Document is the subject of ongoing review, comment or investigation by the SEC. No Subsidiary of the Company is, or at any time has been, required to file any reports, schedules, forms, statements or other documents with the SEC.

(b) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of such filing), each Company SEC Document complied, and each Company SEC Document filed subsequent to the date of this Agreement will comply, as to form in all material respects with the applicable requirements of Nasdaq, the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act, as the case may be.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not, and each Company SEC Document filed subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The Company and its Subsidiaries have established and maintain disclosure controls and procedures and internal control over financial reporting (as such terms are defined in Rule 13a-15 under the 1934 Act) as required by Rule 13a-15 under the 1934 Act. Such disclosure controls and procedures are reasonably designed to ensure (i) all information required to be disclosed by the Company, including its consolidated Subsidiaries, in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and the principal financial officer of the Company required under the 1934 Act with respect to such reports. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(f) The Company and its Subsidiaries have established and maintain a system of internal control over financial reporting (as defined in Rule 13a-15 under the 1934 Act) that is effective in providing reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. Neither the Company nor, to the Knowledge of the Company, the Company’s auditors has identified or has been made aware of (i) any significant deficiencies and material weaknesses in the design or operation of internal controls that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information that has not been adequately remedied and (ii) any fraud, whether or not material, that involves management or other employees who have a role in internal controls.

(g) Section 4.07(g) of the Company Disclosure Schedule describes, and the Company has made available to Parent copies of the documentation creating or governing, all securitization transactions and other off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that existed or were effected by the Company or its Subsidiaries since January 1, 2015.

(h) The Company has complied with and is in compliance in all material respects with all applicable listing and corporate governance rules, regulations and requirements of Nasdaq, and is in compliance in all material respects with all rules, regulations and requirements of the SEC and with the Sarbanes-Oxley Act. There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the 1934 Act) or director of the Company.

(i) Since January 1, 2015, each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the 1934 Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and Nasdaq, and the statements contained in any such certifications are complete and correct as of their respective dates.

(j) There are no Contracts between the Company or any of its Subsidiaries, on the one hand, and any other Person (other than the Company and its Subsidiaries), on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K.

SECTION 4.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents (i) as of their respective dates of filing with the SEC complied as to form in all material respects with the rules and regulations of the SEC with respect thereto, (ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements which are not material in the aggregate) and (iii) have been prepared in accordance with GAAP applied on a consistent basis (except as may be expressly indicated in the notes thereto). The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP or International Financial Reporting Standards, where and as applicable.

SECTION 4.09. Disclosure Documents. (a) At the time the proxy statement to be filed with the SEC in connection with the Merger (the “Company Proxy Statement”) or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time such stockholders vote on approval and adoption of this Agreement and at the Effective Time, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Notwithstanding the foregoing in this Section 4.09, the Company makes no representation with respect to statements made or incorporated by reference in the Company Proxy Statement based on information supplied by or on behalf of Parent or Merger Subsidiary for inclusion or incorporation by reference therein.

SECTION 4.10. Absence of Certain Changes. (a) Since the Company Balance Sheet Date through to the date of this Agreement, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been any event, circumstance, change, occurrence, development, condition or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) From the date of the Company Interim Balance Sheet until the date of this Agreement, there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of Section 6.01, other than with respect to the following subsections: Section 6.01(c), Section 6.01(d), Section 6.01(k)(i), Section 6.01(l)(i)(A), Section 6.01(l)(i)(B), Section 6.01(l)(i)(C) as it relates to actions taken under Section 6.01(l)(v), Section 6.01(l)(ii) as it relates to actions taken under Section 6.01(l)(v), Section 6.01(l)(v) and, as it applies to the foregoing subsections, Section 6.01(w).

SECTION 4.11. No Undisclosed Liabilities. As of the date of this Agreement, there are no liabilities or obligations of the Company or any of its Subsidiaries of a nature required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, other than: (i) liabilities or obligations disclosed and reserved for in the Company Interim Balance Sheet or in the notes thereto, (ii) liabilities or obligations arising out of or in connection with this Agreement and the transactions contemplated hereby; and (iii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of the Company Interim Balance Sheet that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 4.12. Compliance with Laws, Permits and Court Orders. (a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries is, and since January 1, 2015 has been, in compliance with all Applicable Laws. Since January 1, 2015, the Company has not been threatened to be charged with or given written or, to the Knowledge of the Company, oral notice of any material violation of, and to the Knowledge of the Company is not under investigation by any Governmental Authority with respect to any material violation of, any Applicable Law. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against the Company or any of its Subsidiaries that has had or would be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) During the past five years, none of the Company, any of its Subsidiaries, or any of their respective directors, officers, or to the Company’s knowledge, consultants, agents or other Persons acting for or on their behalf has taken any action that would result in a violation by such Person of (i) the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78m(b), 78dd-1, 78dd-2, 78ff) (the “FCPA”), the Bribery Act of 2010 of the United

Kingdom (the “UK Bribery Act”) or any other anti-corruption or anti-bribery Applicable Law, (ii) any economic sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, Her Majesty’s Treasury or any applicable prohibited party list maintained by any U.S. government agency, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”) and (iii) any applicable export controls laws. Since January 1, 2015, the Company has conducted its businesses in compliance with the FCPA (and any state or foreign equivalents), the UK Bribery Act, any other anti-corruption Applicable Law, Sanctions and applicable export controls laws.

(c) None of the Company, any of its Subsidiaries or any of their respective directors, officers, consultants, agents or other Persons acting for or on their behalf is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any Sanctions or (ii) located, organized or resident in a country or region that is the subject of Sanctions.

(d) The Company and its Subsidiaries hold all material Permits necessary to conduct their respective businesses in the places and in such manner in which such businesses are currently being conducted. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) such Permits are valid and in full force and effect and are not subject to any pending or threatened Action by any Governmental Authority to suspend, cancel, modify, terminate or revoke any such Permit, (ii) the Company and each of its Subsidiaries are in compliance with the terms and requirements of such Permits, (iii) the Company and each of its Subsidiaries is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under or would reasonably be expected to result in any suspension, cancellation, modification, termination or revocation of, any such Permit and (iv) none of the Permits shall be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby.

(e) There is, and since January 1, 2015, the Company and each of its Subsidiaries has been in material compliance with the terms of any Government Contract or Government Bid. There is, and since January 1, 2015, has been, no pending or threatened audits or investigations by any Governmental Authority arising under or relating to a Government Contract or Government Bid. Since January 1, 2015, none of the Company, any of its Subsidiaries or any of their respective Principals (as the term is defined under 48 C.F.R. 2.101) has been debarred, suspended, or proposed for suspension or debarment or otherwise excluded from participation in the award of any Government Contract.

SECTION 4.13. Litigation. As of the date of this Agreement, there is no material Action pending against, or, to the Knowledge of the Company, threatened against, the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any present or former officer or director of the Company or any of its Subsidiaries in their capacities as such, or any Employee Plan (or any fiduciary thereof) or any Person for whom the Company or any of its Subsidiaries may, to the Knowledge of the Company, pursuant to contract or applicable Law, be liable before (or, in the case of threatened Actions, would be before) or by any Governmental Authority or arbitrator.

SECTION 4.14. Properties. (a) The Company and its Subsidiaries have good title to, or good and valid leasehold interests in, all property and assets reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date, except as have been disposed of since the Company Balance Sheet Date in the ordinary course of business consistent with past practice and in compliance with this Agreement, in each case free and clear of all Liens (other than Permitted Liens). Except has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the properties and assets owned or leased by the Company and its Subsidiaries constitute all of the properties and assets necessary for and used in the conduct of their respective businesses in the places and in such manner in which such businesses are currently being conducted. Neither the Company nor any of its Subsidiaries owns or has ever owned any interest in real property.

(b) (i) Each lease, sublease, license or other use or occupancy agreement (each, a “Lease”) under which the Company or any of its Subsidiaries leases, subleases, licenses or otherwise uses or occupies any real property (whether as lessor or lessee) is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge any other party to a Lease, is in default under the provisions of such Lease and no event has occurred that and is continuing that with notice or lapse of time, or both, would constitute a default, in each case except for those defaults that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 4.14(b) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a complete and correct list of all Leases to which the Company or any of its Subsidiaries is a party, including all amendments, extensions, renewals and guarantees with respect thereto, in each case identifying the parties thereto, and the address of the real property associated with such Lease (such property, together with all rights, title and interest of the Company or any Subsidiary in and to leasehold improvements relating thereto, including security deposits, reserves or prepaid rents paid in connection therewith, collectively, the “Leased Real Property”). The Company has made available to Parent (in each case, together with all amendments, modifications, supplements, waivers or other changes thereto) complete and correct copies of all Leases. The performance by the Company of this Agreement and the transactions contemplated hereby will not result in the termination of, or in any increase of any material amounts payable under, any Lease or any material rights under any Lease or will require the consent or approval from any party to any such Lease other than the Company. With respect to any Leased Real Property, the Company and any of its Subsidiaries enjoys peaceful and undisturbed possession of the Leased Real Property.

(c) The equipment and tangible personal property owned, leased, licensed or otherwise used or held for use by the Company or any of its Subsidiaries have no material defects. To the Company’s Knowledge, all improvements and other equipment used in connection with the business of the Company and its Subsidiaries is located entirely on the Leased Real Property, except for improvements and equipment which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, none of the Company or any of its Subsidiaries has received any notice of any pending or threatened condemnation Action with respect to any of the real property it leases, licenses or otherwise occupies. Except as set forth in Section 4.14(c) of the Company Disclosure Schedule, no Person leases, subleases, licenses or otherwise has the right to use or occupy any of the Leased Real Property other than the Company or any Subsidiary of the Company.

SECTION 4.15. Intellectual Property. (a) Section 4.15(a) of the Company Disclosure Schedule sets forth as of the date of this Agreement a true, correct and complete list of all the Owned Registered Intellectual Property Rights and material Licensed Registered Intellectual Property Rights, specifying as to each such item, as applicable, (i) whether such item is an Owned Registered Intellectual Property Right or a Licensed Registered Intellectual Property Right, (ii) the owner (and, if any, joint owners; and for any jointly owned item, the Contract pursuant to which such item was invented or otherwise developed) thereof, (iii) the jurisdiction (foreign and domestic) in which such item is issued or registered or in which any application for issuance or registration has been filed, (iv) the respective issuance, registration, or application number of such item, (v) the date of application and issuance or registration of such item and (vi) in the case of each of such item that is a Licensed Registered Intellectual Property Right, the applicable Contract pursuant to which the Company or any of its Subsidiaries receives its rights from Third Party licensor(s) to such Licensed Registered Intellectual Property Right.

(b) (i) The Company and its Subsidiaries are the sole and exclusive owners of all Owned Intellectual Property Rights and hold all right, title and interest in and to all Owned Intellectual Property Rights, free and clear of any Lien; (ii) the Owned Intellectual Property Rights and the Licensed Intellectual Property Rights, together, constitute all of the Intellectual Property Rights necessary to, or used or held for, or used in, the conduct of the business of the Company and its Subsidiaries as currently conducted and as proposed by the Company or any of its Subsidiaries described in the Company SEC Documents; (iii) there exist no material restrictions on the disclosure, use, license or transfer of the Owned Intellectual Property Rights or, to the Knowledge of the Company, Licensed Intellectual Property Rights; and (iv) the consummation of the transactions contemplated by this Agreement will not (A) alter, encumber, impair or extinguish any Owned Intellectual Property Right or, Licensed Intellectual Property Rights, (B) impair the right of Parent to develop, use, sell, license or dispose of, or to bring any Action for the infringement of, any Owned Intellectual Property Right or Licensed Intellectual Property Rights, that Parent had immediately prior to such consummation, in the case of clauses (A) and (B) above, whether through the operation of any Contracts to which the Company or any of its Subsidiaries is a party or otherwise bound or otherwise, or (C) grant any right (license, covenant not to sue or otherwise) to a Third Party under any of the Intellectual Property Rights owned by or licensed to Parent or its Affiliates (other than the Company and its Subsidiaries).

(c) To the Knowledge of the Company, (i) no funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution has been or is being used in any respect to create, in whole or in part, any Owned Intellectual Property Rights or Licensed Intellectual Property Rights that is Key IP, except for any such funding or use of facilities or personnel that does not result in such Governmental Authority or educational institution obtaining ownership of, or use rights to, such Owned Intellectual Property Rights or Licensed Intellectual Property Rights, and does not require or otherwise obligate the Company or any of its Subsidiaries to grant or offer to any such Governmental Authority or educational institution any license or other right to such Owned Intellectual Property Rights or Licensed Intellectual Property Rights and (ii) no current or former employee, consultant or independent contractor of the Company or any of its Subsidiaries who contributed to the creation or development of the Owned Intellectual Property Rights that is Key IP performed services related to the Company’s business as presently conducted for a Governmental Authority or any university, college, research institute or other educational institution during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any of its Subsidiaries. As it relates to any (A) Owned Intellectual Property Rights and (B) to the Knowledge of the Company, Licensed Intellectual Property Rights, in the case of clauses (A) and (B) above, in which the United States Government has rights, the Company or its licensor(s) has taken all necessary steps to comply with the Bayh-Dole Act (35 U.S.C. §§ 200-212) and any regulations related thereto, including making all necessary disclosures to the relevant funding agencies and complying with the domestic manufacturing requirement as set forth in 35 U.S.C. § 204.

(d) To the Knowledge of the Company, none of the Company or any of its Subsidiaries has infringed, contributed to the infringement of, misappropriated or otherwise violated any Intellectual Property Right of any Person in any material respect. There is no Action pending against, or, to the Knowledge of the Company, threatened against, the Company or any of its Subsidiaries or affecting the conduct of the respective businesses of the Company or any of its Subsidiaries as presently conducted (including the research, development, manufacture, marketing, promotion, offering for sale, sale or other commercialization, shipment, import, export or distribution, as applicable, of any Key Products) (i) based upon, or challenging or seeking to deny or restrict, any right of the Company or any of its Subsidiaries in any of the Owned Intellectual Property Rights, (ii) alleging that any of the Owned Intellectual Property Rights are invalid or unenforceable, (iii) alleging that the use of any of the Owned Intellectual Property Rights or manufactured, used, imported, offered for sale or sold by the Company or any of its Subsidiaries do or may conflict with, misappropriate, infringe, contribute to the infringement of, or otherwise violate any Intellectual Property Right of any Person or (iv) alleging that the Company or any of its Subsidiaries have infringed, misappropriated or otherwise violated any Intellectual Property Right of any Person, including in connection with an offer to grant a license or other rights to the Company or any of its Subsidiaries under such Intellectual Property Rights of such other Person.

(e) To the Knowledge of the Company, the operation of the business of the Company as currently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property of another Person.

(f) None of the Owned Intellectual Property Rights has been adjudged invalid or unenforceable in whole or part by a court or administrative agency, or in the case of pending Patent applications included in the Owned Intellectual Property Rights, have been the subject of a final and unappealable finding of unpatentability. All issued Patents, registered Trademarks and registered Copyrights included in the Owned Intellectual Property

Rights are, to the Knowledge of the Company, valid, enforceable, in full force and effect and subsisting in all material respects.

(g) To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any of the Owned Intellectual Property Right or material Licensed Intellectual Property Right for the commercial manufacture, use, sale, offer for sale or importation any product or service, which Licensed Intellectual Property right the Company or its Subsidiary has the first right to bring an enforcement action with respect to such infringement, misappropriation or violation.

(h) The Company and its Subsidiaries have taken commercially reasonable actions in accordance with current practice of the industry in which the Company and its Subsidiaries operate to maintain the confidentiality of all material Intellectual Property Rights of the Company or any of its Subsidiaries (including any Trade Secrets owned, used or held for use by the Company or any of its Subsidiaries), the value of which to the Company or any of its Subsidiaries is contingent upon maintaining the confidentiality thereof, and no such Intellectual Property Rights have been disclosed other than pursuant to written confidentiality agreements or other confidentiality obligations that protect such Intellectual Property Rights, or as required by Applicable Law or in accordance with current practice of the industry in which the Company and its Subsidiaries operate.

(i) To the extent that any material Intellectual Property Right has been developed or created by a Third Party (including any current or former officer, director, employee, independent contractor or consultant of the Company or any of its Subsidiaries) for the Company or any of its Subsidiaries, the Company or one of its Subsidiaries, as the case may be, has a written agreement with such Third Party with respect thereto pursuant to which such Person has agreed to hold such Intellectual Property Right in confidence, and the Company or one of its Subsidiaries thereby either (i) has obtained exclusive ownership of, or (ii) has obtained a valid and unrestricted right to exploit, sufficient for the conduct of its business as currently conducted, under such Intellectual Property Right.

(j) Section 4.15(j) of the Company Disclosure Schedule identifies, as of the date of this Agreement, each Contract pursuant to which Company or its Subsidiaries has granted or is obligated to grant to any Third Party any material license or other right (including (i) any assignment or (ii) covenant not to sue, (iii) license to make, use, sell, offer for sell or import any product or service, and (iv) as part of patent pool, standards-setting body, trade association or other organization) under any (a) Key IP or (b) other Intellectual Property Rights that are material to the business of the Company (each, a “Company Outbound License”), in each case, other than any Contract granting (I) non-material, non-exclusive licenses entered into in the ordinary course of business consistent with past practice of the Company, (II) licenses or other rights (A) under Intellectual Property Rights or (B) for fields of use, in each case, that do not cover the Key Products, (III) licenses, covenants not to sue, and similar rights (other than ownership) granted solely for the purpose of permitting the performance by a Third Party of its obligations to, for or on behalf of Company or its Subsidiaries, or (IV) customary licenses or other rights (other than ownership) granted to a Third Party under Intellectual Property Rights constituting modifications to the background Intellectual Property Rights of such Third Party created or otherwise developed in the course of the performance of activities under material transfer agreements and other similar Contracts entered into in the ordinary course of the business consistent with past practice of Company or its Subsidiaries; provided that, Company and its Subsidiaries retain rights with respect to such created or developed Intellectual Property Rights necessary to, or that claim or cover the Key Products or their use.

SECTION 4.16. IT Systems; Privacy and Data Security. (a) The Company and each of its Subsidiaries complies, and has complied since January 1, 2015, in all material respects, with all Privacy and Information Security Requirements and material contractual requirements pertaining to Personal Information. Neither the Company nor any of its Subsidiaries has, to the Knowledge of the Company, received written notice of any complaint, investigation, or other inquiry from any Governmental Authority with jurisdiction since January 1, 2015, regarding any actual or suspected material violation of, or material failure to comply with, any Privacy and Information Security Requirement by the Company or any of its Subsidiaries. To the Knowledge of the

Company, there is not currently pending and there has not been since January 1, 2015, any Action against the Company or any of its Subsidiaries alleging any material violation of, or material failure to comply with, any Privacy and Information Security Requirement by the Company or any of its Subsidiaries.

(b) At all times since January 1, 2015, the Company and each of its Subsidiaries has provided reasonable and accurate notice of the Company and its Subsidiaries’ privacy and personal data collection and use policies on its websites and otherwise as required for compliance in all material respects with Applicable Law. The Company has made available to Parent copies of all of the current privacy and personal data collection and use policies on its websites and any other current public-facing privacy notices or disclosures of the Company and its Subsidiaries as of the date of this Agreement (collectively, “Privacy Notices”).

(c) Since January 1, 2015, to the Knowledge of the Company, no Person has, or is reasonably suspected by the Company to have, gained unauthorized access to any Personal Information or other confidential information that the Company or any of its Subsidiaries has a legal obligation to protect, or gained unauthorized access to, or unauthorized acquisition of, any such Personal Information or other confidential information, in each case as has required notification to any Third Party under any Applicable Law.

(d) The transactions to be consummated hereunder as of the Closing will not cause or constitute a material breach or violation by the Company or any of its Subsidiaries of any Applicable Law relating to privacy or any Privacy Notice.

(e) The Company and each of its Subsidiaries maintains commercially reasonable organizational, administrative, physical and technical safeguards to (i) secure IT Assets in their possession and control that maintain any Personal Information and other confidential information of the Company and its Subsidiaries thereon from unauthorized access, acquisition, interruption, alteration, modification, use or other processing; (ii) defend against or otherwise address or mitigate denial of service attacks, distributed denial of service attacks, hacking attempts and like attacks and activities directed to such IT Assets by any other Person; and (iii) support the operation of such IT Assets, including employing commercially reasonable business continuity and disaster recovery measures except, in the case of any of (i), (ii), or (iii), for any failure to maintain such safeguards as would not be material to the Company and its Subsidiaries, taken as a whole.

(f) To the Knowledge of the Company, the IT Assets within the Company’s possession and control contain no code (including what are sometimes referred to as “viruses”, “worms”, “time bombs” or “back doors”) designed to materially and significantly disrupt, disable, harm, distort or otherwise impede the legitimate operation of such IT Assets that has not been removed or reasonably mitigated, except as would not be material to the Company and its Subsidiaries, taken as a whole.

SECTION 4.17. Taxes. (a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been timely filed in accordance with all Applicable Law. All such Tax Returns are true, correct and complete in all material respects.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries have timely paid all Taxes due and payable, or, where payment is not yet due, have established in accordance with GAAP an adequate accrual for all Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books. The Company has made available to Parent all federal and state, but not with any non-U.S. or local, income, franchise and similar Tax Returns of each of the Company and its Subsidiaries for taxable years 2013 through 2017, in each case ending on December 31, filed with the United States Internal Revenue Service, any United States State Taxing Authority or any foreign Taxing Authority.

(c) The Company and each of its Subsidiaries have properly withheld, and paid over to the appropriate Taxing Authority, all material Taxes required to be withheld from any payment (including any dividend or interest payment) to any employee, independent contractor, creditor, shareholder, vendor or other Person.

(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no Action now pending or threatened in writing against or with respect to the Company or its Subsidiaries in respect of any Tax or Tax Return.

(e) No deficiency of material Taxes in respect of the Company or any of its Subsidiaries has been asserted in writing as a result of any audit or examination by any Taxing Authority that remains outstanding.

(f) No extension or waiver of the statute of limitations with respect to the time to assess material Taxes of the Company or any of its Subsidiaries has been granted that remains in effect, and no written request for such extension or waiver is outstanding.

(g) Neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed in whole or in part by Section 355 or Section 361 of the Code or any corresponding or similar provision of state, local or foreign Applicable Law since January 1, 2013.

(h) Neither the Company nor any of its Subsidiaries has entered into, or participated in, any “reportable transaction” within the meaning of Treas. Reg. Section 1.6011-4 or any similar provision of state or foreign law.

(i) Neither the Company nor any of its Subsidiaries has received or applied for a Tax ruling or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Applicable Law.

(j) The Company is not nor has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A) of the Code.

(k) Neither the Company nor any of its Subsidiaries (i) is or has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company was the common parent; (ii) has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under U.S. Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Applicable Law) or as transferee or successor; or (iii) has any liability or potential liability to another Person under any Tax Sharing Agreement.

(l) Neither the Company nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal, state, local or foreign income tax purposes.

(m) No material written claim has been made by any Taxing Authority in a jurisdiction in which the Company or its Subsidiaries do not file Tax Returns to the effect that the Company or any of its Subsidiaries is or may be subject to taxation by, or required to file any Tax Return in, such jurisdiction that remains outstanding. Section 4.17(m) of the Company Disclosure Schedule contains a complete and correct list of all jurisdictions (foreign, U.S. federal and state) in which the Company and each of its Subsidiaries file income, franchise or similar Tax Returns.

(n) Neither the Company nor any of its Subsidiaries has an office or fixed place of business or, to the Company’s Knowledge, a permanent establishment (within the meaning of any applicable Tax treaty or convention) in a country other than the country in which it is organized. Each Subsidiary of the Company that is a foreign corporation for United States federal income tax purposes has at all times been wholly owned by, and a controlled foreign corporation within the meaning of Section 957 of the Code with respect to, the Company. No Company Subsidiary organized outside the United States is a surrogate foreign corporation within the meaning of Section 7874(a)(2)(B) or (b).

(o) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries will be required to include any item of income in, or to exclude any item of deductions from, taxable income from any taxable period (or portion thereof) ending after the Closing as a result of any (i) change in method of accounting for a taxable period (or portion thereof) ending prior to the Closing, (ii) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed prior to the Closing, (iii) installment sale or open transaction disposition entered into prior to Closing, (iv) prepaid amount received prior to Closing, (v) election under Section 108(i) of the Code or (vi) application of Section 965 of the Code. Neither the Company nor any of its Subsidiaries has made an election under Section 965(h) of the Code.

(p) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and each of its Subsidiaries have duly kept and properly maintained all material records for all taxable years still open for audit that such Person is required to keep for Tax purposes under any Applicable Law; (ii) all intercompany agreements have been adequately documented, and such documents have been duly executed in a timely manner; (iii) the prices for any property or services (or for the use of any property) provided by or to the Company or any of its Subsidiaries are arm’s-length prices for purposes of all applicable transfer pricing laws, including Section 482 of the Code and any similar provision of state, local or foreign Applicable Law; and (iv) all transactions and other dealings between the Company or any of its Subsidiaries, on the one hand, and a third party have been (and can be demonstrated to have been) conducted on arm’s-length commercial terms.

SECTION 4.18. Employee Benefit Plans; Labor Matters. (a) Section 4.18(a) of the Company Disclosure Schedule lists each material Employee Plan, other than Employment Agreements (i) providing for employment at-will and no change in control benefits or (ii) in a form made available or, except as noted in the sentence that immediately follows this sentence, will furnish or make available no later than 30 days following the date of this Agreement, to Parent. For each material Employee Plan, the Company has furnished or made available to Parent a copy of such plan if reduced to writing (or a description, if such plan is not written) and all material amendments thereto, including a copy of (if applicable) (i) each existing trust agreement, insurance contract, and administrative service agreement, (ii) each summary plan description and summary of material modifications, (iii) the three most recently filed IRS Forms 5500 for each Employee Plan required to file IRS Forms 5500, (iv) the most recent favorable determination or opinion letter from the IRS, (v) the most recently prepared actuarial reports and financial statements, (vi) all discrimination tests for the three most recent plan years to the extent required with respect to the Employee Plan, (vii) all material documents and correspondence relating thereto received from or provided to the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Authority since January 1, 2015, and (viii) all current employee handbooks, manuals, policies and procedures that applies to any Company Employee. The Company has furnished or made available as of the date of this Agreement each Employment Agreement and Consulting Agreement that is not terminable at-will or that upon termination of the same could result in liability to the Company. No Employee Plan is sponsored or maintained by a third party professional employer organization.

(b) The Company has made available to Parent each (i) Employment Agreement (other than at-will offer letters with no severance or change in control benefits), and (ii) Consulting Agreement pursuant to which an Independent Contractor is entitled to receive (or is reasonably expected to be entitled to receive) more than $100,000 during any 12-month period. Each current and former Company Employee and Independent Contractor has executed a nondisclosure and assignment-of-rights agreement for the benefit of the Company (or a Subsidiary, where applicable), vesting all rights in work product created by the Company Employee or Independent Contractor during such individual’s affiliation with the Company (or a Subsidiary, where applicable), and a copy of each such agreement has previously been made available to Parent. To the Company’s Knowledge, no current Company Employee or Independent Contractor is a party to, or is otherwise bound in any way by, any Contract that in any way may adversely affect or restrict the performance of such Company Employee or Independent Contractor’s duties to the Company or its Subsidiaries.

(c) The Company has made available to Parent a list of all former Company Employees whose employment has been terminated within 90 days preceding the date of this Agreement, including for each such individual: name, site of employment, job title, date of hire, and date of employment loss, termination or layoff, if applicable. To the Company’s Knowledge, no executive officer of the Company intends to terminate his or her employment or services with the Company or its Subsidiaries.

(d) The Company has made available to Parent a true, correct and complete list that sets forth, as of the date of this Agreement, (i) each current Company Employee, including each such individual’s name, employer, title, hire date, location, base salary or wage or commission rate and current annual bonus or incentive opportunity (including performance goals and target and maximum amounts), and whether such individual is in active employment or on leave; and (ii) each current Independent Contractor, including for each such individual: name, location, description of services, consulting or contracting term, consulting or contracting fee, and an indication of whether such individual has entered into a Contract. The employment of each current Company Employee and the services of each current Independent Contractor is terminable at will without compensation or other penalty.

(e) Neither the Company nor any of its ERISA Affiliates (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to), or has in the past six years sponsored, maintained, administered or contributed to (or had any obligation to contribute to), or has or is reasonably expected to have any direct or indirect liability with respect to, (i) a “defined benefit plan” (as defined in Section 3(35) of ERISA) that is subject to ERISA; (ii) a “multiemployer plan” (as defined in Sections 4001(a)(3) or 3(37)(A) of ERISA) that is subject to ERISA; (iii) a pension plan subject to Section 302 or Title IV of ERISA or Section 412 or 4971 of the Code, in any case, either directly or through any ERISA Affiliate; (iv) a multiple employer welfare arrangement (as defined in Section 3(40) of ERISA) that is subject to ERISA; (v) a “multiple employer plan” (as defined in Section 413(c) of the Code) that is intended to be qualified under Section 401(a) of the Code; or (vi) any plan, program or arrangement that provides for post-retirement or other post-employment health or welfare benefits (other than health care continuation coverage as required by Section 4980B of the Code or similar Applicable Law (i) for which the covered individual pays the full cost of coverage, or (ii) as required by an employment agreement that has been made available to Parent). No Employee Plan is or has ever been, or currently funds or has ever been funded by, a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code or other funding arrangement for the provision of welfare benefits.

(f) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption, and, to the Knowledge of the Company, no event has occurred since the date of such determination that would adversely affect such qualification.

(g) Each Employee Plan has been established, maintained, funded, and administered in compliance in all material respects with its terms and with all Applicable Law, including ERISA and the Code. No Action (other than routine claims for benefits) is pending against or involves or, to the Company’s Knowledge, is threatened against or threatens to involve, any Employee Plan before any court or arbitrator or any Governmental Authority, including the IRS and the Department of Labor. There are no controversies pending or, to the Knowledge of the Company, threatened between the Company and its Subsidiaries, on the one hand, and any Company Employees, on the other. No investigation, review, complaint or proceeding by any Governmental Authority or Company Employee with respect to the Company and its Subsidiaries in relation to the employment of any individual is pending or, to the Company’s Knowledge, threatened, nor has the Company or any of its Subsidiaries received any written notice from any Governmental Authority indicating an intention to conduct the same.

(h) No asset of any Employee Plan consists of employer securities (within the meaning of Section 407(d)(1) of ERISA). Each Employee Plan that provides health or life insurance benefits is fully insured by a third party insurance company.

(i) Neither the Company nor any of its ERISA Affiliates nor any of their directors, officers, employees or agents, nor any fiduciary, trustee or administrator of any Employee Plan or trust created under any Employee Plan, has engaged in or been a party to any non-exempt “prohibited transaction” as defined in Section 4975 of the Code and Section 406 of ERISA, and to the Company’s Knowledge, no non-exempt “prohibited transaction,” within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan. No events have occurred with respect to any Employee Plan that would reasonably be expected to result in the assessment of any excise taxes or penalties against the Company or any of its Subsidiaries in a material amount.

(j) There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, any Employee Plan that would materially increase the expense of maintaining such plan above the level of expense incurred in respect thereof for the fiscal year ended on the Company Balance Sheet Date.

(k) All contributions, premiums and payments that are due have been made for each Employee Plan within the time periods prescribed by the terms of such plan and Applicable Law, and all contributions, premiums and payments for any period ending on or before the Closing Date that are not due are properly accrued to the extent required to be accrued under applicable accounting principles and have been properly reflected on the Company Balance Sheet or disclosed in the notes thereto.

(l) Except as provided in Section 4.18(l) of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any other event) will (i) entitle any current or former Service Provider to any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Employee Plan or (iii) limit or restrict the right of the Company or any of its Subsidiaries or, after the Closing, Parent or any of its Affiliates, to merge, amend or terminate any Employee Plan.

(m) No Employee Plan or other compensation benefit or arrangement, individually or collectively, would reasonably be expected to result in the payment of any amount that would not be deductible under Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former Service Provider for any Tax incurred by such Service Provider, including under Sections 280G, 409A, or Section 4999 of the Code.

(n) Neither the Company nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any Collective Bargaining Agreement, and there is no, and, to the Knowledge of the Company, there never has been any, organizational campaign, petition or other unionization activity pending, or to the Knowledge of the Company, threatened, seeking recognition of a collective bargaining unit relating to any Company Employee. No Company Employees belong, or have during the period of their engagement by the Company or one of its Subsidiaries belonged, to any trade union or similar body, and no trade union or similar body is recognized by the Company or any of its Subsidiaries. There are no representatives representing all or any Company Employees.

(o) There are no material unfair labor practice complaints pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority. There is no, and there has never been, any labor strike, slowdown, stoppage, picketing, material interruption of work or lockout pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries.

(p) The Company and its Subsidiaries are, and since January 1, 2015 have been, in compliance in all material respects with all Applicable Laws relating to labor and employment, including, but not limited to,

(i) those relating to labor management relations, wages, hours, overtime, mandatory employment-related benefits, employee classification, equal opportunity, discrimination, sexual harassment, disability accommodation, protected leave, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, wage payment, the payment and withholding of Taxes and workers compensation and (ii) the Worker Adjustment and Retraining Notification Act (the “WARN Act”) and any comparable foreign, state or local law.

(q) The Company and/or its Subsidiaries have complied with any obligations to inform and consult with Company Employees as required by Applicable Law (to the extent applicable in the jurisdictions in which the relevant Company Employees are employed) or any agreement, arrangement, custom or practice to which the Company and/or its Subsidiaries are subject.

(r) Each Employee Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code satisfies in all material respects the requirements of Section 409A of the Code and has been operated in compliance in all material respects with the terms of such plan and the requirements of Section 409A of the Code, in each case such that no Tax is, has been, or (if administered in accordance with its terms) could be due or payable under Section 409A of the Code. The exercise price of each Company Stock Option is not less than the fair market value (within the meaning of Section 409A of the Code) of a Share on the date of grant of such Company Stock Option and all such Company Stock Options are exempt from Section 409A of the Code. Each Company Stock Option (now outstanding or previously exercised) intended to qualify as an “incentive stock option” under Section 422 of the Code so qualified at all times prior to the exercise thereof. At all times, the ESPP has qualified as an “employee stock purchase plan” under Section 423 of the Code, and all options to purchase shares under the ESPP (now outstanding or previously exercised or forfeited) have satisfied Applicable Law, including the requirements of Section 423 of the Code.

(s) The Company and its Subsidiaries have properly accrued on the Company Balance Sheet all personal time off owed to Company Employees.

(t) To the Company Knowledge, in the last ten years, (a) no allegations of sexual harassment have been made against any Company Employee who is (i) an executive officer or (ii) at the level of senior vice president or above, and (b) the Company and its Affiliates have not entered into any settlement agreements related to allegations of sexual harassment or misconduct by a Company Employee.

SECTION 4.19. Environmental Matters. (a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) since January 1, 2015, no written notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no Action or review is pending, or to the Knowledge of the Company, threatened by any Governmental Authority or other Person relating to the Company or any of its Subsidiaries and relating to or arising out of any Environmental Law, (ii) the Company and its Subsidiaries are and, since January 1, 2015, have been in compliance with all Environmental Laws and all Environmental Permits, (iii) neither the Company nor any of its Subsidiaries has disposed, discharged, spilled, or released any Hazardous Substance at, from, in, on, under, to or about any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, (iv) to the Knowledge of the Company, there are no underground storage tanks that are located on any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, (v) the Company and its Subsidiaries have not assumed or retained by contract or, to the Knowledge of the Company, by operation of law, any liability under Environmental Law or regarding Hazardous Substances, and (vi) the Company is and, since January 1, 2015, has been in compliance with EU Directive 2012/19/EU on Waste Electrical and Electronic Equipment (the “WEEE Directive”) and the applicable requirements of the national laws implementing the WEEE Directive in the EU/EEA Member States, as well as the applicable WEEE legislation of non EU/EEA countries, where the Company, its subsidiaries or representatives have marketed electrical and electronic equipment.

(b) To the Knowledge of the Company, neither the execution of this Agreement by the Company nor the consummation by the Company of the Merger will require any investigation, remediation, mitigation, clean-up or other action with respect to any Hazardous Substance, or any notice to or consent of any Governmental Authority, pursuant to any applicable Environmental Law.

(c) The Company has made available to Parent any Phase I and Phase II site assessment reports and environmental, occupational, health and safety, or industrial hygiene audits, each in the possession of the Company, relating to environmental matters with respect to the Company.

SECTION 4.20. Material Contracts. (a) As of the date of this Agreement, other than Employee Plans (except for those Employee Plans specifically contemplated to be disclosed pursuant to Section 4.20(a)(i) below), neither the Company nor any of its Subsidiaries is a party to or bound by:

(i) any (A) Employment Agreement or Consulting Agreement (with the exception of (1) Employment Agreements and Consulting Agreements substantially on the Company’s standard forms and on the Company’s standard forms in all material respect and that are terminable at-will and without liability on the part of the Company and (2) any nondisclosure and assignment-of-rights agreement on substantially on the Company’s standard forms and on the Company’s standard forms in all material respect and that are terminable at-will and without liability on the part of the Company), (B) Contract the terms of which obligate or may in the future obligate the Company or any of its Subsidiaries to make any severance or termination to any Company Employee, or (C) that is a Collective Bargaining Agreement;

(ii) any Contract (A) that creates any partnership, joint venture, strategic alliance, or collaboration arrangement other than in the ordinary course of business consistent with past practices, (B) pursuant to which any material research and development project for any Key Product is conducted or (C) comprises an arrangement similar to a Contract described in (A) or (B) above;

(iii) any Contract (excluding licenses for commercial off-the-shelf computer software that are generally available on nondiscriminatory pricing terms) to which the Company or any of its Subsidiaries is a party or otherwise bound and pursuant to which the Company or any of its Subsidiaries (A) obtains the right to use, or a covenant not to be sued under, any Key IP or (B) grants the right to use, or a covenant not to be sued under, any Key IP, in each case, other than in the ordinary course of its business consistent with past practice;

(iv) any active Government Contract other than purchase order agreements;

(v) any Contract with sole-source or single-source suppliers of material tangible goods or services or pursuant to which either the Company or any of its Subsidiaries has agreed to purchase a minimum quantity of goods in excess of $100,000 used for any Key Product or has agreed to purchase goods used for any Key Product on an exclusive basis from a Third Party;

(vi) any Contract (A) for the research, development, distribution, marketing, supply, license, collaboration, co-promotion or manufacturing of the Key Products or (B) that otherwise provides for the purchase or sale of products or services by the Company or any of its Subsidiaries in excess of $100,000;

(vii) any stockholders, investors rights, registration rights, tax receivables or similar or related Contract;

(viii) any Contract pursuant to which the Company or any of its Subsidiaries grants to a Third Party any “most favored nation” or similar preferential pricing provisions, any exclusive dealing arrangement or any arrangement that grants any right of first refusal, first offer, first negotiation or similar preferential right;

(ix) any Contract (excluding Leases) (A) that obligates the Company (together with its Subsidiaries) to make aggregate payments in excess of (x) $100,000 in the current or any future calendar year or (y) $200,000 in the aggregate, (B) related to an acquisition or divestiture of assets that contains continuing representations, covenants, indemnities or other obligations (including “earn out” or other contingent payment obligations) or (C) pursuant to which the Company or any of its Subsidiaries has continuing obligations or interests involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any of its Subsidiaries or any other contingent payment obligations of the Company or any of its Subsidiaries, in each case that is not terminable by the Company or its Subsidiaries without penalty without more than 60 days’ notice;

(x) any Contract that provides for indemnification of any current or former officer, director or employee of the Company or any of its Subsidiaries;

(xi) any Contract (A) for the disposition of all or any significant portion of the assets or business of the Company or any of its Subsidiaries or (B) for the acquisition, directly or indirectly, of a material portion of the assets or business of any other Third Party (whether by merger, sale of stock or assets or otherwise), in each case;

(xii) any Contract for indebtedness for borrowed money, any guarantees thereof or the granting of Liens over any material property or assets of the Company or any of its Subsidiaries;

(xiii) any Contract pursuant to which the Company or any of its Subsidiaries made any loan to a Third Party (excluding, for the purpose of clarity, a wholly owned Subsidiary of the Company), except for (1) advances to directors, officers and other employees for travel and other business-related expenses incurred in connection with such person’s role at the Company or one of its Subsidiaries in accordance with the Company’s policies and in the ordinary course of business consistent with past practice, and (2) product loans, leases, evaluation Contracts and the like entered into by the Company or one of its Subsidiaries in the ordinary course of business consistent with past practice;

(xiv) any Contract containing any provision or covenant limiting (1) in any material respect the ability of the Company or any of its Subsidiaries (or, after the consummation of the Merger, Parent, the Surviving Corporation or any of their respective Subsidiaries) to (A) sell any products or services of or to any other Person or in any geographic region, (B) engage in any line of business or (C) compete with or to obtain products or services from any Person, or (2) the ability of any Person to provide products or services to the Company or any of its Subsidiaries (or, after the consummation of the Merger, Parent, the Surviving Corporation or any of their respective Subsidiaries);

(xv) any Contract requiring the Company, or any successor thereto or acquirer thereof, to make any payment to another Person related to, in connection with, or as a result of a change of control of the Company (a “Change of Control Payment”) or that gives a Third Party a right to receive or elect to receive a Change of Control Payment;

(xvi) any Contract that is a Company Outbound License;

(xvii) all Contracts pursuant to which a Third Party supplies the Company with any material component of a Key Product or the Company’s Single Molecule, Real-Time (SMRT®) sequencing technology (or any material component thereof);

(xviii) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K) or any other Contract that is material to the Company and its Subsidiaries, taken as a whole (it being understood that all such contracts listed in the exhibit index to the Company 10-K need not be listed on Section 4.20(a)(xviii) of the Company Disclosure Schedule); or

(xix) any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries (all Contracts of the type described in this Section 4.20(a) being referred to herein as “Material Contracts”).

(b) The Company has made available to Parent prior to the date of this Agreement a true, correct and complete copy of each Material Contract. Each of the Material Contracts is valid, binding on the Company or the applicable Subsidiary and in full force and effect. Neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any other party to a Material Contract, is in breach or violation in any material respect any provision of, or taken or failed to take any act that, with or without notice, lapse of time, or both, would allow any party to a Material Contract to terminate such Material Contract or obtain any material remedy thereunder, and as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted in any material respect under any Material Contract.

SECTION 4.21. Finders’ Fees. Except for Centerview Partners LLC (the “Financial Advisor”), there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with any of the transactions contemplated by this Agreement. The Company has made available to Parent prior to the date of this Agreement a copy of all agreements pursuant to which the Financial Advisor is entitled to any fees, expenses or indemnification in connection with any of the transactions contemplated by this Agreement.

SECTION 4.22. Opinion of Financial Advisor. The Board of Directors has received the opinion of the Financial Advisor, to the effect that, as of the date of such opinion, and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken in preparing such opinion as set forth therein, the Merger Consideration to be paid in the Merger to the Company’s stockholders (other than Shares owned by Parent, Merger Subsidiary or by the Company (as treasury stock) or dissenting Shares in accordance with Section 2.04) pursuant to this Agreement, is fair from a financial point of view, to such holders. The Company shall deliver a correct and complete copy of the written opinion of the Financial Advisor to Parent solely for informational purposes promptly after receipt thereof by the Company.

SECTION 4.23. Antitakeover Statutes. No “fair price”, “moratorium”, “control share acquisition” or other similar antitakeover statute or regulation enacted under U.S. state or federal laws (with the exception of Section 203 of the Delaware Law) is applicable to the Company, the Shares, the Merger or the transactions contemplated hereby. The action of the Board of Directors in approving this Agreement, the Voting Agreements and the Merger prior to entry into such agreements, arrangements or understandings is sufficient to render inapplicable to this Agreement, the Voting Agreements, the Merger and the transactions contemplated hereby the restrictions on “business combinations” (as defined in Section 203 of the Delaware Law) as set forth in Section 203 of the Delaware Law, except for any approval required as a result of an inaccuracy of the representations of Parent and Merger Subsidiary set forth in Section 5.07. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any stockholder rights agreement, rights plan, “poison pill” or other similar agreement or plan.

SECTION 4.24. Regulatory. (a) To the Company’s Knowledge, all activities of the Company and its Subsidiaries that are subject to the jurisdiction of the U.S. Food and Drug Administration (the “FDA”) or any comparable Governmental Authority, or subject to the Federal Food, Drug and Cosmetic Act and FDA regulations promulgated thereunder or similar Applicable Law of any foreign jurisdiction have been conducted in compliance in all material respects with all applicable requirements.

(b) Neither the Company nor any of its Subsidiaries has received any written notice or other written communication from FDA or any other Governmental Authority alleging any violation of any legal or regulatory requirement.

(c) All products manufactured by the Company and any of its Subsidiaries are appropriately labeled as “Research Use Only” or RUO pursuant to applicable FDA regulations, and, to the Company’s Knowledge, are promoted, distributed and otherwise commercialized by the Company and its Subsidiaries in a manner consistent with FDA’s Guidance Document titled “Distribution of In Vitro Diagnostics Products Labeled for Research Use Only or Investigational Use Only” (November 25, 2013).

SECTION 4.25. Transactions with Affiliates. No (a) present or former officer or director the Company or any of its Subsidiaries, (b) beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of 5% or more of any class of securities of the Company or any of its Subsidiaries or (c) Affiliate or “associate” or any member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the 1934 Act) of any Person described in the foregoing clauses (a) or (b) (each of the foregoing, a “Related Party”) is a party to any actual or proposed transaction, agreement, commitment, arrangement, understanding or Contract with the Company or has engaged in any transaction with the Company or any of its Subsidiaries since January 1, 2015.

SECTION 4.26. Insurance. The Company has delivered or otherwise made available to Parent prior to the date of this Agreement a copy (or summaries) of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all such insurance policies are in full force and effect, all premiums thereon have been timely paid or, if not yet due, accrued. As of the date of this Agreement, there is no material claim pending under the Company’s or any of its Subsidiaries’ insurance policies or fidelity bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. The Company and its Subsidiaries are in compliance in all material respects with the terms of such policies and bonds and the Company has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies or bonds.

SECTION 4.27. Exclusivity of Representations and Warranties. (a) The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in ARTICLE 5:

(i) None of Parent, Merger Subsidiary or any of their respective Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to Parent or Merger Subsidiary, their respective Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by Parent or Merger Subsidiary, their respective Subsidiaries or any of their respective Affiliates or Representatives to make any representation or warranty relating to Parent or Merger Subsidiary, their respective Subsidiaries or any of their respective businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by the Company or any of its Affiliates or Representatives as having been authorized by Parent or Merger Subsidiary, respective Subsidiaries or any of their respective Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by Parent or Merger Subsidiary in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and each of Parent and Merger Subsidiary disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in ARTICLE 5, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company or any of its Affiliates or Representatives, in connection with presentations by or discussions with Parent’s management whether prior to or after the date of this Agreement or in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

Each of Parent and Merger Subsidiary represents and warrants to the Company that:

SECTION 5.01. Corporate Existence and Power. Each of Parent and Merger Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and has all organizational powers and all Permits required to carry on its business as now conducted, except for those Permits the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 5.02. Corporate Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the organizational powers of Parent and Merger Subsidiary and have been duly authorized by all necessary organizational action, subject to the approval and adoption of this Agreement by Parent, in its capacity as the sole stockholder of Merger Subsidiary, following the execution of this Agreement. Assuming due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding obligation of each of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

SECTION 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated by this Agreement and the Voting Agreement require no action by or filing with respect to Parent or Merger Subsidiary by or with any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware, (ii) compliance with any applicable requirements of any Antitrust Law, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, any other U.S. state or federal or any foreign securities laws and the rules and requirements of Nasdaq and (iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 5.04. Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of Parent or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 5.03, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any Contract binding on Parent or any of its Subsidiaries or any Permit affecting, or relating in any way to, the assets or business of Parent and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 5.05. Disclosure Documents. (a) The information with respect to Parent or any of its Subsidiaries that Parent supplies to the Company specifically for use in the Company Proxy Statement, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time such stockholders vote on approval and adoption of this Agreement and at the Effective Time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Notwithstanding the foregoing in this Section 5.05, Parent makes no representation with respect to statements included or incorporated by reference in the Company Proxy Statement based upon information supplied by or on behalf of the Company for inclusion or incorporation by reference therein.

SECTION 5.06. Financing. Parent has, or will have at the Effective Time, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to consummate the Merger pursuant to the terms of this Agreement and to pay all fees and expenses of Parent and Merger Subsidiary pursuant to this Agreement.

SECTION 5.07. Ownership of Company Capital Stock. During the three years prior to the date of this Agreement, none of Parent, Merger Subsidiary or any of their respective directors, officers, general partners or Affiliates or, to the knowledge of Parent or any of its Affiliates, any employees of Parent, Merger Subsidiary or any of their Affiliates (a) has “owned” any shares of the Company’s capital stock (including the Shares); or (b) has been an “interested stockholder” (as defined in Section 203 of the Delaware Law).

SECTION 5.08. Exclusivity of Representations and Warranties. (a) Each of Parent and Merger Subsidiary, on behalf of itself and its respective Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in ARTICLE 4:

(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their respective businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives to make any representation or warranty relating to the Company, its Subsidiaries or any of their respective businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Subsidiary or any of their respective Affiliates or Representatives as having been authorized by the Company, its Subsidiaries or any of its or their respective Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Subsidiary or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) Each of Parent and Merger Subsidiary, on behalf of itself and its respective Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in ARTICLE 4, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Subsidiary or any of their respective Affiliates or Representatives, including (A) any materials or information made available in the virtual data room hosted by or on behalf of the Company in connection with the Merger; (B) in connection with presentations by or discussion with the Company’s management (whether prior to or after the date of this Agreement); or (C) in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE 6

COVENANTS OF THE COMPANY

The Company agrees that:

SECTION 6.01. Conduct of the Company. During the period from the date of this Agreement until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice and in material compliance with Applicable Law and all Material Contracts. Without limiting the generality of the foregoing, the Company shall, and shall cause its Subsidiaries to, use its reasonable best efforts to (i) preserve intact its present business organization (including preserving all assets material to the conduct of its business in good repair and condition), (ii) maintain in effect all of its foreign, federal, state and local Permits that are used in, and material to, the conduct of its business, (iii) keep available the services of its directors, officers, employees and consultants and (iv) maintain the goodwill and existing relationships with its customers, lenders, suppliers and others having significant business relationships with it. Except as expressly permitted by this Agreement, with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed in the cases of clauses (k), (n), (p) or (w) of this Section 6.01 to the extent related to such clauses, and which consent may otherwise be withheld, conditioned or delayed in Parent’s sole discretion), or as set forth in the applicable subsection of Section 6.01 of the Company Disclosure Schedule, during the period from the date of this Agreement until the Effective Time, the Company shall not, nor shall it permit any of its Subsidiaries to:

(a) amend its Charter Documents (whether by merger, consolidation or otherwise);

(b) (i) split, combine, subdivide or reclassify any shares of its capital stock (including the Shares), (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends payable to the Company or any of its Subsidiaries or (iii) redeem, repurchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, any Company Securities or any Company Subsidiary Securities;

(c) (i) issue, pledge, dispose of, transfer, encumber, grant, sell or otherwise deliver, or authorize the issuance, pledge, disposal of, transfer, encumbrance, grant, sale or other delivery of, any Company Securities or Company Subsidiary Securities, other than as required under the Deerfield Agreements or the issuance of (A) any Shares upon the exercise of Company Stock Options in accordance with their respective terms, (B) any Shares upon the exercise of purchase rights under the ESPP that are outstanding on the date of this Agreement in accordance with their terms on the date of this Agreement, as modified by actions taken in accordance with this Agreement, and in compliance with the terms of this Agreement, (C) any Shares upon the vesting of any Company RSUs or Company Restricted Shares, in each case in accordance with their respective terms, and (D) any Company Subsidiary Securities to the Company or any other wholly owned Subsidiary of the Company, or (ii) amend any term of any Company Security or any Company Subsidiary Security (in each case, whether by merger, consolidation or otherwise), except as may be required by Applicable Law or the terms of any Employee Plan, with respect to any Company Stock Awards;

(d) incur any capital expenditures or any obligations or liabilities in respect thereof, except for those contemplated by Section 6.01(d) of the Company Disclosure Schedule;

(e) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than in the ordinary course of business consistent with past practice;

(f) merge or consolidate the Company or any Subsidiary of the Company with any Person or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Subsidiary;

(g) sell, assign, lease, otherwise transfer, abandon, dispose of or permit to lapse, or create or incur any Lien (other than Permitted Liens and Liens pursuant to the Deerfield Agreements) on, any of the Company’s or its Subsidiaries’ assets (including any Owned Intellectual Property Rights or Licensed Intellectual Property Rights), securities, properties, interests or businesses, except in the ordinary course of business consistent with past practice;

(h) (i) extend, grant, amend, waive, cancel, abandon, allow to lapse or modify any rights in or to the Owned Registered Intellectual Property Rights in a manner that would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) fail to diligently prosecute any material Patent application within (A) the Owned Intellectual Property Rights or (B) the Licensed Intellectual Property Rights for which the Company or any of its Subsidiaries controls the prosecution thereof as of the date of this Agreement or (iii) divulge, furnish or make accessible any Owned Intellectual Property Rights or Licensed Intellectual Property Rights, in either case that constitute Trade Secrets the value of which to the Company or any of its Subsidiaries is contingent upon maintaining the confidentiality thereof, other than in the ordinary course of business consistent with past practice to any Third Party that is subject to an enforceable written agreement or other obligation to maintain the confidentiality of such Trade Secrets;

(i) make any loans, advances or capital contributions to, or investments in, any Third Party, except for advances to directors, officers and other employees for travel and other business-related expenses incurred in connection with such person’s role at the Company or one of its Subsidiaries in accordance with the Company’s policies and in the ordinary course of business consistent with past practice;

(j) create, incur, assume, suffer to exist or otherwise become liable with respect to any indebtedness for borrowed money, or guarantees thereof (except with respect to obligations of wholly owned Subsidiaries of the Company), or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries;

(k) (i) renew, amend or modify in any material respect or terminate any Material Contract or enter into any Contract that would constitute a Material Contract if it were in effect on the date of this Agreement (except the expiration or renewal of any Material Contract in accordance with its terms) or (ii) waive, release or assign any material rights, claims or benefits of the Company or any of its Subsidiaries under any Material Contract;

(l) (i) with respect to any current or former Service Provider, (A) grant or increase any compensation, bonus, severance, retention, change in control, termination pay, welfare or other benefits to (or amend any existing severance pay or termination arrangement), other than in a manner in compliance with the guidelines set forth on Section 6.01(l) of the Company Disclosure Schedule, (B) grant any equity or equity-based awards to, or discretionarily accelerate the vesting or payment of, any such awards held by any current or former Service Provider, other than in a manner in compliance with the guidelines set forth on Section 6.01(l) of the Company Disclosure Schedule or (C) enter into, establish, adopt, amend or terminate any employment, consulting services, severance, retention, change in control, termination pay, retirement, deferred compensation or other similar agreement or arrangement, except the entry into, establishment or adoption of a consulting services agreement (or similar agreement or arrangement) to replace a terminating or expiring consulting agreement or arrangement on the same or more favorable terms to the Company, (ii) establish, adopt, enter into, amend (except as required by Applicable Law), or become obligated to contribute to any Employee Plan or Collective Bargaining Agreement, other than routine amendments that do not result in materially increased administrative costs, (iii) recognize any new union, works council or similar employee representative with respect to any current or former Service Provider, (iv) establish, adopt or enter into any plan, agreement or arrangement, or otherwise commit to, gross up or indemnify, or otherwise reimburse any current or former Service Provider for any Tax incurred by such Service Provider, including under Section 409A or Section 4999 of the Code or (v) hire or engage the services of any individual as a Service Provider, except to fill vacancies (other than at the level of vice president or above) in the ordinary course of business, consistent with past practice, or terminate the service of any Service Provider other than for “cause”;

(m) change the Company’s methods, principles, practices or policies of accounting, in each case except as required by concurrent changes in Applicable Law, GAAP or in Regulation S-X, after consultation with its independent public accountants;

(n) commence, compromise, settle, or offer or propose to settle, (i) any Action (except for immaterial monetary damages or in the ordinary course of business consistent with past practice), (ii) any stockholder Action or dispute against the Company or any of its officers or directors in their capacities as such or (iii) any Action or dispute with a Third Party that relates to the transactions contemplated hereby;

(o) make or change any material Tax election, change any material Tax accounting period, adopt or change any material method of Tax accounting, amend any federal income or other material Tax Returns, enter into any closing agreement with respect to material Taxes, settle any material Tax claim, audit or assessment, surrender any right to claim a material Tax refund, offset or other reduction in Tax liability, or consent to any extension or waiver of the statute of limitations period applicable to any material claim or assessment in respect of Taxes;

(p) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

(q) assign, transfer, lease, cancel, fail to renew or fail to extend any Permit;

(r) forgive any loans to directors, officers, employees or any of their respective Affiliates;

(s) amend or modify the letter of engagement of the Financial Advisor or engage other advisors or consultants in connection with the transactions contemplated hereby;

(t) pre-pay any long-term indebtedness for borrowed money;

(u) implement any plant closing, relocation or mass layoff of employees that could implicate the WARN Act or any comparable foreign, state or local law;

(v) from the date of this Agreement until August 1, 2019, (A) solicit or enter into or continue any discussions or negotiations or enter into any Contract with, any Third Party, or (B) afford access to any Third Party to the business, properties, assets, books, records or other non-public information of the Company or any of its Subsidiaries to any Third Party, in each case in connection with a transaction of the type set forth on Schedule 6.01(v); or

(w) agree, resolve or commit to do any of the foregoing.

SECTION 6.02. Access to Information. (a) From the date of this Agreement until the Effective Time and subject to Applicable Law and the Confidentiality Agreement, the Company shall (i) give to Parent and its Representatives reasonable access during regular business hours upon reasonable advance notice to the offices, properties, assets, books and records of the Company and its Subsidiaries, (ii) furnish to Parent and its Representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct the Representatives of the Company and its Subsidiaries to cooperate with Parent in its investigation of the Company and its Subsidiaries. Notwithstanding the foregoing, the Company shall not be required to provide access to or to disclose information where such access or disclosure would (A) violate any of its obligations to third parties with respect to confidentiality agreements, (B) jeopardize the attorney-client privilege or attorney work product immunity or (C) contravene any Applicable Law; provided that the Company has taken reasonable steps to permit inspection of or to disclose such information and to respond in a timely manner to all subsequent queries by Parent and its Representatives based on such information on a basis that does not violate obligations to third parties, compromise the Company’s attorney-client privilege or other attorney work product immunity with respect thereto or contravene applicable law, including for example, pursuant to a “clean room” or “clean team” arrangement. Any investigation pursuant to this Section 6.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries and will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing or soil, air or groundwater sampling, including any Phase I or Phase II environmental site assessments. No information or knowledge obtained in any investigation pursuant to this Section 6.02 shall affect or be deemed to modify any representation or warranty made by the Company hereunder. The information provided pursuant to this Section 6.02 will be used solely for the purpose of the Merger and the other transactions contemplated by this Agreement, and such information will be kept confidential by Parent and Merger Subsidiary and their respective Representatives in accordance with the terms of the Confidentiality Agreement.

(b) The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by Section 6.02(a). In furtherance of the foregoing, Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, which shall survive the termination of this Agreement in accordance with the terms set forth therein.

SECTION 6.03. Company Stockholder Meeting. (a) The Company shall take all action necessary to cause a meeting of its stockholders (the “Company Stockholder Meeting”) to be duly called and held as promptly as reasonably practicable after the SEC or its staff advises that it has no further comments on the Company Proxy Statement or that the Company may commence mailing the Company Proxy Statement for the purpose of voting on the approval and adoption of this Agreement and shall comply with all Applicable Laws with respect to such meeting and the solicitation of proxies in connection therewith. The Company shall cause the Company Proxy Statement to be mailed to the stockholders of the Company as of the record date established for the Company Stockholders Meeting as promptly as reasonably practicable thereafter. Unless an Adverse Recommendation Change shall have occurred, the Company shall use its reasonable best efforts to solicit from the Company’s stockholders proxies in favor of the adoption of this Agreement and shall take all other action necessary or advisable to secure the Company Stockholder Approval.

(b) Subject to Section 6.04, the Board of Directors shall make the Company Board Recommendation and not effect an Adverse Recommendation Change.

(c) Any adjournment, delay or postponement of the Company Stockholder Meeting shall require the prior written consent of the Parent, except that the Company shall, without obtaining such prior written consent, be permitted to adjourn, delay or postpone the Company Stockholder Meeting (i) if there are not holders of a sufficient number of Shares present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting or (ii) if the Company is required to postpone or adjourn the Company Stockholder Meeting by Applicable Law, order or a request from the SEC or its staff, in each case, with respect to (i), on one occasion for no more than 10 Business Days (with the actual number of days selected by the Company following good faith consultation with Parent). Without the prior written consent of Parent, the adoption of this Agreement and the transactions contemplated hereby (including the Merger) shall be the only matter (other than matters of procedure and matters required by Applicable Law to be voted on by the Company’s stockholders in connection with the approval of this Agreement and the transactions contemplated hereby) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholder Meeting.

SECTION 6.04. No Solicitation; Other Offers. (a) General Prohibitions. The Company, its Subsidiaries and the persons specified on Section 6.04(a) of the Company Disclosure Schedule (such persons, the “Specified Persons”) shall not, and the Company and its Subsidiaries shall not authorize or direct any of its or their other directors, officers, employees, investment bankers, attorneys, accountants, consultants or other agents, auditors, advisors or other representatives to, directly or indirectly, (i) solicit, initiate, propose, seek or take any action for the purpose of the making, submission or announcement of, or knowingly facilitate, assist, induce or encourage the making, submission or announcement of, any proposal that constitutes, or that would reasonably be expected to lead to an Acquisition Proposal, (ii) enter into, engage in, participate in or maintain or continue any discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books, records or other non-public information of the Company or any of its Subsidiaries to, or otherwise knowingly cooperate in any way with, or knowingly assist, participate in, facilitate, induce or encourage, any effort by any Third Party concerning an Acquisition Proposal, (iii) (A) fail to make, qualify, withdraw, withhold, amend or modify in a manner adverse to Parent or Merger Subsidiary, or propose publicly to qualify, withdraw, withhold, amend or modify, the Company Board Recommendation, (B) adopt, endorse, approve or recommend, or propose publicly to adopt, endorse, approve or recommend, any Acquisition Proposal, (C) publicly make any recommendation in connection with a tender offer or exchange offer other than a recommendation against such offer or a “stop, look and listen” communication by the Board of Directors (or a committee thereof) to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the 1934 Act (or any substantially similar communication) (it being understood that the Board of Directors (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal until the close of business on the tenth Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 6.04), (D) subject to clause (C), following the date on which any Acquisition Proposal or material modification thereto is first made public, fail to issue a press release reaffirming the Company Board Recommendation within five Business Days after a written request by Parent to do so (it being understood that the Company will not be obligated to issue such a press release on more than five occasions) or (E) fail to include the Company Board Recommendation in the Company Proxy Statement that is mailed to the Company’s stockholders (any of the foregoing in this clause (iii), an “Adverse Recommendation Change”), (iv) approve any transaction under, or any Person becoming an “interested stockholder” under, Section 203 of the Delaware Law, (v) submit any Acquisition Proposal or any matter related thereto to the vote of the stockholders of the Company, or (vi) authorize or commit to do any of the foregoing. It is agreed that (a) any action taken by a Representative of the Company (other than a Specified Person) that is authorized or directed by the Company or any Specified Person or that a Specified Person is made aware of and does not take action to cease and that, if taken by the Company, would constitute a breach of this Section 6.04, will be deemed to constitute a breach by the Company of this Section 6.04; and (b) any action taken by a Specified Person and that, if taken by the Company, would constitute a breach of this Section 6.04, will be deemed to constitute a breach by the Company of this Section 6.04. Notwithstanding anything to the contrary in this Section 6.04, neither (1) the determination in itself by the Board of Directors (or any committee thereof) that an Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal nor (2) the delivery in itself by the Company to Parent of any notice contemplated by Section 6.04(c) will constitute an Adverse Recommendation Change or violate this Section 6.04(a).

(b) Exceptions. Notwithstanding Section 6.04(a), at any time prior to the receipt of the Company Stockholder Approval,

(i) the Company, directly or indirectly through its Representatives, may (A) contact any Third Party and its Representatives that, subject to the Company’s compliance with Section 6.04(a), has made (and not withdrawn) after the date of this Agreement a bona fide, written Acquisition Proposal that was not solicited in breach of this Section 6.04 to the extent necessary to clarify the terms and conditions of such Acquisition Proposal and engage in negotiations or discussions with any Third Party and its Representatives that, subject to the Company’s compliance with Section 6.04(a), has made (and not withdrawn) after the date of this Agreement a bona fide, written Acquisition Proposal that was not solicited in breach of this Section 6.04 and that the Board of Directors (or a committee thereof) reasonably believes in good faith, after consultation with outside legal counsel and a financial advisor, is or would reasonably be expected to lead to a Superior Proposal (as defined below) and (B) furnish to such Third Party or its Representatives non-public information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement (a copy of which shall be provided solely for informational purposes to Parent) with such Third Party on customary terms for transactions of this type; provided that all such information (to the extent that such information has not been previously provided or made available to Parent) is provided or made available to Parent, as the case may be, prior to or substantially concurrently with the time it is provided or made available to such Third Party or its Representatives; and

(ii) subject to compliance with Section 6.04(d), the Board of Directors (or a committee thereof) may make an Adverse Recommendation Change in response to any positive material change, effect, development, circumstance, condition, event or occurrence that as of the date of this Agreement was not known to the Board of Directors, or the consequences of which (based on facts known to the Board of Directors as of the date of this Agreement) were not reasonably foreseeable as of the date of this Agreement (an “Intervening Event”); provided that in no event shall any of the following constitute or contribute to an Intervening Event: (A) changes in the financial or securities markets or general economic, political or business conditions in the United States or other jurisdictions in which the Company or any of its Subsidiaries has operations, (B) changes (including changes of Applicable Law) or conditions generally affecting the industry in which the Company and its Subsidiaries operate, (C) changes in GAAP or other applicable accounting rules or (D) the receipt, existence or terms of any Acquisition Proposal or any inquiry, offer, request or proposal that would reasonably be expected to lead to an Acquisition Proposal;

provided that in each case referred to in the foregoing clauses (i) and (ii) only if the Board of Directors (or a committee thereof) determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law.

So long as the Board of Directors (or a committee thereof) expressly reaffirms the Company Board Recommendation in such disclosure and public statement (other than in a customary “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9 promulgated under the Exchange Act): (i) nothing in this Agreement will prohibit the Company or the Board of Directors (or a committee thereof) from taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, in each case in response to a tender offer, but, except as otherwise permitted under this Section 6.04, such disclosure must be limited to: (A) making a “stop, look and listen” communication by the Board of Directors (or a committee thereof) to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the 1934 Act (or any substantially similar communication); (B) an express rejection of any applicable Acquisition Proposal complying with Item 1012(a) of Regulation M-A promulgated under the 1934 Act; or (C) informing any Person of the existence of the provisions contained in this Section 6.04; and (ii) it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Board of Directors (or a committee thereof) that (A) describes the Company’s receipt of an Acquisition Proposal; (B) identifies the Person making such Acquisition Proposal; (C) provides the material terms of such Acquisition Proposal; or (D) describes the operation of this Agreement with respect thereto will not, in any case, be deemed to be (1) a qualification, withdrawal, withholding, amendment or modification, or proposal by the Board of Directors (or a committee thereof) to qualify, withdraw, withhold, amend or modify the Company Board Recommendation; (2) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (3) an Adverse Recommendation Change.

(c) Required Notices. The Board of Directors (or a committee thereof) shall not take any of the actions referred to in Section 6.04(b) unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action. The Company shall notify Parent promptly (but in no event later than 24 hours) after receipt by the Company (or, to the actual knowledge of the Specified Persons, any of its Representatives) of any Acquisition Proposal or inquiry from any Third Party related to making a potential Acquisition Proposal or if any non-public information that would reasonably be expected by the Company to relate to the making of a potential Acquisition Proposal is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or, to the actual knowledge of the Specified Persons, any of its Representatives in connection with any Acquisition Proposal. The Company shall provide such notice in writing and shall identify the Third Party making, and the material terms and conditions of, any such Acquisition Proposal, indication or request. The Company shall keep Parent reasonably informed on a prompt basis concerning the status and details of any such Acquisition Proposal (including any amendments thereto), indication or request, and shall promptly (but in no event later than 24 hours after receipt) provide to Parent copies of all correspondence and written materials sent by or provided to the Company or any of its Subsidiaries or any of their respective Representatives that describes any terms or conditions of any Acquisition Proposal (as well as written summaries of any material oral communications addressing such matters). The Company shall provide Parent with at least 24 hours prior notice of any meeting of the Board of Directors (or such lesser notice as is provided to the Board of Directors) at which the Board of Directors is reasonably expected to consider any Acquisition Proposal. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of the Company’s compliance with this Section 6.04(c).

(d) Last Look. Further, the Board of Directors (or a committee thereof) shall not make an Adverse Recommendation Change pursuant to Section 6.04(b) (or terminate this Agreement pursuant to Section 10.01(d)(i)), unless (i) if such Adverse Recommendation Change is to be taken in circumstances involving or relating to an Acquisition Proposal, such Acquisition Proposal constitutes a Superior Proposal, (ii) the Company provides written notice to Parent, at least four Business Days before taking such action of its intention to do so, containing (A) in the case of any action intended to be taken in circumstances involving or relating to an Acquisition Proposal, the material terms of such Acquisition Proposal, including the most current version of the proposed agreement under which such Acquisition Proposal is proposed to be consummated and the identity of the Third Party making the Acquisition Proposal or (B) in the case of any action intended to be taken in circumstances not involving or relating to an Acquisition Proposal (including an Intervening Event), a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action and (iii) after the Company or its Representatives negotiates with Parent in good faith, Parent does not make, within four Business Days after its receipt of that written notification, an offer that (1) in the case of any action intended to be taken in circumstances involving or relating to an Acquisition Proposal, is at least as favorable to the stockholders of the Company as such Acquisition Proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such Acquisition Proposal shall require a new written notification from the Company and a new two-Business Day period under this Section 6.04(d)) or (2) in the case of any action intended to be taken in circumstances not involving or relating to an Acquisition Proposal (including an Intervening Event), after receipt of such offer, the Board of Directors (or a committee thereof) determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law. The Company agrees that, during any applicable four or two-Business Day period referred to in this Section 6.04(d), the Company and its Representatives shall negotiate in good faith with Parent and its Representatives regarding any revisions proposed by Parent to the terms of the transactions contemplated by this Agreement.

(e) Definition of Superior Proposal. For purposes of this Agreement, “Superior Proposal” means a bona fide, written Acquisition Proposal that was not solicited in breach of this Section 6.04 (with all percentages in the definition of Acquisition Proposal deemed to refer to 50%) on terms that the Board of Directors (or a committee thereof) determines, in good faith, after consultation with a financial advisor and outside legal counsel, are more favorable from a financial point of view to the Company’s stockholders than as provided hereunder (taking into account any revisions proposed by Parent to amend the terms of this Agreement pursuant to Section 6.04(d) or otherwise at the time of such determination and after taking into account those factors and matters deemed relevant in good faith by the Board of Directors (or a committee thereof), including the identity of the Person making the proposal, the likelihood of consummation in accordance with the terms of such proposal and the legal, financial (including the financing terms), regulatory, timing and other aspects of such proposal).

(f) Obligation of the Company to Terminate Existing Discussions. The Company shall, shall cause its Subsidiaries to, and shall direct its and their respective Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its

Representatives conducted on or prior to the date of this Agreement with respect to any Acquisition Proposal, and shall promptly after the date of this Agreement instruct any such Third Party and its Representatives in possession of confidential information heretofore furnished to such Third Party and its Representatives by or on behalf of the Company or any of its Subsidiaries (and all analyses and other materials prepared by or on behalf of such Third Party and its Representatives that contain, reflect or analyze that information) to return or destroy all such information as promptly as practicable.

SECTION 6.05. Section 16 Matters. Prior to the Effective Time, the Company and the Board of Directors (or a duly formed committee thereof satisfying the applicable requirements of the 1934 Act) shall take all such steps as may be reasonably required or appropriate to cause any dispositions of Shares (including derivative securities with respect to such Shares) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act.

SECTION 6.06. Stock Exchange Delisting; 1934 Act Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Law and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Shares from Nasdaq and the deregistration of the Shares under the 1934 Act as promptly as practicable after the Effective Time, and in any event no more than 10 days after the Closing Date.

SECTION 6.07. Takeover Statutes. The Company and the Board of Directors shall, to the extent permitted by Applicable Law, use their best efforts (a) to take all actions necessary so that no “control share acquisition,” “fair price,” “moratorium” or other antitakeover or similar statute or regulation becomes applicable to any of the transactions contemplated by this Agreement and (b) if any such antitakeover or similar statute or regulation becomes applicable to the transactions contemplated by this Agreement, to grant such approvals and take all actions necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated hereby.

SECTION 6.08. Interim Communications by the Company. Prior to making any communications generally disseminated to the employees, customers, lenders, suppliers or other Persons having material business relationships with the Company or its Subsidiaries relating to the transactions contemplated by this Agreement, the Company shall provide Parent with prior written notice of the intended communication sufficiently reasonably in advance of dissemination of such communication so that Parent shall have the reasonable opportunity to review such communication and provide comments, which the Company shall consider in good faith. This Section 6.08 will not apply to communications primarily related to an Acquisition Proposal or Superior Proposal.

SECTION 6.09. Cooperation. On and after the date of this Agreement, the Company shall cooperate with Parent in good faith to identify and retain Key Employees and cooperate, if requested by Parent, to take reasonable steps to attempt to retain such employees. In addition, on and after the date of this Agreement, the Company shall cooperate with Parent to take all actions reasonably requested by the Parent to assist in the transition, job mapping, and onboarding of Company Employees, including, but not limited to, providing information to be used in creating and delivering of offers of employment to Company Employees, encouraging such Company Employees to accept offers of employment with Parent and tracking such acceptances.

SECTION 6.10. Golden Parachute Payments. To the extent any payments or benefits made with respect to, or which could arise as a result of, this Agreement or the transactions contemplated hereby, could be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Internal Revenue Code, the Company shall, prior to the Closing Date, cooperate in good faith with Parent to effect reasonable measures to identify and minimize any such payments or benefits from being characterized as “excess parachute payments” within the meaning of Section 280G(b)(1) of the Internal Revenue Code.

SECTION 6.11. WARN Act. Not later than the Closing Date, the Company shall provide Parent with a list of employees who have suffered an “employment loss” (as defined in the WARN Act or any similar term defined under comparable foreign, state or local law) in the 90 days preceding the Closing Date or had a reduction in hours of a least 50% in the 180 days preceding the Closing Date, each identified by date of employment loss or reduction in hours, employing entity and facility location.

SECTION 6.12. Employee Plans. Prior to the Effective Time, the Company shall take all actions that may be necessary or appropriate to cause the Employee Plans set forth in Section 6.12 of the Company Disclosure Schedule to terminate as of the date immediately preceding the Closing Date, unless notice is provided to the Company at least 30 days prior to the Effective Time that such Employee Plan shall not be terminated. Upon request by Parent in writing prior to the Closing Date, the Company shall consider in good faith any request by Parent to amend, freeze, terminate or modify any other Employee Plan effective upon the Closing Date (or at such different time mutually agreed to by the parties) and consistent with Applicable Law. The Company shall reasonably cooperate with Parent to provide information relevant to this Section 6.12 regarding Employee Plans. The form and substance of the resolutions, plan amendments, notices and other documents prepared to effectuate the actions set forth in this Section 6.12 shall be subject to the prior review and written approval of Parent (which approval will not be unreasonably withheld, conditioned or delayed) and prior to the Closing Date, the Company shall provide Parent with the final documentation evidencing that the actions contemplated herein have been effectuated.

SECTION 6.13. Tax Sharing Agreements. Any Tax Sharing Agreement to which the Company or any of its Subsidiaries is party (other than any Tax Sharing Agreement to which only the Company or its Subsidiaries is party) shall be terminated with respect to the Company and each Subsidiary as of the Closing Date and have no further effect thereafter.

ARTICLE 7

COVENANTS OF PARENT

Parent agrees that:

SECTION 7.01. Obligations of Merger Subsidiary. Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

SECTION 7.02. Voting of Shares. Parent shall vote all Shares beneficially owned or controlled by it or any of its Subsidiaries in favor of adoption of this Agreement at the Company Stockholder Meeting.

SECTION 7.03. Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

(a) For six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company (each, an “Indemnified Person”) against any costs, expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, of whatever nature, in respect of, arising out of or related to such Indemnified Person’s service as a director or officer of the Company in respect of acts or omissions occurring at or prior to the Effective Time (including, for the avoidance of doubt, in connection with the Merger and the other transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by the Delaware Law or any other Applicable Law or provided under the Company’s certificate of incorporation and bylaws in effect on the date of this Agreement; provided that such indemnification shall be subject to any limitation imposed from time to time under Applicable Law.

(b) For six years after the Effective Time, maintain in effect provisions in the Surviving Corporation’s certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding elimination of liability and indemnification of, and advancement of expenses to, Indemnified Persons that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement (it being understood that if any claim is asserted against any individual entitled to the protections of such provisions within such six-year period, then such provisions shall not be modified until the final disposition of such claims).

(c) The Surviving Corporation shall either (i) maintain in effect for a period of six years after the Effective Time, if available, the directors’ and officers’ insurance policies and fiduciary liability insurance policies of the Company (collectively, “D&O Insurance”) in place as of the date of this Agreement or (ii) purchase comparable D&O Insurance or “tail” insurance policies with a claims period of six years from the Effective Time, with terms, conditions, retentions and limits of liability that are at least as favorable as those contained in the Company’s D&O Insurance policies in effect as of the date of this Agreement, in each case with respect to any claim related to any period of time at or prior to the Effective Time; provided that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this Section 7.03(c) a premium amount in excess of 300% of the annual premium amount paid by the Company for such insurance in its last full fiscal year prior to the date of this Agreement, which amount is set forth in Section 7.03(c) of the Company Disclosure Schedule. If such insurance coverage cannot be obtained at an annual premium equal to or less than such amount, the Surviving Corporation will obtain directors’ and officers’ insurance (or “tail” coverage) with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount from an insurance carrier with a comparable credit rating as the Company’s directors’ and officers’ liability insurance carrier as of the date of this Agreement. Prior to the Effective Time, and in lieu of maintaining the D&O Insurance pursuant to this Section 7.03(c), the Company may (or, if the Parent requests, the Company will) purchase a prepaid “tail” policy (the “Tail Policy”) with respect to the D&O Insurance from an insurance carrier with a comparable credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the cost for the Tail Policy does not exceed 300% of the annual premium amount paid by the Company for such insurance in its last full fiscal year prior to the date of this Agreement. If the Company purchases the Tail Policy prior to the Effective Time, then the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain the Tail Policy in full force and effect and continue to honor its obligations thereunder for so long as the Tail Policy is in full force and effect.

(d) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 7.03.

(e) The rights of each Indemnified Person under this Section 7.03 shall be in addition to any other rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, under the Delaware Law or any other Applicable Law, or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries and are intended for the benefit of, and shall be enforceable by, such Indemnified Person and such Indemnified Person’s heirs, executors or similar relatives. These rights shall survive consummation of the Merger and shall not be amended in a manner that is adverse to the Indemnified Persons without the prior written consent of the Indemnified Persons affected thereby.

SECTION 7.04. Employee Matters. (a) For the period commencing on the Effective Time and ending on the first anniversary thereof (or, if shorter, during the period of employment), Parent shall, or shall cause the Surviving Corporation to, provide Continuing Employees with (i) an aggregate base salary or base wages and cash target bonus opportunity no less than the aggregate base salary or base wages and cash target bonus opportunity provided to such Continuing Employee immediately prior to the Effective Time and (ii) benefits

(other than any equity or equity-based and change in control or transaction-based compensation or benefits or severance pay or benefits) that are substantially comparable in the aggregate to either (A) those offered to similarly situated employees of Parent or Parent’s Affiliates or (B) those offered by the Company to the Continuing Employees as of immediately prior to the Effective Time, with the determination of the employee benefits under clause (ii) to be made by Parent from time to time in its sole and absolute discretion, based on Parent’s evaluation of the nature and scope of the Continuing Employees’ duties, principal locations, grade level and performance, among other things. Notwithstanding the foregoing, neither Parent nor any of its Affiliates shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible into, or exchangeable or exercisable for, such shares pursuant to any such plans or arrangements.

(b) With respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) maintained by Parent or any of its Subsidiaries in which any Continuing Employee will participate on or after the Effective Time, but excluding (i) any retiree healthcare or life insurance plans or programs maintained by Parent or any of its Subsidiaries and (ii) any equity compensation arrangement (the “Parent Benefit Plans”), Parent shall, or shall cause the Surviving Corporation to, recognize all service with the Company or any Subsidiary rendered prior to the Effective Time by Continuing Employees who are active Company Employees immediately prior to the Closing, for purposes of vesting and eligibility (but not benefit accrual), to the extent such Continuing Employees otherwise would be eligible to participate or vest under the terms of such Parent Benefit Plans; provided that service of a Continuing Employee prior to the Effective Time shall not be recognized for the purpose of any entitlement to participate in, or receive benefits with respect to, (i) any retiree medical programs or other retiree welfare benefit programs maintained by Parent or its Affiliates in which any Continuing Employee participates after the Effective Time or (ii) for purposes of early retirement subsidies under any Parent Benefit Plan. In no event shall anything contained in this Section 7.04(b) result in any duplication of benefits for the same period of service. In addition, Parent shall use commercially reasonable efforts to (A) waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of the Company or its Subsidiaries applicable to such Continuing Employee prior to the Effective Time and (B) recognize, for purposes of satisfying the deductibles, out-of-pocket limits, offsets, co-payments, co-insurance, or similar costs or payments under its medical, dental and vision plans, the deductibles, out-of-pocket limits, offsets, co-payments, co-insurance, or similar costs or payments recognized under the corresponding Employee Plan with respect to a Continuing Employee (and his or her eligible dependents) for the plan year in which the Effective Time occurs.

(c) This Section 7.04 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 7.04, express or implied, shall confer upon any Service Provider or former Service Provider (including any beneficiary or dependent of such Service Provider or former Service Provider), or any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 7.04. Nothing contained herein, express or implied shall: (i) be construed to establish, amend or modify any Employee Plan; (ii) alter or limit the ability of the Surviving Corporation, Parent or any of their respective Affiliates to amend, modify or terminate any Employee Plan at any time assumed, established, sponsored or maintained by any of them; or (iii) prevent the Surviving Corporation, Parent or any of their respective Affiliates from terminating the employment of any Service Provider (including any Continuing Employee) following the Effective Time. This Section 7.04 shall not create any right in any Service Provider (including any Continuing Employee) or any other Person to any continued employment with the Company, Surviving Corporation, Parent or any of their respective Subsidiaries or Affiliates or compensation or benefits of any nature or kind whatsoever, or otherwise alter any existing at-will employment relationship between any Service Provider and the Company or Surviving Corporation.

ARTICLE 8

COVENANTS OF PARENT AND THE COMPANY

The parties hereto agree that:

SECTION 8.01. Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, the Company and Parent shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other Third Party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all Permits required to be obtained from any Governmental Authority or other Third Party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement. Nothing in this Agreement shall require Parent or any of its Subsidiaries to, and, except with the prior written consent of Parent, the Company shall not take any action to, and shall not allow any of its Subsidiaries to, (A) enter into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the transactions contemplated by this Agreement, (B) agree, propose, negotiate, offer, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate (including by establishing a trust, licensing any Intellectual Property Rights or otherwise), or take any other action (including by providing its consent to permit the Company or any of its Subsidiaries to take any of the foregoing actions), or otherwise proffer or agree to do any of the foregoing, with respect to any of the businesses, assets or properties of Parent, the Company, the Surviving Corporation or any of their respective Affiliates or Subsidiaries, (C) terminate any existing relationships or contractual rights or obligations or (D) otherwise offer to take or offer to commit to take any action that would limit Parent’s or any of its Affiliates’ freedom of action with respect to, or ability to retain, operate or otherwise exercise full rights of ownership with respect to, businesses, assets or properties of Parent, the Company, the Surviving Corporation or any of their respective Affiliates or Subsidiaries (or equity interests held by Parent or any of its Affiliates in entities with businesses, assets or properties). At the request of Parent, the Company shall agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services, or assets of the Company or any of its Subsidiaries (but, absent such request, the Company shall not take any such action), provided that any such action shall be conditioned upon the consummation of the transactions contemplated hereby.

(b) In furtherance and not in limitation of the foregoing, each of Parent and the Company shall (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable, and in any event within fifteen (15) Business Days after the date of this Agreement, (ii) make appropriate filings pursuant to any other Antitrust Law with respect to the transactions contemplated hereby as promptly as practicable after the date of this Agreement and (iii) supply as promptly as practicable any additional information and documentary material that may be requested and to use their reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under any Antitrust Law as soon as practicable.

(c) To the extent permitted by Applicable Law, each of Parent and the Company shall use its reasonable best efforts to (i) keep the other party apprised of the status of matters relating to the completion of the transaction and the other transactions contemplated by this Agreement and cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received from, or given to, any Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any such Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent reasonably practicable, give the other party the opportunity to attend and participate in such meetings and conferences.

SECTION 8.02. Company Proxy Statement. (a) As promptly as reasonably practicable (but in any event by December 3, 2018), the Company shall prepare and file the Company Proxy Statement with the SEC. The Company shall use its reasonable best efforts to cause the Company Proxy Statement to be cleared by the SEC as promptly as reasonably practicable after the date of this Agreement and to be mailed to the Company’s stockholders as promptly as reasonably practicable thereafter. The Company shall use its reasonable best efforts to ensure that the Company Proxy Statement, and any amendments or supplements thereto, comply in all material respects with the rules and regulations promulgated by the SEC under the 1934 Act.

(b) The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Company Proxy Statement and (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts or in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company and Parent shall use their respective reasonable best efforts to take such actions or make any such filings and furnish information required in connection therewith or with the Company Proxy Statement, and timely seek to obtain such actions, consents, approvals or waivers from parties under such material Contracts. Notwithstanding (i) any Adverse Recommendation Change, (ii) the public proposal or announcement or other submission to the Company or any of its Representatives of an Acquisition Proposal or (iii) anything in this Agreement to the contrary, unless this Agreement is terminated in accordance with its terms, the obligations of the Company under this Section  8.02 shall continue in full force and effect.

SECTION 8.03. Public Announcements. The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release to be reasonably agreed upon by the Company and Parent. Following such initial press release, Parent and the Company shall consult with each other before issuing any additional press release, making any other public statement or scheduling any press conference, conference call or meeting with investors or analysts with respect to this Agreement or the transactions contemplated hereby and, except as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release, make any such other public statement or schedule any such press conference, conference call or meeting before such consultation; provided, however, that the restrictions set forth in this Section 8.03 shall not apply to any release or public statement (a) made or proposed to be made by the Company in compliance with Section 6.04 with respect to the matters contemplated thereby (or by Parent in response thereto) or (b) in connection with any dispute between the parties regarding this Agreement, the Merger or the other transactions contemplated hereby.

SECTION 8.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any agreements, instruments, deeds, bills of sale, assignments, assurances or other documents and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger. From and after the date of this Agreement, the Company and its Subsidiaries shall cooperate with Parent in the preparation of any reports of Parent as may be required to be filed with the SEC with respect to the consummation of the transactions contemplated by this Agreement.

SECTION 8.05. Notices of Certain Events. (a) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (1) termination of this Agreement pursuant to ARTICLE 10 and (2) Effective Time, the Company will give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of Parent and Merger Subsidiary to consummate the Merger set forth in Section 9.02 (other than Section 9.02(v) and Section 9.02(vi)) to fail to be satisfied at the Closing.

(b) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (1) termination of this Agreement pursuant to ARTICLE 10 and (2) Effective Time, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Subsidiary in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Parent or Merger Subsidiary to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 9.03 to fail to be satisfied at the Closing.

(c) In no event shall (i) the delivery of any notice by a party pursuant to this Section 8.05 limit or otherwise affect the respective rights, remedies, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or (ii) disclosure by the Company or Parent be deemed to amend or supplement the Company Disclosure Schedule or constitute an exception to any representation or warranty of the disclosing party.

ARTICLE 9

CONDITIONS TO THE MERGER

SECTION 9.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

(a) the Company Stockholder Approval shall have been obtained in accordance with the Delaware Law;

(b) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and all required filings shall have been made and all required approvals obtained (or waiting periods expired or terminated) under the Antitrust Laws of the Key Jurisdictions; and

(c) (A) there shall be no Applicable Law in any Key Jurisdiction and (B) no Governmental Authority in any Key Jurisdiction having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced or entered any injunction, order or decree, whether temporary, preliminary or permanent, that, in each case, remains in effect and makes illegal, enjoins or otherwise prohibits the consummation of the Merger or the other transactions contemplated by this Agreement.

SECTION 9.02. Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions: (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time; (ii) the representations and warranties of the Company contained in Section 4.05(a) (Capitalization) and the first two sentences of Section 4.05(c) (Capitalization) shall be true in all respects (other than inaccuracies that are in the aggregate de minimis); (iii) the representations and warranties of the Company contained in Sections 4.01 (Corporate Existence and Power), Section 4.02 (Corporate Authorization), Section 4.05 (Capitalization) (except as provided in Section 9.02(ii)), Section 4.21 (Finders’ Fees), Section 4.22 (Opinion of Financial Advisor) and Section 4.23 (Antitakeover Statutes) shall be true in all material respects at and as of immediately prior to the Effective Time as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true in all material respects only at and as of such time); (iv) the other representations and warranties of the Company contained in this Agreement (disregarding all materiality and Company Material Adverse Effect qualifications contained therein) shall be true at and as of immediately prior to the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only at and as of such time), with, in the case of this clause (iv) only, only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (v) Parent shall have received a certificate signed by an executive officer of the Company to the foregoing effect; (vi) from and after the date of this Agreement, there shall not have occurred any event, circumstance, change, occurrence, development, condition or effect that, has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect that is continuing; and (vii)(A) there shall be no Applicable Law in any Specified Jurisdiction or Other Jurisdiction and (B) no Governmental Authority in any Specified Jurisdiction or Other Jurisdiction having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced or entered any injunction, order or decree, whether temporary, preliminary or permanent, that, in each case, remains in effect and makes illegal, enjoins or otherwise prohibits the consummation of the Merger or the other transactions contemplated by this Agreement.

SECTION 9.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions: (i) each of Parent and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time; (ii) (a) the representations and warranties of Parent contained in Section 5.02 (Corporate Authorization) shall be true in all material respects at and as of immediately prior to the Effective Time as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true in all respects only at and as of such time) and (b) the other representations and warranties of Parent contained in this Agreement (disregarding all materiality and Parent Material Adverse Effect qualifications contained therein) shall be true at and as of immediately prior to the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only at and as of such time), with, in the case of this clause (b) only, only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and (iii) the Company shall have received a certificate signed by an executive officer of Parent to the foregoing effect.

ARTICLE 10

TERMINATION

SECTION 10.01. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

(a)	by mutual written agreement of the Company and Parent at any time prior to the Effective Time;

(b)	by either the Company or Parent, if:

(i) the Effective Time shall not have occurred on or before November 1, 2019 (the “End Time”); provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any representation, warranty, covenant, agreement or provision of this Agreement has resulted in the failure of the Effective Time to occur by the End Time; or

(ii) at the Company Stockholder Meeting (including any adjournment or postponement thereof), the Company Stockholder Approval shall not have been obtained; provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall not be available to any party whose breach of any representation, warranty, covenant, agreement or provision of this Agreement has resulted in the failure to obtain the Company Stockholder Approval at the Company Stockholder Meeting (including any adjournment or postponement thereof);

(c)	by Parent, if, prior to the Effective Time:

(i) an Adverse Recommendation Change shall have occurred; or

(ii) (A) the Company shall have breached or failed to perform any representation, warranty, covenant or agreement set forth in this Agreement, which breach or failure to perform would cause the conditions set forth in Section 9.01 or Section 9.02 not to be satisfied, and such breach or failure is incapable of being cured by the End Time or, if curable by the End Time, is not cured by the Company within 30 days of receipt by the Company of written notice of such breach or failure or (B) the Company shall have materially breached any of its covenants and agreements under Section 6.04;

(d)	by the Company, if, prior to the Effective Time:

(i) the Board of Directors shall have made an Adverse Recommendation Change in compliance with the terms of this Agreement, including Section 6.04, in order to enter into a definitive, written agreement immediately following such termination in respect of a Superior Proposal; provided that such termination shall only occur if the Company shall have paid (or caused to be paid) any amounts due pursuant to Section 11.04(b) in accordance with the terms, and at the times, specified therein; or

(ii) Parent or Merger Subsidiary shall have materially breached or failed to perform any representation, warranty, covenant or agreement set forth in this Agreement, which breach or failure to perform would cause the conditions set forth in Section 9.01 or Section 9.03 not to be satisfied, and such breach or failure is incapable of being cured by the End Time or, if curable by the End Time, is not cured by Parent within 30 days of receipt by Parent of written notice of such breach or failure.

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give written notice of such termination to the other parties, which written notice shall specify the provision of this Section 10.01 pursuant to which such termination is being effected.

SECTION 10.02. Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party to this Agreement (or any stockholder, director, officer, employee, agent, consultant or Representative of such party) to any other party hereto; provided that, if such termination shall result from the (a) intentional failure of any party to fulfill a condition to the performance of the obligations of another party, (b) material breach by any party of the covenants required to be performed by such party pursuant to this Agreement or (c) willful and intentional breach by any party of the representations and warranties made by such party pursuant to this Agreement, then such failing or breaching party shall be fully liable for any and all liabilities and damages incurred or suffered by another party as a result of such failure or breach. The provisions of Section 6.02(b), and Article 11 (and any related definitions contained in any such Sections or Article) and this Section 10.02 shall survive any termination hereof pursuant to Section 10.01.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such facsimile transmission or e-mail is requested and received) and shall be given, if to Parent or Merger Subsidiary or, after the Effective Time, the Company or the Surviving Corporation, to:

Illumina, Inc.

5200 Illumina Way

San Diego, CA 92122

Attention: Charles E. Dadswell, Senior Vice President and General Counsel

E-mail: CDadswell@illumina.com

legalnotices@illumina.com

with a copy (which shall not constitute notice) to:

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

Attention:	Scott Smith
Jack Bodner
Bradley Chernin
Facsimile No.:	212-841-1079
646-441-9079
415-955-6541
E-mail:	ssmith@cov.com
jbodner@cov.com
bchernin@cov.com

if to the Company prior to the Effective Time, to:

Pacific Biosciences of California, Inc.

1305 O’Brien Drive

Menlo Park, CA 94025

Attention:	Stephen M. Moore, Vice President and General Counsel
Facsimile No.:	(650) 323-9420
E-mail:	smoore@pacificbiosciences.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Attention:	Donna M. Petkanics
Martin W. Korman
Douglas K. Schnell
Facsimile No.:	650-493-6811
E-mail:	dpetkanics@wsgr.com
mkorman@wsgr.com
dschnell@wsgr.com

or to such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

SECTION 11.02. Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

SECTION 11.03. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that after the Company Stockholder Approval has been obtained, there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under the Delaware Law without such approval having first been obtained.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

SECTION 11.04. Expenses.

(a) General. Except as otherwise provided herein, all costs, fees and expenses incurred in connection with the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense, whether or not such transactions are consummated.

(b) Termination Fees.

(i) If this Agreement is terminated by Parent pursuant to Section 10.01(c)(i) or by the Company pursuant to Section 10.01(d)(i), then the Company shall pay (or cause to be paid) to Parent in immediately available funds $43,000,000 (the “Company Termination Fee”), in the case of a termination by Parent, within two Business Days after such termination and, in the case of a termination by the Company, concurrently with such termination.

(ii) If (A) this Agreement is terminated by Parent pursuant to Section 10.01(c)(ii) or by either Parent or the Company pursuant to Section 10.01(b)(ii), (B) after the date of this Agreement and prior to such termination, an Acquisition Proposal shall have been publicly announced or otherwise communicated to the Company, the Board of Directors or the Company’s stockholders (provided that in the case of a termination pursuant to Section 10.01(c)(ii)(A), all percentages in the definition of Acquisition Proposal will be deemed to refer to 50%), and (C) within 12 months following the date of such termination, the Company or any of its Subsidiaries shall have entered into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal shall have been consummated (provided that for purposes of this clause (C), all percentages in the definition of Acquisition Proposal will be deemed to refer to 50%), then the Company shall pay (or cause to be paid) to Parent in immediately available funds, prior to or concurrently with the occurrence of the applicable event described in clause (C), the Company Termination Fee.

(iii) If this Agreement is terminated by Parent or the Company pursuant to Section 10.01(b)(i) and at the time of such termination, all of the conditions set forth in Section 9.01 and Section 9.02 shall have been satisfied or validly waived (other than one or both of (x) Section 9.01(b), Section 9.01(c) or Section 9.02(vii) (but, with respect to Section 9.01(c) and Section 9.02(vii), only if the applicable Legal Restraint or Applicable Law relates to an Antitrust Law; provided, that if there is additionally a failure to satisfy or waive any of Section 9.01(b), Section 9.01(c) or Section 9.02(vii) due to a Legal Restraint or Applicable Law relating to a Specified Jurisdiction, this subsection (x) shall nonetheless be satisfied) and (y) those conditions that by their nature are to be satisfied at the Closing, provided that such conditions were then capable of being satisfied if the Closing had occurred on the date of such termination), then Parent shall pay to the Company in immediately available funds $98,000,000 (the “Reverse Termination Fee”) within two Business Days after such termination.

(iv) If this Agreement is terminated by Parent or the Company pursuant to Section 10.01(b)(i) and, at the time of such termination, all of the conditions set forth in Section 9.01 and Section 9.02 shall have been satisfied or validly waived (other than one or both of (x) Section 9.01(b), Section 9.01(c) or Section 9.02(vii) (but, with respect to Section 9.01(c) and Section 9.02(vii), only if the applicable Legal Restraint or Applicable Law does not relate to an Antitrust Law and occurs in a Specified Jurisdiction) and (y) those conditions that by their nature are to be satisfied at the Closing, provided that such conditions were then capable of being satisfied if the Closing had occurred on the date of such termination), then Parent shall take the Specified Termination Actions.

For the avoidance of doubt, in the event this Agreement is terminated by Parent or the Company pursuant to Section 10.01(b)(i) and, at the time of such termination, (i) the conditions set forth in Section 9.01(b) have been satisfied, (ii) the conditions set forth in Section 9.01(c) and Section 9.02(vii) have been satisfied with respect to any Applicable Law or Legal Restraint relating to Antitrust Law and (iii) the conditions set forth in Section 9.01(vii) have been satisfied with respect to any Applicable Law or Legal Restraint relating to the Specified Jurisdiction, then Parent shall neither be obligated to pay the Reverse Termination Fee or take the Specified Termination Actions.

(c) Other Costs and Expenses. Each of Parent and the Company acknowledges and hereby agrees that the agreements contained in this Section 11.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, neither party would enter into this Agreement. Accordingly, if either party fails to promptly pay any amount due pursuant to this Section 11.04 to the other party when due, then the party failing to pay such amounts shall also pay any costs and expenses (including attorney’s fees and expenses) incurred by the other party in connection with an Action to enforce this Agreement that results in a judgment for such unpaid amount, together with interest on such amount of any unpaid fee, cost or expense at the prime lending rate published in The Wall Street Journal from the date such fee, cost or expense was required to be paid to (but excluding) the payment date.

(d) Notwithstanding anything to the contrary in this Agreement, the parties expressly acknowledge and agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, and if Parent receives the Company Termination Fee from the Company pursuant to the terms of this Agreement (together with any payments required under Section 11.04(c)), then such payment shall constitute liquidated damages and be the sole and exclusive monetary remedy of the Parent Related Parties against the Company Related Parties for all losses, damages, costs or expenses in respect of this Agreement (or the termination thereof) or the transactions contemplated by this Agreement (or the failure of such transactions to occur for any reason or for no reason) or any breach (whether willful, intentional, unilateral or otherwise) of any covenant or agreement or otherwise in respect of this Agreement or any oral representation made or alleged to be made in connection herewith, and upon payment of the Company Termination Fee to Parent pursuant to Section 11.04(b) (together with any payments required under Section 11.04(c)), none of the Company Related Parties shall have any further monetary liability or obligation to any of the Parent Related Parties relating to or arising out of this Agreement or the transactions contemplated hereby or thereby, and none of the Parent, its Subsidiaries or any other Parent Related Party shall seek to recover any other monetary damages; provided that, notwithstanding the foregoing, the parties will remain obligated with respect to Section 11.04(a).

(e) Notwithstanding anything to the contrary in this Agreement, the parties expressly acknowledge and agree that that in no event shall Parent be required to both (x) pay the Reverse Termination Fee and (y) take the Specified Termination Actions and, in the case of either (x) or (y), do so on more than one occasion. If the Company receives the Reverse Termination Fee from Parent under circumstances where the Reverse Termination Fee is payable pursuant to the terms of this Agreement or Parent takes the Specified Termination Actions under circumstances where the Specified Termination Actions are to be taken pursuant to the terms of this Agreement (in each case, together with any payments required under Section 11.04(c)), then such payment or such actions, as applicable, shall constitute liquidated damages and shall constitute the sole and exclusive monetary remedy of the Company Related Parties against the Parent Related Parties for all losses, damages, costs or expenses in respect of this Agreement (or the termination thereof) or the transactions contemplated by this Agreement (or the failure of such transactions to occur for any reason or for no reason) or any breach (whether willful, intentional, unilateral or otherwise) of any covenant or agreement or otherwise in respect of this Agreement or any oral representation made or alleged to be made in connection herewith, and upon payment of the Reverse Termination Fee to the Company pursuant to Section 11.04(b)(iii) or Parent’s taking of the Specified Termination Actions pursuant to Section 11.04(b)(iv) (in each case, together with any payments required under Section 11.04(c)), none of the Parent Related Parties shall have any further monetary liability or obligation to any of the Company Related Parties relating to or arising out of this Agreement or the transactions contemplated hereby or thereby, and none of the Company, its Subsidiaries or any other Company Related Party shall seek to recover any other monetary damages; provided that, notwithstanding the foregoing, the parties will remain obligated with respect to Section 11.04(a). In a situation where both the Reverse Termination Fee would be payable pursuant to

Section 11.04(b)(iii) and Parent would be required to take the Specified Termination Actions pursuant to Section 11.04(b)(iv), only the Reverse Termination Fee will be payable and Parent shall have no obligation with respect to Section 11.04(b)(iv) or the Specified Termination Actions.

SECTION 11.05. Disclosure Schedule and SEC Document References. The parties agree that any reference in a particular Section of the Company Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (ii) any other representations and warranties of such party that are contained in this Agreement, but, in the case of clause (ii), only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be reasonably apparent to a reasonable person who has read that reference and such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed.

SECTION 11.06. Binding Effect; Benefit; Assignment.

(a) The provisions of this Agreement shall be binding on and, except as provided in Section 7.03, shall inure to the benefit of the parties and their respective successors and assigns. Except as provided in Section 7.03 and Section 11.14, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party, except that Parent or Merger Subsidiary may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (i) one or more of their Affiliates at any time and (ii) after the Effective Time, to any Person; provided that such transfer or assignment shall not relieve Parent or Merger Subsidiary of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Subsidiary.

SECTION 11.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

SECTION 11.08. Jurisdiction. The parties agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection that you may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

SECTION 11.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Until and unless each party has received a counterpart hereof signed by the other parties, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

SECTION 11.11. Entire Agreement. This Agreement (including the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

SECTION 11.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 11.13. Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall, in addition to any other remedy to which they are entitled at law or in equity, be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (and each party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy).

SECTION 11.14. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for: (a) solely if the Effective Time occurs, (i) the right of the Company’s stockholders to receive the Merger Consideration, as applicable, following the Effective Time, in each case in accordance with the terms of this Agreement, and (ii) the right of the holders of Company Stock Awards and participants in the Company’s ESPP to receive the applicable treatment pursuant to Article 2 in accordance with the terms of this Agreement and (b) the provisions set forth in Section 7.03 of this Agreement with respect to the Persons referred to therein.

[Remainder of page intentionally blank]

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

By:	/s/ Michael Hunkapiller
	Name:	Michael Hunkapiller
	Title:	Chief Executive Officer, Chairman and President

ILLUMINA, INC.

By:	/s/ Francis A. deSouza
	Name:	Francis A. deSouza
	Title:	President and Chief Executive Officer

FC OPS CORP.

By:	/s/ Francis A. deSouza
	Name:	Francis A. deSouza
	Title:	President and Chief Executive Officer

[Signature Page to Merger Agreement]

Annex B

Centerview Partners LLC

31 West 52nd Street New

York, NY 10019

November 1, 2018

The Board of Directors

Pacific Biosciences of California, Inc.

1305 O’Brien Drive

Menlo Park, California 94025

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.001 per share (the “Shares”) (other than Excluded Shares, as defined below), of Pacific Biosciences of California, Inc., a Delaware corporation (the “Company”), of the $8.00 per Share in cash, without interest, proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into (the “Agreement”) among Illumina, Inc., a Delaware corporation (“Parent”), FC Ops Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become a wholly owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than (i) Shares owned by Parent, Merger Sub or by the Company (as treasury stock) and (ii) Shares that are held by stockholders of the Company who have properly exercised their respective demand for, and not effectively withdrawn, waived or lost their rights to, appraisal pursuant to Section 262 of the Delaware General Corporation Law with respect to such Shares (the shares referred to in clauses (i) and (ii), together with any Shares held by any affiliate of the Company or Parent, “Excluded Shares”)) will be converted into the right to receive $8.00 per Share in cash, without interest, (the $8.00 per Share consideration to be paid in the Merger, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, we have not (except for our current engagement) been engaged to provide financial advisory or other services to the Company, and we have not received any compensation from the Company. In the past two years, we have not been engaged to provide financial advisory or other services to Parent or Merger Sub, and we have not received any compensation from Parent. We may provide financial advisory and other services to or with respect to the Company or Parent or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons,

31 WEST 52ND STREET, 22ND FLOOR, NEW YORK, NY 10019

PHONE: (212) 380-2650 FAX: (212) 380-2651 WWW.CENTERVIEWPARTNERS.COM

NEW YORK  ●  LONDON  ●  SAN FRANCISCO  ●  PALO ALTO  ●  LOS ANGELES

The Board of Directors

Pacific Biosciences of California, Inc.

November 1, 2018

(ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, or any of their respective affiliates, or any other party that may be involved in the Transaction.

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated November 1, 2018 (the “Draft Agreement”); (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2017, December 31, 2016 and December 31, 2015; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

The Board of Directors

Pacific Biosciences of California, Inc.

November 1, 2018

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to the holders of the Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Centerview Partners LLC

CENTERVIEW PARTNERS LLC

Annex C

Section 262 of the DGCL

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D

Form of Voting Agreement

This VOTING AGREEMENT (this “Agreement”) dated as of November 1, 2018, is by and between Illumina, Inc., a Delaware corporation (“Parent”), and the stockholder whose name appears on the signature page to this Agreement (“Stockholder”).

WHEREAS, Parent, Pacific Biosciences of California, Inc., a Delaware corporation (the “Company”), and FC Ops Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Subsidiary”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Subsidiary with and into the Company (the “Merger”), with the Company being the surviving corporation, upon the terms and conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement);

WHEREAS, Stockholder owns in Stockholder’s personal capacity shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) (together with any other shares of capital stock of the Company acquired (whether beneficially or of record) by such Stockholder in such Stockholder’s personal capacity after the date hereof, including any shares of Common Stock acquired by means of purchase, dividend or distribution, or as a result of the exercise or vesting of Company Stock Awards or the conversion of any convertible securities or otherwise, the “Shares”); and

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, Stockholder is entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I.

VOTING

Section 1.01 Voting. From and after the date hereof until the earlier of (a) the consummation of the Merger, (b) the termination of the Merger Agreement pursuant to and in compliance with the terms therein, and (c) the entry without the prior written consent of Stockholder into any amendment or modification of the Merger Agreement or any material waiver of any of the Company’s rights under the Merger Agreement, in each case, which results in a decrease in, or change in the composition of, the Merger Consideration or imposes any material restrictions or additional constraints on the payment of the Merger Consideration (such earlier date, the “Expiration Date”), Stockholder hereby agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s stockholders, however called, Stockholder will (i) appear at such meeting or otherwise cause all of the Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy) all of the Shares (A) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger; (B) in favor of any proposal to adjourn or postpone such meeting of the Company’s stockholders to a later date if there are not sufficient votes to adopt the Merger Agreement and such adjournment or postponement is undertaken in compliance with the Merger Agreement; (C) against any action, proposal, transaction or agreement that relates to an Acquisition Proposal; and (D) against any action, proposal, transaction or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of Stockholder contained in this Agreement. Notwithstanding the foregoing, this Section 1.01 shall not apply during any period in which the Board of Directors has qualified, withheld, withdrawn or modified the Company Board Recommendation in response to a Superior Proposal or an Intervening Event in accordance with the terms of the Merger Agreement; provided, that to the extent that the Board of Directors reinstates its recommendation of the Merger Agreement, this Section 1.01 shall apply.

Section 1.02 Restrictions on Transfers. Stockholder hereby agrees that, from the date hereof until the earlier of the Expiration Date and the conclusion of the Company Stockholder Meeting, Stockholder shall not, directly or indirectly, (a) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise) (a “Transfer”) or enter into any contract, option or other arrangement or understanding with respect to the Transfer of any Shares, other than any Transfer made solely for estate planning purposes or philanthropic purposes, but only if, in each case, prior to or upon the effectiveness of such Transfer, the transferee agrees in writing to be bound by the terms hereof and notice of such Transfer is delivered to Parent pursuant to Section 5.02 hereof, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (c) agree (whether or not in writing) to take any of the actions referred to in the foregoing clause (a) or (b). Notwithstanding the foregoing, (i) nothing herein will prohibit the Stockholder from “net exercising” any Company Stock Awards and (ii) if “net exercising” is not permitted with respect to a Company Stock Award, then nothing herein will prohibit the Stockholder from exercising such Company Stock Award and selling a number of shares of Common Stock acquired from such exercise in an amount no greater than required to cover the exercise price in connection with the exercise of such Company Stock Award (but the actions permitted under this clause (ii) will only be permissible for the first 10 Business Days following such exercise).

Section 1.03 Inconsistent Agreements. Stockholder hereby covenants and agrees that, except for this Agreement, Stockholder (a) shall not enter into at any time while this Agreement remains in effect any voting agreement or voting trust with respect to the Shares and (b) shall not grant at any time while this Agreement remains in effect a proxy, consent or power of attorney with respect to the Shares.

ARTICLE II.

CAPACITY

Section 2.01 Capacity. Stockholder is signing this Agreement solely in his, her or its capacity as a stockholder of the Company and nothing contained herein shall in any way limit or affect any actions taken or not taken by Stockholder or any of his or her Representatives in his or her capacity as a director or officer of the Company, and no action taken or not taken in any such capacity as a director or officer shall be deemed to constitute a breach of this Agreement.

ARTICLE III.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDER

Section 3.01 Representations and Warranties. Stockholder represents and warrants to Parent as follows: (a) Stockholder has full legal right and capacity to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by Stockholder and no other actions or proceedings on the part of Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) assuming due authorization, execution and delivery by Parent, this Agreement constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity), (d) the execution, delivery and performance of this Agreement by Stockholder and the consummation of the transactions contemplated hereby does not and will not contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Stockholder is entitled under any provision of any Contract binding on Stockholder or the Shares, nor require any action by or in respect of, or filing with respect to Stockholder by or with, any Governmental Authority, in each case, except as would not prevent or delay the consummation of the Merger or Stockholder’s ability to perform its obligations hereunder, and (e) Stockholder beneficially owns the Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement or under Applicable Laws) and has sole voting power with respect to the Shares and sole power of disposition with respect to all of the Shares, with no restrictions on Stockholder’s rights of voting or disposition pertaining thereto, and no person other than Stockholder has any right to direct or approve the voting or disposition of any of the Shares in each case, except as would not prevent or delay the consummation of the Merger or Stockholder’s ability to perform its obligations hereunder, except in case of (e) for any spousal rights under applicable law.

Section 3.02 Covenants. Stockholder hereby: (a) irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that Stockholder may have with respect to the Shares; (b) agrees that any Shares acquired by Stockholder in Stockholder’s personal capacity after the date hereof and prior to the Expiration Date shall automatically be subject to the terms of this Agreement as though owned by Stockholder on the date hereof and Stockholder shall promptly notify Parent of any such Shares; (c) agrees to permit the Company to publish and disclose in filings with the Securities and Exchange Commission, this Agreement and Stockholder’s identity and ownership of the Shares and the nature of Stockholder’s commitments under this Agreement; (d) shall and does authorize Parent or its counsel to notify the Company’s transfer agent that there is a stop order transfer with respect to all of the Shares (and that this Agreement places limits of the voting and transfer of such Shares as described herein); provided that Parent shall, or shall cause its counsel to, promptly notify the Company’s transfer agent to lift and vacate the stop transfer order with respect to the Shares promptly (and in no event more than one (1) Business Day) following the Expiration Date; and (e) agrees to execute and deliver such additional instruments and documents and take such further action as may be reasonably necessary to effectuate and comply with his, her or its respective obligations under this Agreement.

ARTICLE IV.

TERMINATION

This Agreement shall terminate and be of no further force or effect on the Expiration Date. Notwithstanding the preceding sentence, this Article IV and Article V shall survive any termination of this Agreement. Nothing in this Article IV shall relieve or otherwise limit any party of liability for willful breach of this Agreement.

ARTICLE V.

MISCELLANEOUS

Section 5.01 Expenses. All costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated.

Section 5.02 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such facsimile transmission or e-mail is requested and received) and shall be given, if to Parent, to:

Illumina, Inc.

5200 Illumina Way

San Diego, CA 92122

Attention:        Charles E. Dadswell, Senior Vice President and General Counsel

E-mail:             legalnotices@illumina.com

               CDadswell@illumina.com

with a copy (which shall not constitute notice) to:

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

Attention:        Scott Smith

                         Jack Bodner

                         Bradley Chernin

Facsimile No.: 212-841-1079

                          646-441-9079

                         415-955-6541

E-mail: ssmith@cov.com

             jbodner@cov.com

             bchernin@cov.com

if to Stockholder, to:

as set forth on the signature page to this Agreement

or to such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 5.03 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Parent and Stockholder, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 5.04 Binding Effect; Benefit; Assignment.

(a) The provisions of this Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party, except that Parent may transfer or assign its rights and obligations hereunder, in whole or from time to time in part, to one or more of its Affiliates (including Merger Subsidiary) at any time.

Section 5.05 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.06 Entire Agreement. This Agreement and the Merger Agreement (including the Company Disclosure Schedule) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

Section 5.07 Jurisdiction. The parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection that such party may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.02 shall be deemed effective service of process on such party.

Section 5.08 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 5.09 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Section 5.10 Interpretation. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any Applicable Law shall be deemed to refer to such Applicable Law as amended from time to time and to any rules, regulations or interpretations promulgated thereunder. References to any agreement or Contract are to that agreement or Contract as amended, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America.

Section 5.11 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

ILLUMINA, INC.

By:
Name:
Title:

STOCKHOLDER

Print Name:

Address:

E-mail:

Facsimile No.

[Signature Page to Voting Agreement]

Annex E

VOTE BY INTERNET – [•] Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE – [•] Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, the day before the special meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [•]. Pacific Biosciences of California, Inc. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1, 2 AND 3. 1. To adopt the Agreement and Plan of Merger, dated as of November 1, 2018, as it may be amended from time to time, by and among Pacific Biosciences of California, Inc., Illumina, Inc., and FC Ops Corp. (the “merger agreement”). 2. To approve any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting. 3. To approve, on a non-binding, advisory basis, the compensation that will or may become payable by Pacific Biosciences to its named executive officers of in connection with the merger. NOTE: Such other business as may properly come before the special meeting or any postponement or adjournment thereof. For Against Abstain This proxy should be marked, dated and signed by the stockholder(s) exactly as his/her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date

E-1

PRELIMINARY FORM OF PROXY CARD – SUBJECT TO COMPLETION Pacific Biosciences of California, Inc. PROXY FOR SPECIAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Pacific Biosciences of California, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated [•], and hereby appoints Michael Hunkapiller, Ph.D. and Susan K. Barnes, and each of them, proxy and attorney-in fact, will full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders, to be held on [•], 2018, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, California, at [•], Pacific time, and at any postponement or adjournment thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters that may properly come before the special meeting and adjournment(s) thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. PLEASE SIGN, DATE ON THE REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE, OR FOLLOW THE INSTRUCTIONS ON THE REVERSE SIDE TO VOTE BY INTERNET OR BY TELEPHONE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE

E-2